FREE WRITING PROSPECTUS

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you are encouraged to read the base prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-866-803-9204.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

$922,534,000
Opteum Mortgage Acceptance Corporation
Depositor
Opteum Financial Services, LLC

Sponsor and Servicer

Wells Fargo Bank, N.A.

Master Servicer and Securities Administrator

Asset-Backed Pass-Through Certificates, Series 2006-1

You should consider carefully the risk factors beginning on page S-13 in this free writing prospectus.
The Trust

The trust will consist primarily of a pool of one- to four-family, adjustable-rate and fixed-rate, first lien residential mortgage loans. The trust will be represented by twenty one classes of certificates, seventeen of which are offered under this free writing prospectus. The certificates offered hereby represent interests solely in Opteum Mortgage Acceptance Corporation Trust Series 2006-1 and do not represent interests in or obligations of the sponsor, the depositor, any of their affiliates or of any other entity.

Credit Enhancement

The offered certificates will have credit enhancement in the form of

•	excess interest and overcollateralization; and

•	subordination provided to the Class A Certificates by the Class M Certificates, and provided to the Class M Certificates by each class of Class M Certificates with a lower payment priority.

In addition, an interest rate swap agreement and a yield maintenance agreement will be available to cover certain interest shortfalls, basis risk shortfalls, realized losses and amounts necessary to maintain the required level of overcollateralization.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this free writing prospectus. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Bear, Stearns & Co. Inc.

UBS Investment Bank

Underwriters

The date of this free writing prospectus is March 17, 2006
For use with the base prospectus dated August 23, 2005

Important notice about information presented in this free writing prospectus and the accompanying base prospectus

You should rely on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	the accompanying base prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this free writing prospectus, which describes the specific terms of this series of certificates.

The description of your certificates in this free writing prospectus is intended to enhance the related description in the prospectus and you are encouraged to rely on the information in this free writing prospectus as providing additional detail not available in the base prospectus.

The depositor’s principal offices are located at W. 115 Century Road, Paramus, New Jersey 07652 and its phone number is (201) 225-2000.

Table of Contents

Free Writing Prospectus

SUMMARY OF FREE WRITING PROSPECTUS
RISK FACTORS
THE MORTGAGE POOL
DESCRIPTION OF THE CERTIFICATES
YIELD ON THE CERTIFICATES
THE ISSUING ENTITY
THE SPONSOR AND THE SERVICER
THE DEPOSITOR
STATIC POOL INFORMATION
THE SUBSERVICER
THE SECURITIES ADMINISTRATOR AND MASTER SERVICER
THE TRUSTEE
POOLING AND SERVICING AGREEMENT
FEDERAL INCOME TAX CONSEQUENCES
OTHER TAXES
SECONDARY MARKET
LEGAL OPINIONS
RATINGS
LEGAL PROCEEDINGS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
LEGAL INVESTMENT
AVAILABLE INFORMATION
REPORTS TO CERTIFICATEHOLDERS
ERISA CONSIDERATIONS
GLOSSARY
ANNEX I GLOBAL CLEARANCE, SETTLEMENT
AND TAX DOCUMENTATION PROCEDURES

SUMMARY OF FREE WRITING PROSPECTUS

The following summary is a very broad overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire free writing prospectus and the accompanying prospectus. A glossary is included at the end of this free writing prospectus. Capitalized terms used herein but not defined in the glossary at the end of this free writing prospectus have the meanings assigned to them in the glossary at the end of the prospectus.

Title of Series	Opteum Mortgage Acceptance Corporation, Asset-Backed Pass-Through Certificates, Series 2006-1.

Cut-off Date	March 1, 2006.

Closing Date	March 27, 2006.

Depositor	Opteum Mortgage Acceptance Corporation, a wholly owned subsidiary of Opteum Financial Services, LLC.

Sponsor and Servicer	Opteum Financial Services, LLC.

Issuing Entity	Opteum Mortgage Acceptance Corporation Trust 2006-1

Master Servicer	Wells Fargo Bank, N.A.

Subservicer	Cenlar FSB.

Originator
Opteum Financial Services, LLC is the principal originator. The remainder of the mortgage loans were acquired from various originators, none of which has originated more than 10% of the mortgage loans in the aggregate.

Securities Administrator	Wells Fargo Bank, N.A.

Trustee	HSBC Bank USA, National Association.

LPMI Providers	United Guaranty Corporation & PMI Mortgage Insurance Company.

Distribution Date	Distributions on the offered certificates will be made on the 25th day of each month or, if the 25th day is not a business day, on the next business day, beginning in April 2006.

Final Distribution Date	March 25, 2036 for each of the offered certificates. The actual final distribution date may be substantially earlier.

Offered Certificates	The classes of offered certificates and their pass-through rates and certificate principal balances are set forth in the table below.

Minimum Denominations	$100,000 and integral multiples of $1 in excess thereof.

Offered Certificates
Class	Pass-Through Rate	Initial Certificate Principal Balance	Initial Rating (S&P/Moody’s)	Designation
Class A Certificates:
I-APT	Adjustable Rate	$75,000,000	AAA/Aaa	Senior/Adjustable Rate
I-A1A	Adjustable Rate	$265,819,000	AAA/Aaa	Senior/Adjustable Rate
I-A1B	Adjustable Rate	$219,307,000	AAA/Aaa	Senior/Adjustable Rate
I-A1C1	Adjustable Rate	$145,617,000	AAA/Aaa	Senior/Adjustable Rate
I-A1C2	Adjustable Rate	$16,180,000	AAA/Aaa	Senior Support/Adjustable Rate
II-APT	5.75%	$20,000,000	AAA/Aaa	Senior/Fixed Rate
II-A1	5.75%	$101,593,000	AAA/Aaa	Senior/Fixed Rate
II-A2	5.75%	$11,288,000	AAA/Aaa	Senior Support/Fixed Rate
Class M Certificates:
M-1	Adjustable Rate	$14,013,000	AA+/Aa1	Mezzanine/Adjustable Rate
M-2	Adjustable Rate	$13,079,000	AA/Aa2	Mezzanine/Adjustable Rate
M-3	Adjustable Rate	$7,474,000	AA-/Aa3	Mezzanine/Adjustable Rate
M-4	Adjustable Rate	$7,007,000	A+/A1	Mezzanine/Adjustable Rate
M-5	Adjustable Rate	$6,539,000	A/A2	Mezzanine/Adjustable Rate
M-6	Adjustable Rate	$5,605,000	A-/A3	Mezzanine/Adjustable Rate
M-7	Adjustable Rate	$4,671,000	BBB+/Baa1	Mezzanine/Adjustable Rate
M-8	Adjustable Rate	$4,671,000	BBB/Baa2	Mezzanine/Adjustable Rate
M-9	Adjustable Rate	$4,671,000	BBB-/Baa3	Mezzanine/Adjustable Rate
Total offered certificates:		$922,534,000

Other Information:

The pass-through rate on the Class II-APT, Class II-A1 and Class II-A2 Certificates will be equal to the lesser of (a) 5.75% per annum and (b) the related Net WAC Rate.

The pass-through rates on the Class A Certificates (other than the Class II-A Certificates) and the Class M Certificates will be equal to the lesser of:

•	One-month LIBOR plus the related certificate margin, and

•	the related net WAC rate, adjusted to an actual over 360-day rate.

•	In addition, the Class I-A Certificates will have a lifetime cap of 12.00% per annum.

Certificate Margin
Class	(1)	(2)
I-APT	[_._]%	[_._]%
I-A1A	[_._]%	[_._]%
I-A1B	[_._]%	[_._]%
I-A1C1	[_._]%	[_._]%
I-A1C2	[_._]%	[_._]%
M-1	[_._]%	[_._]%
M-2	[_._]%	[_._]%
M-3	[_._]%	[_._]%
M-4	[_._]%	[_._]%
M-5	[_._]%	[_._]%
M-6	[_._]%	[_._]%
M-7	[_._]%	[_._]%
M-8	[_._]%	[_._]%
M-9	[_._]%	[_._]%
M-10	[_._]%	[_._]%
______________
(1)	Initially.
(2)	On and after the step-up date as described in this free writing prospectus.

The Trust

The depositor will establish a trust with respect to the Series 2006-1 Certificates, pursuant to a pooling and servicing agreement dated as of the cut-off date among the depositor, the master servicer, the securities administrator and the trustee. The trust will consist primarily of the mortgage loans. There are twenty one classes of certificates representing the trust, seventeen of which are offered by this free writing prospectus.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and principal on the offered certificates will be made only from payments received from the trust as described below.

The Class M-10, Class C, Class P and Class R Certificates are the classes of certificates that are not offered by this free writing prospectus. The Class M-10 Certificates will have an initial Certificate Principal Balance of $4,671,000 and will be entitled to interest and principal distributions as described in this free writing prospectus.

In addition, the securities administrator will establish the supplemental interest trust that will hold an interest rate swap agreement and a yield maintenance agreement for the benefit of the certificateholders.

See “Description of the Certificates” in this free writing prospectus.

The Originator

Approximately 54.21% of the mortgage loans in the aggregate, were originated by the Sponsor. The remainder of the mortgage loans were originated by various originators, none of which have originated 10% or more (measured by aggregate principal balance) of the mortgage loans in the aggregate.

The Mortgage Loans

The trust will initially contain approximately 3,057 conventional, fully-amortizing, interest-only or balloon, one- to four-family, adjustable-rate and fixed-rate mortgage loans secured by first liens on residential mortgage properties. The mortgage loans have an aggregate principal balance of approximately $934,211,491 as of the cut-off date.

The mortgage loans will be divided into two loan groups, loan group I and loan group II.

Approximately 45.01% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, have fixed interest rates and 54.99% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, have adjustable interest rates, in some cases after an initial fixed interest rate period.

The mortgage loans in loan group I and loan group II will be the mortgage loans deposited into the trust on the closing date.

The mortgage loans have original terms to maturity of not greater than 30 years and the following approximate characteristics as of the cut-off date:

Total Mortgage Pool

Range of mortgage rates :	4.625% to 9.750%
Weighted average mortgage rate:	6.430%
Weighted average remaining term to stated maturity :	355 months
Range of current principal balances :	$49,850.16 to $2,100,000.00
Average current principal balance:	$305,597.48
Range of loan-to-value ratios:	10.81% to 100.00%
Weighted average loan-to-value ratio:	72.52%

Loan Group I

Range of mortgage rates :	4.625% to 9.750%
Weighted average mortgage rate:	6.486%
Weighted average remaining term to stated maturity :	355 months
Range of current principal balances :	$49,850.16 to $2,100,000.00
Average current principal balance:	$300,222.50
Range of loan-to-value ratios:	10.81% to 100.00%
Weighted average loan-to-value ratio:	73.85%

Loan Group II

Range of mortgage rates :	5.000% to 8.750%
Weighted average mortgage rate:	6.125%
Weighted average remaining term to stated maturity :	354 months
Range of current principal balances :	$52,377.85 to $1,247,383.59
Average current principal balance:	$338,523.90
Range of loan-to-value ratios:	11.33% to 100.00%
Weighted average loan-to-value ratio:	65.32%

The interest rate on most adjustable rate mortgage loans will adjust on each adjustment date to equal the sum of six-month LIBOR and the related note margin on the mortgage, subject, in most cases, to a maximum and minimum interest rate, as described in this free writing prospectus.

Approximately 0.02%, 0.93% and 72.30% of the group I loans, by outstanding principal balance as of the cut-off date, are interest only for the first two, five and ten years after origination, respectively. Approximately 44.39% of the group II loans, by outstanding principal balance as of the cut-off date, are interest only for the first ten years after origination. As a result, no principal payments will be received with respect to these mortgage loans during this period except in the case of a principal prepayment.

Substantially all of the mortgage loans were underwritten in accordance with non-conforming underwriting standards as described in this free writing prospectus or other similar programs. The mortgage loans may be characterized as “alt-A” or “A-” mortgage loans.

For additional information regarding the mortgage loans, see “The Mortgage Pool” in this free writing prospectus.

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of the mortgage loans. If the trustee has actual knowledge that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect. If the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date); provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

Advances

The servicer or the subservicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as servicer, in general, to the extent that the servicer or the subservicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the servicer fails to make any required advances, the master servicer may be obligated to do so, as described in this free writing prospectus. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

The Class A Certificates and Class M Certificates

On each distribution date, the securities administrator will make distributions to investors. The Class I-A Certificates will relate to and are expected to receive payments primarily from loan group I. The Class II-A Certificates will relate to and are expected to receive payments primarily from loan group II. The Class M Certificates will relate to and are expected to receive payments from both loan groups.

Priority of Distributions

In general, on any distribution date, funds available in respect of the mortgage loans for distribution from payments and other amounts received on the mortgage loans will be distributed in the following order of priority:

Interest Distributions

first, to pay current interest and any interest carry forward amount to the Class A Certificates on a pro rata basis within each loan group; and

second, to pay current interest on Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order of priority.

Principal Distributions

to pay principal on the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in the order of priority and in the amounts described in this free writing prospectus.

Net Monthly Excess Cashflow Distributions

To build and maintain overcollateralization on the Class A Certificates and Class M Certificates, pay interest carry forward amounts on the Class M Certificates, reimburse realized losses allocated to the Class A Certificates and the Class M Certificates, and to cover basis risk shortfalls on the Class A Certificates and Class M Certificates as described in this free writing prospectus.

See “Description of the Certificates” in this free writing prospectus for additional information.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered certificates consists of excess spread, overcollateralization and the subordination provided to the more senior classes of certificates by the more subordinate classes of certificates as described under “Description of the Certificates—Credit Enhancement” in this free writing prospectus.

Interest Rate Swap Agreement

HSBC Bank USA, National Association, as trustee on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with Wachovia Bank, National Association, the swap provider. On each distribution date, the supplemental interest trust will be obligated to make fixed payments, and the swap provider will be obligated to make floating payments, in each case as set forth in the interest rate swap agreement and as described in this free writing prospectus. To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to certificateholders will be applied to make a net payment to the supplemental interest trust for payment to the swap provider. To the extent that the floating payment exceeds the fixed payment on any distribution date, the swap provider will make a net swap payment to the supplemental interest trust, from which payments will be made to certificateholders, to the extent needed to cover certain interest shortfalls, basis risk shortfalls and realized losses and to restore overcollateralization as described in this free writing prospectus, in each case to the extent the net monthly excess cashflow is insufficient.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the supplemental interest trust is required to make a swap termination payment to the swap provider, the trust will be required to make a payment to the supplemental interest trust in the same amount, which amount will be paid by the trust on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to certificateholders, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, for which payments by the trust to the supplemental interest trust will be subordinated to all distributions to the holders of the offered certificates.

Except as described in the preceding sentence, amounts payable by the trust to the supplemental interest trust will be deducted from available funds before distributions to certificateholders.

See “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus.

Yield Maintenance Agreement. HSBC Bank USA, National Association, as trustee on behalf of the supplemental interest trust, will enter into a yield maintenance agreement with Wachovia Bank, National Association, the yield maintenance agreement provider. In general, the yield maintenance agreement provider will be obligated to make payments to the supplemental interest trust when One-Month LIBOR exceeds a certain level. Such payments will be used to pay any basis risk shortfalls to the extent not covered by excess spread with respect to such mortgage loans as described in this free writing prospectus. There can be no assurance as to the extent of benefits, if any, that may be realized by the certificateholders as a result of the yield maintenance agreement. We refer you to“Yield Maintenance Agreement” in this free writing prospectus.

Optional Termination

At its option, on or after the first distribution date on which the aggregate unpaid principal balance of the mortgage loans and properties acquired in respect thereof remaining in the trust has been reduced to less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates. In addition, on or after the first distribution date on which the aggregate unpaid principal balance of the mortgage loans and properties acquired in respect thereof remaining in the trust has been reduced to less than or equal to 5% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the master servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates.

In addition, if the servicer does not exercise its option to purchase the certificates, the certificate margin on the offered certificates, other than the Class II-A Certificates, will increase as provided in this free writing prospectus.

See “Pooling and Servicing Agreement— Termination” and “Glossary—Certificate Margin” in this free writing prospectus.

Servicing Fee

With respect to each mortgage loan, the amount of the servicing fee that shall be paid to the servicer is, for each monthly period, equal to one-twelfth of the product of (a) 0.250% and (b) the outstanding principal balance of the mortgage loan, provided that, on and after the first interest rate adjustment date, for any such adjustable rate mortgage loan, the servicing fee for each monthly period shall be equal to one-twelfth of the product of (x) 0.375% and (y) the outstanding principal balance of the mortgage loan. Such fee shall be payable monthly, computed on the basis of the principal amount and period for which any related interest payment on a mortgage loan is computed. The obligation to pay the servicing fee is limited to, and the servicing fee is payable from, the interest portion of such monthly payments collected.

Master Servicing Fee

The master servicer will be entitled to any interest or other income earned on funds held in the certificate account and, with respect to each mortgage loan, the amount of the master servicing fee shall be, for each monthly period, equal to one-twelfth of the product of (a) 0.0075% and (b) the outstanding principal balance of the mortgage loan. Such fee shall be payable monthly, computed on the basis of the principal amount and period for which any related interest payment on a mortgage loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from, the interest portion of such monthly payments collected. The master servicer will pay the trustee fee from its fee.

Federal Income Tax Consequences

Elections will be made to treat the trust (excluding the reserve fund, the supplemental interest trust, the yield maintenance agreement and the interest rate swap agreement) as comprising multiple real estate mortgage investment conduits for federal income tax purposes.

See “Federal Income Tax Consequences” in this free writing prospectus.

Ratings

When issued, the offered certificates will receive ratings not lower than those set forth on page S-4 of this free writing prospectus. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. However, the ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See “Ratings” in this free writing prospectus.

Legal Investment

The Class A, Class M-1, Class M-2 and Class M-3 Certificates will constitute “mortgage related securities” for purposes of SMMEA.

The Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in this free writing prospectus and in the prospectus.

ERISA Considerations

It is expected that the offered certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Code (each, a “Plan”), subject to certain conditions. Prior to the termination of the Supplemental Interest Trust, the purchase and holding of offered certificates by or with assets of a Plan must meet the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Code of a Plan’s acquisition and ownership of such certificates.

See “ERISA Considerations” in this free writing prospectus.

TRANSACTION STRUCTURE

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RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

The Offered Certificates May Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount From Their Fair Market Value

There can be no assurance that a secondary market for the offered certificates will develop or, if one does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. There are only a limited number of securitizations which include mortgage loans originated or purchased by the sponsor. As a result, the secondary market for the offered certificates may be very limited. In addition, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The underwriters are not obligated to make a market in the offered certificates. The offered certificates will not be listed on any securities exchange.

Substantially All of the Mortgage Loans Were Underwritten Pursuant to Non-Conforming Underwriting Standards, Which May Result in Losses or Shortfalls to Be Incurred on the Offered Certificates

Substantially all of the mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. The mortgage loans may be characterized as “alt-A” or “A-” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of charge-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no income and asset information with respect to the borrower in connection with the underwriting of the related mortgage loan. Accordingly, these mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. In addition, the originator’s underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the originator’s first lien mortgage loan, or at any time thereafter, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator’s loan- to-value ratio determination. Any resulting losses, to the extent not covered by credit enhancement, will affect the yield to maturity of the offered certificates. The mortgage loans may be characterized as “alt-A” or “A-” mortgage loans. See “—Details of Specific Programs of the Originator” in this free writing prospectus.

As of the cut-off date, approximately 5.31% and 0.45% of the group I loans and the group II loans, respectively, have loan-to-value ratios at origination in excess of 80% but are not covered by any primary insurance policy, including the lender-paid primary insurance policy described in this free writing prospectus. This insurance policy is subject to limitations in the related policy with respect to claims. See “Description of Primary Mortgage Insurance; Hazard Insurance; Claims Thereunder—Primary Mortgage Insurance Policies” in the prospectus. Any resulting losses, to the extent not covered by credit enhancement, will affect the yields to maturity of the offered certificates.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses with Respect to These Mortgage Loans

As of the cut-off date, approximately 0.02%, 0.93% and 72.30% of the group I loans are interest only for the first two, five and ten years after origination, respectively. As of the cut-off date, approximately 44.39% of the group II loans are interest only for the first ten years after origination, respectively. During this period, the payment made by the related borrower may be less than it would be if the mortgage loan amortized. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a principal prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the initial years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered certificates and the Class M-10 Certificates.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency, losses and prepayment of these mortgage loans.

Some of the first lien interest only mortgage loans may have second lien interest only mortgage loans from mortgage lenders other than the sponsor which were originated at the same time. The interest only period on the second lien mortgage loan may be shorter than the interest only period on the first lien mortgage loan, which may result in an increase in the borrower's aggregate monthly payments prior to the end of the interest only period on the first lien. As a result, delinquencies on these mortgage loans may increase. See the Risk Factor “Some of the Mortgage Loans Were Originated Simultaneously with Second Liens” below.

The Credit Enhancement Is Limited, and the Potential Inadequacy of the Credit Enhancement May Allow Losses or Shortfalls to be Incurred on the Offered Certificates

The credit enhancement features described in the summary of this free writing prospectus are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Class M Certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. On the Closing Date, the overcollateralization target described in this free writing prospectus is expected to have been met.

If delinquencies or defaults occur on the mortgage loans, none of the master servicer, the servicer, the subservicer or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in its good faith judgment, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. None of the depositor, the master servicer, the securities administrator, the servicer, the sponsor, the trustee or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain the ratings of the offered certificates. See “Description of Credit Enhancement” in the prospectus.

Interest Generated by the Mortgage Loans and the Interest Rate Swap Agreement May Be Insufficient to Maintain Overcollateralization

The amount of interest generated by the mortgage loans (net of fees and expenses) and the interest rate swap agreement may be higher than the amount of interest required to be paid to the offered certificates. Any remaining interest will then be used first to absorb losses that occur on the mortgage loans, and then to create and maintain overcollateralization. In addition, amounts payable to the supplemental interest trust by the swap provider under the interest rate swap agreement may be used to cover certain interest shortfalls, basis risk shortfalls and realized losses and to restore overcollateralization as described in this free writing prospectus. We cannot assure you, however, that enough excess interest or amounts available to the supplemental interest trust from the interest rate swap agreement will be available to cover losses or to create and maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•
Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a mortgage loan is liquidated, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required distributions on the offered certificates.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

The Difference Between the Pass-Through Rates on Some of the Offered Certificates and the Mortgage Loans May Result in Basis Risk Shortfall with Respect to Such Offered Certificates

The pass-through rates with respect to the offered certificates (other than the Class II-A Certificates) adjust each month and are based upon the value of an index of One-Month LIBOR, plus the related certificate margin, limited by the related Net WAC Rate and, in the case of the Class I-A Certificates, a hard cap of 12% per annum. However, the mortgage rates of some of the mortgage loans are fixed rates or are based upon different indexes, Six-Month LIBOR, One-Year LIBOR or One-Year CMT, plus the related gross margin, and adjust annually or semi-annually, commencing, in certain cases, after an initial fixed-rate period. One-Month LIBOR and Six-Month LIBOR, One-Year LIBOR or One-Year CMT may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the adjustable rate mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Also, because the mortgage rates on the adjustable rate mortgage loans adjust semi-annually or annually, and, in many cases, after an initial fixed-rate period, there will be a delay between the change in Six-Month LIBOR and the change in the mortgage rate on the mortgage loan. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR is stable or falling or that, even if both One-Month LIBOR and Six-Month LIBOR rise during the same period, One-Month LIBOR may rise much more rapidly than Six-Month LIBOR. To the extent that any pass-through rate is limited to the related Net WAC Rate, basis risk shortfalls will occur. See “Description of the Certificates—Allocation of Available Funds” in this free writing prospectus.

Some or all of this shortfall in respect of the offered certificates will be funded to the extent of net swap payments and yield maintenance agreement payments, if any, received by the supplemental interest trust from the swap provider under the interest rate swap agreement and from the yield maintenance agreement provider under the yield maintenance agreement. However, if net swap payments under the interest rate swap agreement received by the supplemental interest trust from the swap provider and yield maintenance agreement payments under the yield maintenance agreement from the yield maintenance agreement provider do not provide sufficient funds to cover such shortfalls, such shortfalls may remain unpaid on the final distribution date, including the optional termination date. In addition, although the offered certificates are entitled to certain payments during periods of increased One-Month LIBOR, the swap provider or the yield maintenance agreement provider will only be obligated to make payments under the interest rate swap agreement or the yield maintenance agreement, respectively, under certain circumstances. See “Description of the Certificates—The Interest Rate Swap Agreement” and “Description of the Certificates—The Yield Maintenance Agreement” in this free writing prospectus.

To the extent that net monthly excess cashflow is insufficient to cover basis risk shortfalls on the offered certificates, net swap payments payable by the swap provider under the interest rate swap agreement and yield maintenance agreement payments under the yield maintenance agreement from the yield maintenance agreement provider may be used, subject to the priorities described in this free writing prospectus. There can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the pass-through rate on a class of offered certificates is limited to the related net WAC rate, there will be little or no net monthly excess cashflow.

The Interest Rate Cap May Reduce the Yields on the Class I-A Certificates.

The pass-through rates on the Class I-A Certificates are subject to an interest rate cap generally equal to the lesser of (i) the weighted average of the net mortgage rates on the mortgage loans in loan group I adjusted for payments to the interest rate swap provider and (ii) 12.00% per annum, in each case, adjusted for the actual number of days elapsed in the related accrual period.

If the pass-through rates on the Class I-A Certificates are limited to the related interest rate cap for any distribution date and the amount of such limitation exceeds the amount payable under the interest swap agreement and the yield maintenance agreement, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds for the related loan group remaining after certain other distributions on the related offered certificates and the payment of certain fees and expenses of the trust.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Properties and, in Some Instances, Limit the Amount That May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans that Might Cause Losses or Shortfalls to be Incurred on the Offered Certificates

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the prospectus.

The Value of the Mortgage Loans May Be Affected by, among Other Things, a Decline in Real Estate Values and Changes in the Borrowers’ Financial Condition, Which May Cause Losses or Shortfalls to be Incurred on the Offered Certificates

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. A decline in property values is more likely to result in losses on mortgage loans with high loan-to-value ratios. Such losses will be allocated to the offered certificates to the extent not covered by credit enhancement.

The Mortgage Loans Are Concentrated in Certain States, Which May Result in Losses with Respect to these Mortgage Loans

Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, wildfires, eruptions or riots, or by disruptions such as ongoing power outages. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. As of the cut-off date, approximately 60.79%, 12.10%, 7.45% and 4.05% of the group I loans are secured by property in the states of California, Georgia, New Jersey and New York, respectively. As of the cut-off date, approximately 69.76%, 2.27%, 2.57% and 2.21% of the group II loans are secured by property in the states of California, Georgia, New Jersey and Florida, respectively. The concentration of the mortgage loans in the aforementioned states may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yields to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

Some of the Mortgage Loans Were Originated Simultaneously with Second Liens

With respect to approximately 48.24% and 26.47% of the group I loans and the group II loans, respectively, as of the cut-off date, at the time of origination of the first lien mortgage loan, the related originator also originated a second lien mortgage loan which will not be included in the trust. The weighted average loan-to-value ratio at origination of the first lien on such mortgage loans is approximately 73.85% and 65.32% for the group I loans and the group II loans, respectively, and the weighted average combined loan-to-value ratio at origination of such mortgage loans (including the second lien) is approximately 82.46% and 69.64% for the group I loans and the group II loans, respectively. The maximum combined loan-to-value for any first lien mortgage loan at origination is 100.00%. With respect to these mortgage loans, the rate of delinquencies may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

The Rate and Timing of Prepayments Will Affect Your Yield

Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in accelerated principal payments on the certificates.

•	If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on mortgage loans may decrease.

•
As of the cut-off date, approximately 77.07% and 84.14% of the group I loans and the group II loans, respectively, require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

•
The sponsor may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the sponsor may purchase mortgage loans that become 90 days or more delinquent, subject to certain limitations and conditions described in this free writing prospectus and the pooling and servicing agreement. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

•
The overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of offered certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

•
Because principal distributions are paid to certain classes of offered certificates before other such classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

See “Yield on the Certificates” in this free writing prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans and the weighted average lives of the offered certificates.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to these Mortgage Loans

To the extent the master servicer, the servicer or a subservicer for a mortgage loan acquires title to any related mortgaged property contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, will be affected.

Some Additional Risks are Associated with the Class M Certificates

The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of net monthly excess cashflow and overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the class or classes of Class M Certificate then outstanding with the lowest payment priority, until reduced to zero. As a result of such reductions, less interest will accrue on such class or classes of Class M Certificates than would otherwise be the case. Once a Realized Loss is allocated to a Class M Certificate, no amounts will be distributable with respect to such written down amount; provided, however, the amount of any Realized Losses allocated to the Class M Certificates may be paid to the holders of the Class M Certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions,” “—Yield Maintenance Agreement” and “—Interest Rate Swap Agreement” in this free writing prospectus.

In addition, the yield on the Class M Certificates will be sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, payments pursuant to the interest rate swap agreement, overcollateralization, or a class of Class M Certificates with a lower payment priority. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the Class M Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Also, investors in the Class M Certificates should be aware that on and after the stepdown date, the most subordinate class of Class M Certificates then outstanding may receive more than such class’ pro rata share of principal for that distribution date. As a result, the certificate principal balance of the most subordinate class or classes of Class M Certificates may be reduced to zero prior to the more senior class or classes of Class M Certificates.

Unless the aggregate certificate principal balance of the Class A Certificates is reduced to zero, it is not expected that the Class M Certificates will receive any distributions of principal payments until the later of the distribution date in April 2009 and the first distribution date on which the sum of the aggregate certificate principal balance of the Class M Certificates and the overcollateralization amount prior to distributions of principal for such distribution date, as a percentage of the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that distribution date, is twice such percentage as determined as of the cut-off date, and provided further that certain loss and delinquency tests are satisfied. As a result, the weighted average lives of the Class M Certificates may be longer than would otherwise be the case.

Prepayment Interest Shortfalls and Relief Act Shortfalls Will Affect Your Yield

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the servicer or any subservicer to collect full amounts of interest on the mortgage loan. This may result in a shortfall in interest collections available for distribution to certificateholders on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the servicer’s aggregate servicing fee for the related calendar month. None of the shortfalls in interest collections arising from the application of the Relief Act will be covered by the servicer.

On any distribution date, any shortfalls resulting from the application of the Relief Act and, to the extent not covered by compensating interest paid by the servicer or by payments pursuant to the interest rate swap agreement or the yield maintenance agreement, any prepayment interest shortfalls will be allocated, first, in reduction of amounts otherwise distributable to the holders of the Class C Certificates, and thereafter, to the accrued certificate interest with respect to the Class A Certificates and Class M Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. If these shortfalls are allocated to the Class A Certificates and Class M Certificates, the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the sponsor. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans also are subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement.

The sponsor will represent that as of the closing date, with respect to each mortgage loan, all requirements of any federal, state or local law (including usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure or recording and predatory and abusive lending laws) applicable to the origination and servicing of such mortgage loan have been complied with in all material respects. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

The Ratings on the Offered Certificates Are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and Are Subject to Withdrawal at Any Time, Which May Result in Losses on the Offered Certificates

It is a condition to the issuance of the offered certificates that each class of offered certificates be rated no lower than the ratings described on page S-4 of this free writing prospectus. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the offered certificates may be adversely affected. See “Ratings” in this free writing prospectus and in the prospectus.

A Transfer of Servicing May Result in Increased Losses and Delinquencies on the Mortgage Loans

The primary servicing of the majority of mortgage loans was recently transferred to Cenlar FSB, referred to herein as Cenlar, as described herein under “Pooling and Servicing Agreement—The Subservicer.” Investors should note, however, that when the servicing of mortgage loans is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on the mortgage loans.

Bankruptcy Proceedings Could Delay or Reduce Distributions on the Offered Certificates

The transfer of the mortgage loans from the sponsor to the depositor is intended by the parties to be, and has been documented as, a sale and will be treated as a sale for accounting purposes. If the sponsor were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans as a loan secured by the mortgage loans or consolidate the mortgage loans with the assets of the sponsor. Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make payments on the offered certificates.

The Recording of Mortgages in the Name of MERS May Affect the Yield on the Certificates

The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the sponsor and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS® System. However, if MERS discontinues the MERS® System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the Certificates.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

For additional information regarding MERS and the MERS® System, see “The Mortgage Pool—Mortgage Loan Characteristics” and “Yield on the Certificates” in this free writing prospectus.

The Interest Rate Swap Agreement and the Swap Provider

Any net swap payments payable to the supplemental interest trust by the swap provider under the interest rate swap agreement will be available as described in this free writing prospectus to cover certain interest shortfalls, basis risk shortfalls and realized losses and to restore overcollateralization as described in this free writing prospectus. Under some circumstances, the trust may be required to make payments to the swap provider. However, no net swap payments will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur except in periods when One-Month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 5.071% per annum. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover certain interest shortfalls, basis risk shortfalls and realized losses and to restore overcollateralization. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the interest distributed to the certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of the interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this free writing prospectus) will reduce amounts available for distribution to certificateholders.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party, regardless of which party caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the supplemental interest trust is required under the interest rate swap agreement to make a swap termination payment to the swap provider, the trust will be required to make a payment to the supplemental interest trust in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, which swap termination payments will be subordinated to distributions to the holders of the offered certificates). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Class M Certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment before such effects are borne by the Class A Certificates and one or more classes of Class M Certificates may suffer a loss as a result of such payment.

Net swap payments payable to the supplemental interest trust by the swap provider under the interest rate swap agreement will be used to cover certain interest shortfalls, basis risk shortfalls and realized losses and to restore overcollateralization as described in this free writing prospectus. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of net monthly excess cashflow may be reduced. To the extent that distributions on the offered certificates depend in part on payments to be received by the trust from amounts paid to the supplemental interest trust under the interest rate swap agreement, the ability of the securities administrator to make such distributions on such certificates will be subject to the credit risk of the swap provider under the interest rate swap agreement.

THE MORTGAGE POOL

General

The mortgage pool will consist of one- to four-family, adjustable rate and fixed-rate, fully-amortizing, balloon or interest-only residential mortgage loans secured by first liens on mortgaged properties. The mortgage loans will have original terms to maturity of not greater than 30 years.

The depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The characteristics of the mortgage loans as described in this free writing prospectus may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this free writing prospectus by up to plus or minus 10% as to any of the material characteristics described herein. If, as of the closing date, any material pool characteristics differs by 10% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to this free writing prospectus, the prospectus supplement or any supplement thereto, or in a current report on Form 8-K. References to percentages of the mortgage loans are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

The mortgage pool will be divided into two groups of mortgage loans, Loan Group I and Loan Group II. The mortgage loans in the two loan groups are referred to as the Group I Loans and the Group II Loans. The Group I Loans will consist of fixed-rate and adjustable-rate first lien mortgage loans. The Group II Loans will consist of fixed-rate first lien mortgage loans.

The Sponsor will convey the mortgage loans to the Depositor on the Closing Date pursuant to the Mortgage Loan Purchase Agreement and the Depositor will convey the mortgage loans to the trust on the Closing Date pursuant to the Agreement. The Sponsor will make certain representations and warranties with respect to the mortgage loans in the Mortgage Loan Purchase Agreement. These representations and warranties will be assigned by the Depositor to the Trustee for the benefit of the certificateholders. As more particularly described in the prospectus, the Sponsor will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the mortgage loans, if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of the certificateholders. In the event the Sponsor fails to repurchase a mortgage loan, Opteum Inc. will be required to do so. See “The Mortgage Pools—Representations by Sponsors” in the prospectus.

The mortgage loans will have been originated or acquired by the Originator in accordance with the underwriting criteria described in this free writing prospectus. Approximately 73.14% of the mortgage loans were underwritten pursuant to, or in accordance with, the standards of the Sponsor’s Five Star Series™ Program for first lien mortgage loans. Approximately 8.52% of the mortgage loans were underwritten pursuant to, or in accordance with, the standards of the Sponsor’s Five Star Expanded™ Program or other similar program for first lien mortgage loans. Approximately 7.37% of the mortgage loans were underwritten to the sponsor's guidelines for jumbo-A “prime” mortgage loans. Approximately 10.97% of the mortgage loans were acquired in bulk purchases from conduit sellers with similar non-conforming underwriting standards and guidelines. See “—The Originator” below.

All of the Group I Loans and the Group II Loans will be subserviced by Cenlar, as described in this free writing prospectus under “Pooling and Servicing Agreement—The Subservicer.”

All of the mortgage loans have scheduled monthly payments due on the Due Date. Each fixed rate mortgage loan and each adjustable rate mortgage loan originated pursuant to the Sponsor’s Five Star Series™ Program will contain a customary “due-on-sale” clause. Adjustable rate mortgage loans may or may not be assumable in accordance with the terms of the related mortgage note.

The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the Servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the Sponsor and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the Servicer, registered electronically through the MERS® System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the Servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the mortgage loan. For additional information regarding the recording of mortgages in the name of MERS see “Yield on the Certificates” in this free writing prospectus.

No mortgage loan will be more than 30 days delinquent as of the Cut-off Date. A loan is considered to be delinquent when a payment due on any Due Date remains unpaid as of the close of business on the last business day immediately prior to the next monthly Due Date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

None of the mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994 or classified and/or defined as a “high cost home loan” under any federal, state or local law.

Mortgage Rate Adjustment

The mortgage rate on most of the adjustable rate mortgage loans will adjust semi-annually commencing after an initial fixed rate period after origination of generally six months, one, two, three, five, seven and ten years, in each case on each applicable adjustment date to a rate equal to the sum, generally rounded to the nearest one-eighth of one percentage point (12.5 basis points), of (i) an index of Six-Month LIBOR and (ii) the gross margin. In addition, the mortgage rate on each adjustable rate mortgage loan is subject on its first adjustment date following its origination to an initial rate cap and on each adjustment date thereafter to a periodic rate cap. All of the adjustable rate mortgage loans are also subject to maximum and minimum lifetime mortgage rates. The adjustable rate mortgage loans were generally originated with an initial mortgage rate below the sum of the index at origination and the gross margin. Due to the application of the initial rate caps, periodic rate caps, maximum mortgage rates and minimum mortgage rates, the mortgage rate on any adjustable rate mortgage loan, as adjusted on any related adjustment date, may not equal the sum of the index and the gross margin.

The mortgage rate on most of the adjustable rate mortgage loans adjusts based on an index equal to Six-Month LIBOR. In the event that the index is no longer available, an index that is based on comparable information will be selected by the Servicer, to the extent that it is permissible under the terms of the related mortgage and mortgage note.

None of the adjustable rate Group I Loans will have reached their first adjustment date as of the Closing Date. The initial mortgage rate may be lower than the rate that would have been produced if the applicable gross margin had been added to the index in effect at origination. Adjustable rate mortgage loans that have not reached their first adjustment date are subject to the initial rate cap on their first adjustment date, and periodic rate caps thereafter.

Index on the Mortgage Loans

The index applicable to the determination of the mortgage rate on most of the adjustable rate mortgage loans is Six-Month LIBOR.

The table below sets forth historical average rates of Six-Month LIBOR for the months indicated as made available from Fannie Mae. The rates are determined from information that is available as of 11:00 a.m. (London time) on the second to last business day of each month. Such average rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of Six-Month LIBOR published by Fannie Mae, or published on a different reference date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR (as published by Fannie Mae). No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any adjustable rate mortgage loan.

Six-Month LIBOR

Month	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006
January	5.71%	5.75%	5.04%	6.23%	5.36%	1.99%	1.35%	1.21%	2.96%	4.81
February	5.68	5.78	5.17	6.32	4.96	2.06	1.34	1.17	3.15	4.99
March	5.96	5.80	5.08	6.53	4.71	2.33	1.26	1.16	3.39
April	6.08	5.87	5.08	6.61	4.23	2.10	1.29	1.37	3.41
May	6.01	5.81	5.19	7.06	3.91	2.09	1.22	1.58	3.53
June	5.94	5.87	5.62	7.01	3.83	1.95	1.12	1.94	3.69
July	5.83	5.82	5.65	6.88	3.70	1.86	1.15	1.99	3.92
August	5.86	5.69	5.90	6.83	3.48	1.82	1.21	1.99	4.08
September	5.85	5.36	5.96	6.76	2.53	1.75	1.18	2.17	4.21
October	5.81	5.13	6.13	6.72	2.17	1.62	1.22	2.30	4.45
November	6.04	5.28	6.04	6.68	2.10	1.47	1.25	2.62	4.58
December	6.01	5.17	6.13	6.20	1.98	1.38	1.22	2.78	4.69

Prepayment Charges

Approximately 77.07% and 84.14% of the Group I Loans and the Group II Loans, respectively, provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Generally, these mortgage loans provide for payment of a prepayment charge on partial or full prepayments made within six months to five years or some other period as provided in the related mortgage note from the date of origination of the mortgage loan. However, with respect to 0.376% and of the Group I Loans and none of the Group II Loans, all of which were originated in the State of California, the borrower does not have to pay a prepayment penalty within 90 days of any rate increase. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, five years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. The amount of the prepayment charge will, for the majority of the mortgage loans, be equal to 6 months’ advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan, but it may be a lesser or greater amount as provided in the related mortgage notes. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. The Master Servicer, Servicer or Subservicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if done so in compliance with the prepayment charge waiver standards set forth in the applicable agreement. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Approximately 69.33% and 81.31% of the Group I Loans and the Group II Loans, respectively, have prepayment charges which are “hard” throughout the period for which a prepayment charge applies, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment; provided, however, approximately 1.62% and 0.11% of the Group I Loans and the Group II Loans, respectively, have prepayment charges which are “hard” for an initial period of six or twelve months, and then “soft” for the remainder of the period for which a prepayment charge applies, meaning that the borrower has to cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third-party. Approximately 6.11% and 2.71% of the Group I Loans and the Group II Loans, respectively, have prepayment charges which are “soft” throughout the period(s) for which a prepayment charge applies.

Primary Mortgage Insurance and Lender-Paid Primary Insurance Policy

Each mortgage loan with a loan-to-value ratio at origination in excess of 80.01% will be insured by either a borrower-paid primary insurance policy issued by a private mortgage insurer or a Lender-Paid Primary Insurance Policy, except for approximately 4.56% of the Mortgage Loans which were originated under the Sponsor’s Five Star Expanded program or alternative “A” product guidelines or originated by conduit sellers.

Each borrower-paid primary insurance policy will insure against default under each insured mortgage note as follows: (A) for which the outstanding principal balance at origination of such mortgage loan is greater than or equal to 80.01% and up to and including 85.00% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered by a Primary Insurance Policy in an amount equal to 12.00% of the Allowable Claim, (B) for which the outstanding principal balance at origination of such mortgage loan is greater than or equal to 85.01% and up to and including 90.00% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered by a Primary Insurance Policy in an amount ranging from 17.00% to 30.00% of the Allowable Claim and (C) for which the outstanding principal balance at origination of such mortgage loan exceeded 90.00% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered by a Primary Insurance Policy in an amount ranging from 20.00% to 35.00% of the Allowable Claim.

Each Lender-Paid Primary Insurance Policy will insure against default under each insured mortgage note as follows: (A) for which the outstanding principal balance at origination of such mortgage loan is greater than or equal to 80.01% and up to and including 85.00% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered by a Lender-Paid Primary Insurance Policy in an amount equal to 12.00% of the Allowable Claim, (B) for which the outstanding principal balance at origination of such mortgage loan is greater than or equal to 85.01% and up to and including 90.00% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered by a Lender-Paid Primary Insurance Policy in an amount ranging from 25.00% to 30.00% of the Allowable Claim, (C) for which the outstanding principal balance at origination of such mortgage loan exceeded 90.01% and up to and including 95.00% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered by a Lender-Paid Primary Insurance Policy in an amount ranging from 25.00% to 35.00% of the Allowable Claim and (D) for which the outstanding principal balance at origination of such mortgage loan exceeded 95.01% to of the lesser of the Appraised Value and the sales price, such mortgage loan is covered by a Lender-Paid Primary Insurance Policy in an amount equal to 35.00% of the Allowable Claim.

Approximately 3.71% and 0.98% of the Group I Loans and the Group II Loans, respectively, with loan-to-value ratios at origination in excess of 80.00% are covered by the Lender-Paid Primary Insurance Policy. The Lender-Paid Insured Loans covered by the Lender-Paid Primary Insurance Policy were originated pursuant to the Sponsor’s Five Star Series Program. The initial Lender-Paid Primary Insurance Rates have a non-zero weighted average of 0.788% per annum.

Each mortgage loan is required to be covered by a standard hazard insurance policy.

See “Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder—Hazard Insurance Policies” in the prospectus.

Mortgage Loan Characteristics - The Mortgage Pool

The Mortgage Pool will initially contain approximately 3,057 mortgage loans and have an aggregate principal balance of approximately $934,211,491 as of the Cut-off Date. No mortgage loan had a principal balance at origination of greater than approximately $2,100,000 or less than approximately $50,000. No mortgage loan had a principal balance as of the Cut-off Date of greater than approximately $2,100,000 or less than approximately $49,850.

As of the Cut-off Date, the mortgage loans had mortgage rates ranging from approximately 4.625% per annum to approximately 9.750% per annum. The weighted average remaining term of the mortgage loans will be approximately 355 months as of the Cut-off Date. None of the mortgage loans will have a first Due Date prior to May 2005 or after March 2006, or will have a remaining term of less than 174 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any mortgage loan is February 2036.

Approximately 45.01% of the mortgage loans have fixed interest rates and approximately 54.99% of the mortgage loans have adjustable interest rates, in some cases after an initial fixed interest rate period.

None of the mortgage loans were 30 days or more delinquent as of the Cut-off Date. As used in this free writing prospectus, a loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any Due Date remains unpaid as of the close of business on the next following monthly Due Date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this free writing prospectus as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

Approximately 78.17% of the mortgage loans provide for prepayment charges.

Approximately 1.04% of the mortgage loans are covered by a borrower-paid Primary Insurance Policy issued by a private mortgage insurer.

Approximately 3.29% of the mortgage loans are covered by the Lender-Paid Primary Insurance Policy.

As set forth in the “Credit Scores” tables below related to the mortgage loans, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

Set forth below is a description of certain additional characteristics of the mortgage loans as of the Cut-off Date, except as otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance of the mortgage loans as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

Original Principal Balances of the Mortgage Loans

Original Principal Balances($)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon*	Weighted Average Loan-to-Value Ratio*	Weighted Average Credit Score*	Percentage of Interest Only Mortgage Loans
25,000.01 - 50,000.00	2	$ 9,850.16	0.01%	$ 49,925.08	7.750%	45.94%	731	50.08%
50,000.01 - 75,000.00	56	3,615,191.88	0.39	64,557.00	7.289	67.06	692	27.41
75,000.01 - 100,000.00	112	10,003,668.43	1.07	89,318.47	7.002	68.88	702	48.40
100,000.01 - 125,000.00	183	20,703,738.17	2.22	113,135.18	6.847	72.74	698	57.73
125,000.01 - 150,000.00	207	28,645,380.34	3.07	138,383.48	6.866	71.67	693	56.68
150,000.01 - 175,000.00	213	34,501,795.62	3.69	161,980.26	6.640	74.85	700	64.57
175,000.01 - 200,000.00	209	39,402,727.21	4.22	188,529.80	6.803	73.80	689	68.70
200,000.01 - 225,000.00	222	47,243,431.02	5.06	212,808.25	6.590	73.16	698	67.96
225,000.01 - 250,000.00	188	44,796,613.42	4.80	238,279.86	6.572	74.20	692	68.52
250,000.01 - 275,000.00	191	50,108,899.65	5.36	262,350.26	6.573	73.68	690	64.37
275,000.01 - 300,000.00	211	60,822,320.09	6.51	288,257.44	6.600	75.47	687	71.58
300,000.01 - 325,000.00	155	48,589,501.26	5.20	313,480.65	6.564	75.52	699	72.16
325,000.01 - 359,650.00	130	43,890,520.97	4.70	337,619.39	6.445	73.70	700	74.57
350,000.01 - 375,000.00	146	52,795,562.39	5.65	361,613.44	6.450	74.29	690	73.31
375,000.01 - 400,000.00	118	45,955,707.37	4.92	389,455.15	6.515	76.44	695	72.01
400,000.01 - 417,000.00	57	23,381,223.72	2.50	410,196.91	6.417	76.51	704	66.84
417,000.01 - 500,000.00	285	130,655,748.71	13.99	458,441.22	6.270	72.86	714	68.88
500,000.01 - 1,000,000.00	358	229,245,156.21	24.54	640,349.60	6.182	69.10	716	68.34
Greater than 1,000,000.01	14	19,754,454.11	2.11	1,411,032.44	5.552	61.44	746	93.69
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%
___________________
*Weighted by the current balance

The average principal balance of the mortgage loans at origination was approximately $305,936.

Current Principal Balances of the Mortgage Loans

Current Principal Balances($)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Mortgage Loans
0.01 - 25,000.00	2	$99,850.16	0.01%	$49,925.08	7.750%	45.94%	731	50.08%
50,000.01 - 75,000.00	56	3,615,191.88	0.39	64,557.00	7.289	67.06	692	27.41
75,000.01 - 100,000.00	112	10,003,668.43	1.07	89,318.47	7.002	68.88	702	48.40
100,000.01 - 125,000.00	183	20,703,738.17	2.22	113,135.18	6.847	72.74	698	57.73
125,000.01 - 150,000.00	207	28,645,380.34	3.07	138,383.48	6.866	71.67	693	56.68
150,000.01 - 175,000.00	214	34,676,728.79	3.71	162,040.79	6.640	74.73	700	64.25
175,000.01 - 200,000.00	209	39,427,739.61	4.22	188,649.47	6.803	73.79	689	68.66
200,000.01 - 225,000.00	221	47,043,485.45	5.04	212,866.45	6.590	73.26	698	68.25
225,000.01 - 250,000.00	188	44,796,613.42	4.80	238,279.86	6.572	74.20	692	68.52
250,000.01 - 275,000.00	193	50,657,594.30	5.42	262,474.58	6.581	73.83	690	63.68
275,000.01 - 300,000.00	209	60,273,625.44	6.45	288,390.55	6.593	75.36	687	72.23
300,000.01 - 325,000.00	155	48,589,501.26	5.20	313,480.65	6.564	75.52	699	72.16
325,000.01 - 359,650.00	130	43,890,520.97	4.70	337,619.39	6.445	73.70	700	74.57
350,000.01 - 375,000.00	146	52,795,562.39	5.65	361,613.44	6.450	74.29	690	73.31
375,000.01 - 400,000.00	121	47,152,300.41	5.05	389,688.43	6.507	76.32	695	70.18
400,000.01 - 417,000.00	56	23,017,281.93	2.46	411,022.89	6.409	76.59	706	67.90
417,000.01 - 500,000.00	283	129,823,097.46	13.90	458,738.86	6.272	72.86	714	69.33
500,000.01 - 1,000,000.00	358	229,245,156.21	24.54	640,349.60	6.182	69.10	716	68.34
Greater than 1,000,000.01	14	19,754,454.11	2.11	1,411,032.44	5.552	61.44	746	93.69
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

As of the Cut-off Date, the average current principal balance of the mortgage loans will be approximately $305,597.

Mortgage Rates of the Mortgage Loans

Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Mortgage Loans
4.500 - 4.999	9	$3,453,355.07	0.37%	$383,706.12	4.864%	63.23%	745	88.49%
5.000 - 5.499	229	108,167,463.18	11.58	472,347.00	5.157	61.02	742	40.25
5.500 - 5.999	447	160,660,987.23	17.20	359,420.55	5.727	67.21	723	71.01
6.000 - 6.499	680	209,122,821.97	22.38	307,533.56	6.225	71.55	710	73.47
6.500 - 6.999	896	251,819,887.11	26.96	281,048.98	6.685	75.08	691	75.80
7.000 - 7.499	358	93,465,687.69	10.00	261,077.34	7.174	79.17	680	76.50
7.500 - 7.999	264	66,083,161.85	7.07	250,315.01	7.668	81.25	672	66.82
8.000 - 8.499	98	23,506,945.81	2.52	239,866.79	8.185	83.11	666	58.45
8.500 - 8.999	59	14,874,508.15	1.59	252,110.31	8.673	85.36	675	46.25
9.000 - 9.499	11	2,111,964.53	0.23	191,996.78	9.117	86.46	645	30.28
9.500 - 9.999	6	944,708.14	0.10	157,451.36	9.639	94.65	672	29.87
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

The weighted average mortgage rate of the mortgage loans was approximately 6.430% per annum.

Next Adjustment Date of the Adjustable Mortgage Loans

Next Adjustment Date	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Mortgage Loans
Fixed	1,320	$420,487,321.26	45.01%	$318,551.00	6.123%	66.37%	717	46.07%
April 2006	1	285,600.00	0.03	285,600.00	6.125	80.00	783	100.00
May 2006	4	2,719,378.14	0.29	679,844.54	5.782	56.22	723	94.32
June 2006	8	1,982,297.00	0.21	247,787.13	5.909	72.09	702	100.00
July 2006	1	352,300.00	0.04	352,300.00	5.625	64.64	715	100.00
October 2006	1	228,897.41	0.02	228,897.41	6.250	80.00	668	N/A
June 2007	1	420,000.00	0.04	420,000.00	6.200	80.00	696	100.00
August 2007	7	1,766,084.57	0.19	252,297.80	6.336	83.32	684	65.81
September 2007	10	3,051,728.83	0.33	305,172.88	6.061	78.15	720	78.49
October 2007	32	9,225,923.66	0.99	288,310.11	6.296	78.92	709	72.11
November 2007	103	34,238,068.10	3.66	332,408.43	6.496	79.88	687	89.39
December 2007	162	50,109,785.22	5.36	309,319.66	6.534	78.83	678	81.13
January 2008	123	34,486,364.27	3.69	280,376.95	7.025	79.38	675	60.74
February 2008	54	14,308,683.01	1.53	264,975.61	7.179	82.93	658	72.56
September 2008	1	101,879.68	0.01	101,879.68	5.500	99.22	631	N/A
October 2008	1	164,000.00	0.02	164,000.00	6.750	80.00	765	100.00
November 2008	9	4,263,457.55	0.46	473,717.51	6.345	70.70	689	86.19
December 2008	36	11,134,952.45	1.19	309,304.23	6.351	79.05	678	86.70
January 2009	28	10,835,049.13	1.16	386,966.04	6.393	70.96	711	90.17
February 2009	17	5,368,761.89	0.57	315,809.52	6.372	77.23	697	93.90
April 2010	1	153,490.01	0.02	153,490.01	6.750	77.50	721	N/A
September 2010	14	4,486,033.71	0.48	320,430.98	6.600	79.41	699	98.08
October 2010	32	8,628,448.91	0.92	269,639.03	6.375	75.37	693	95.98
November 2010	151	46,886,041.98	5.02	310,503.59	6.549	76.28	691	92.26
December 2010	318	87,355,053.87	9.35	274,701.43	6.705	78.10	699	92.13
January 2011	380	107,256,283.71	11.48	282,253.38	6.862	76.87	696	91.25
February 2011	188	53,407,846.24	5.72	284,084.29	6.942	78.85	693	89.57
October 2012	1	645,927.68	0.07	645,927.68	5.375	80.00	715	N/A
November 2012	7	3,075,061.28	0.33	439,294.47	6.245	72.34	752	100.00
December 2012	20	6,917,799.17	0.74	345,889.96	6.123	67.40	736	100.00
January 2013	14	4,000,332.00	0.43	285,738.00	6.105	78.28	732	100.00
February 2013	4	2,576,500.00	0.28	644,125.00	6.892	73.98	661	100.00
November 2015	2	810,000.00	0.09	405,000.00	6.270	37.68	675	100.00
December 2015	3	1,393,340.00	0.15	464,446.67	5.622	79.89	716	100.00
January 2016	2	568,800.00	0.06	284,400.00	6.199	68.07	780	100.00
February 2016	1	520,000.00	0.06	520,000.00	5.875	80.00	780	100.00
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

As of the Cut-off Date, the weighted average remaining months to the next adjustment date of the initial adjustable rate mortgage loans will be approximately 46 months.

Gross Margin of the Adjustable Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Mortgage Loans
Fixed	1,320	$420,487,321.26	45.01%	$318,551.00	6.123%	66.37%	717	46.07%
2.000 - 2.499	1,034	294,095,362.73	31.48	284,424.92	6.687	77.00	700	91.61
2.500 - 2.999	237	76,649,785.42	8.20	323,416.82	6.278	76.60	698	92.96
3.000 - 3.499	80	25,782,638.29	2.76	322,282.98	6.356	71.25	693	93.81
3.500 - 3.999	111	42,678,483.32	4.57	384,490.84	6.484	78.33	715	98.86
4.000 - 4.499	8	3,132,997.41	0.34	391,624.68	6.687	78.57	685	92.69
4.500 - 4.999	8	1,614,426.60	0.17	201,803.33	6.842	76.55	697	62.62
5.000 - 5.499	21	7,028,955.01	0.75	334,712.14	6.362	77.27	626	76.37
5.500 - 5.999	91	25,596,697.53	2.74	281,282.39	7.055	81.40	649	46.81
6.000 - 6.499	57	14,759,537.97	1.58	258,939.26	7.517	85.83	637	57.53
6.500 - 6.999	57	15,295,149.82	1.64	268,335.96	7.700	84.65	641	55.01
7.000 - 7.499	20	4,853,409.48	0.52	242,670.47	8.015	83.03	645	49.17
7.500 - 7.999	12	2,128,829.78	0.23	177,402.48	8.520	82.58	671	51.14
8.000 - 8.499	1	107,896.11	0.01	107,896.11	9.625	90.00	659	N/ A
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

As of the Cut-off Date, the weighted average gross margin of the initial adjustable rate mortgage loans will be approximately 3.045% per annum.

Maximum Mortgage Rate of the Adjustable Mortgage Loans

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Mortgage Loans
Fixed	1,320	$420,487,321.26	45.01%	$318,551.00	6.123%	66.37%	717	46.07%
9.500 - 9.999	4	1,759,760.75	0.19	439,940.19	4.844	65.17	751	82.99
10.000 - 10.499	12	3,411,705.23	0.37	284,308.77	5.286	72.13	739	81.07
10.500 - 10.999	120	36,432,823.34	3.90	303,606.86	5.738	71.95	716	96.92
11.000 - 11.499	243	79,009,820.53	8.46	325,143.29	6.045	74.39	715	93.39
11.500 - 11.999	502	145,254,869.70	15.55	289,352.33	6.456	76.88	697	94.05
12.000 - 12.499	333	99,289,804.10	10.63	298,167.58	6.727	77.48	687	91.05
12.500 - 12.999	249	76,935,788.85	8.24	308,979.07	7.106	79.64	683	87.56
13.000 - 13.499	97	27,380,358.79	2.93	282,271.74	7.545	82.06	678	71.57
13.500 - 13.999	100	27,283,601.82	2.92	272,836.02	7.933	83.65	656	49.84
14.000 - 14.499	46	10,629,366.09	1.14	231,073.18	8.281	84.50	641	46.18
14.500 - 14.999	24	5,031,734.29	0.54	209,655.60	8.728	90.24	653	53.23
15.000 - 15.499	5	995,239.87	0.11	199,047.97	9.116	85.73	612	N/A
15.500 - 15.999	2	309,296.11	0.03	154,648.06	9.544	93.26	641	65.12
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the initial adjustable rate mortgage loans will be approximately 12.063% per annum.

Minimum Mortgage Rates of the Adjustable Mortgage Loans

Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Mortgage Loans
Fixed	1,320	$420,487,321.26	45.01%	$318,551.00	6.123%	66.37%	717	46.07%
2.000 - 2.499	1,034	294,095,362.73	31.48	284,424.92	6.687	77.00	700	91.61
2.500 - 2.999	237	76,649,785.42	8.20	323,416.82	6.278	76.60	698	92.96
3.000 - 3.499	80	25,782,638.29	2.76	322,282.98	6.356	71.25	693	93.81
3.500 - 3.999	111	42,678,483.32	4.57	384,490.84	6.484	78.33	715	98.86
4.000 - 4.499	8	3,132,997.41	0.34	391,624.68	6.687	78.57	685	92.69
4.500 - 4.999	4	798,431.81	0.09	199,607.95	7.661	80.00	702	70.52
5.500 - 5.999	8	2,512,913.14	0.27	314,114.14	6.258	74.65	683	68.84
6.000 - 6.499	25	8,374,983.51	0.90	334,999.34	6.281	77.38	639	64.69
6.500 - 6.999	56	16,733,865.25	1.79	298,819.02	6.770	82.04	644	60.90
7.000 - 7.499	45	12,188,587.62	1.30	270,857.50	7.175	82.93	655	64.62
7.500 - 7.999	65	16,396,598.73	1.76	252,255.37	7.718	83.80	637	40.97
8.000 - 8.499	36	8,585,196.29	0.92	238,477.67	8.220	84.62	631	39.17
8.500 - 8.999	21	4,489,789.97	0.48	213,799.52	8.642	89.60	649	59.65
9.000 - 9.499	5	995,239.87	0.11	199,047.97	9.116	85.73	612	N/A
9.500 - 9.999	2	309,296.11	0.03	154,648.06	9.544	93.26	641	65.12
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

As of the Cut-off Date, the weighted average minimum Mortgage Rate of the initial adjustable rate mortgage loans will be approximately 3.213% per annum.

Initial Rate Cap of the Adjustable Mortgage Loans

Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Mortgage Loans
Fixed	1,320	$420,487,321.26	45.01%	$318,551.00	6.123%	66.37%	717	46.07%
0.000 - 0.999	2	434,325.00	0.05	217,162.50	5.934	80.00	683	100.00
1.000 - 1.999	15	5,753,165.30	0.62	383,544.35	5.780	65.42	718	92.96
2.000 - 2.999	29	8,825,354.60	0.94	304,322.57	5.973	74.58	714	90.62
3.000 - 3.999	564	173,988,685.18	18.62	308,490.58	6.650	78.93	682	78.68
5.000 - 5.999	1,064	303,132,335.87	32.45	284,898.81	6.773	77.34	696	91.25
6.000 - 6.999	63	21,590,303.52	2.31	342,703.23	6.208	73.90	719	99.20
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Periodic Rate Cap of the Adjustable Mortgage Loans

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Mortgage Loans
Fixed	1,320	$420,487,321.26	45.01%	$318,551.00	6.123%	66.37%	717	46.07%
0.000 - 0.999	2	434,325.00	0.05	217,162.50	5.934	80.00	683	100.00
1.000 - 1.999	1,734	513,060,947.06	54.92	295,882.90	6.683	77.56	693	87.37
2.000 - 2.999	1	228,897.41	0.02	228,897.41	6.250	80.00	668	N/A
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Loan-to-Value Ratios of the Mortgage Loans

Loan-to-Value Ratios of the Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Mortgage Loans
Less than or equal to 25.00	27	$4,150,505.84	0.44%	$153,722.44	6.094%	19.80%	725	36.97%
25.01 - 30.00	21	4,011,252.07	0.43	191,012.00	5.743	27.44	738	30.14
30.01 - 35.00	32	8,051,124.66	0.86	251,597.65	5.774	33.17	725	45.64
35.01 - 40.00	39	11,794,854.08	1.26	302,432.16	5.804	37.30	725	39.25
40.01 - 45.00	50	15,039,684.46	1.61	300,793.69	5.711	42.39	731	41.22
45.01 - 50.00	100	31,518,157.42	3.37	315,181.57	5.933	48.13	715	38.41
50.01 - 55.00	106	33,690,430.58	3.61	317,834.25	5.926	52.65	717	44.10
55.01 - 60.00	164	63,722,795.41	6.82	388,553.63	5.901	58.17	716	54.54
60.01 - 65.00	246	95,159,498.01	10.19	386,827.23	5.934	63.86	712	56.46
65.01 - 70.00	186	58,347,425.04	6.25	313,695.83	6.246	68.64	704	69.14
70.01 - 75.00	155	52,606,107.87	5.63	339,394.24	6.368	73.73	700	70.32
75.01 - 80.00	1,591	473,163,445.30	50.65	297,400.03	6.590	79.74	701	81.35
80.01 - 85.00	67	18,589,028.54	1.99	277,448.19	7.024	84.41	663	53.32
85.01 - 90.00	141	36,816,002.58	3.94	261,106.40	7.425	89.60	662	56.91
90.01 - 95.00	86	18,510,245.17	1.98	215,235.41	7.766	94.74	692	61.68
95.01 - 100.00	46	9,040,933.70	0.97	196,542.04	7.248	99.98	725	57.04
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%
____________________

The minimum and maximum loan-to-value ratios of the mortgage loans at origination were approximately 10.81% and 100.00%, respectfully, and the weighted average of the loan-to-value ratios of the mortgage loans at origination was approximately 72.52%.

The loan-to-value ratios indicated above do not give effect to any second lien mortgage not included in the trust but originated simultaneously with a first lien mortgage loan included in the trust. See “Risk Factors—Some of the Mortgage Loans Were Originated Simultaneously with Second Liens.” The weighted average of the original loan-to-value ratios of the first lien mortgage loans without a related second mortgage lien mortgage loan and the combined loan-to-value ratios of the related first lien mortgage loans, included in the trust, and the second lien mortgage loans, not included in the trust, in each case as of origination, was approximately 80.47%.

Occupancy Types of the Mortgage Loans

Occupancy (as indicated by borrower)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Mortgage Loans
Investor Occupied	324	$73,914,000.05	7.91%	$228,129.63	6.895%	69.75%	708	67.78%
Owner Occupied	2,619	834,722,628.20	89.35	318,718.07	6.368	72.65	703	68.81
Second Home	114	25,574,862.48	2.74	224,340.90	7.129	76.28	705	70.22
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Documentation Type of the Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Mortgage Loans
Full Documentation Provided	655	$185,620,924.05	19.87%	$283,390.72	6.210%	76.76%	713	65.29%
No Income / No Asset	517	173,329,450.52	18.55	335,260.06	5.954	57.98	718	45.01
No Ratio	232	75,938,727.40	8.13	327,322.10	6.565	73.47	706	80.08
Stated Income / Stated Asset	666	193,618,633.40	20.73	290,718.67	6.818	75.34	680	65.60
Stated Income	987	305,703,755.36	32.72	309,730.25	6.555	76.17	703	83.53
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

See “—Details of Specific Programs of the Originator” below for a detailed description of the Originator’s loan programs and documentation requirements.

Credit Scores of the Mortgage Loans

Credit Score	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Mortgage Loans
526 - 575	1	$183,619.52	0.02%	$183,619.52	7.900%	80.00%	547	N/A
576 - 600	39	9,730,916.12	1.04	249,510.67	7.328	79.87	590	37.57
601 - 625	138	38,705,528.12	4.14	280,474.84	7.076	78.40	616	58.25
626 - 650	405	111,169,677.23	11.90	274,493.03	6.908	74.92	639	70.59
651 - 675	487	139,205,693.45	14.90	285,843.31	6.717	74.45	664	71.04
676 - 700	592	173,325,674.59	18.55	292,779.86	6.480	72.99	688	71.98
701 - 725	433	139,696,079.98	14.95	322,623.74	6.296	71.56	713	72.65
726 - 750	403	126,077,466.80	13.50	312,847.31	6.227	72.36	738	71.19
751 - 775	291	98,751,174.33	10.57	339,351.11	6.063	71.05	763	61.19
776 - 800	230	84,341,224.11	9.03	366,700.97	5.904	66.61	786	63.08
801 - 825	38	13,024,436.48	1.39	342,748.33	5.607	63.51	808	70.70
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Mortgage Loans
2-4 Family	185	$61,545,908.16	6.59%	$332,680.58	6.825%	69.29%	695	56.50%
Condo	277	76,278,177.36	8.16	275,372.48	6.474	73.96	708	77.21
PUD	702	192,099,485.93	20.56	273,645.99	6.408	75.88	710	74.19
Single Family	1,893	604,287,919.28	64.68	319,222.36	6.391	71.60	702	67.22
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Geographic Distribution of Mortgaged Properties of the Mortgage Loans

State	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Mortgage Loans
Alabama	5	$469,953.77	0.05%	$93,990.75	7.295%	77.11%	680	85.48%
Arizona	45	8,419,236.31	0.90	187,094.14	6.624	77.15	682	72.26
California	1,572	580,912,715.74	62.18	369,537.35	6.209	69.75	708	69.69
Colorado	18	3,694,085.39	0.40	205,226.97	6.438	75.37	682	76.68
Connecticut	32	9,541,131.28	1.02	298,160.35	7.248	77.62	670	45.38
Florida	166	39,408,444.82	4.22	237,400.27	6.992	76.79	711	71.51
Georgia	495	98,767,726.01	10.57	199,530.76	6.505	77.76	715	84.64
Hawaii	8	4,068,293.23	0.44	508,536.65	5.979	61.54	692	10.82
Idaho	2	154,000.00	0.02	77,000.00	6.940	73.88	740	100.00
Illinois	8	2,500,410.19	0.27	312,551.27	5.975	67.31	718	38.13
Indiana	13	1,446,423.23	0.15	111,263.33	7.394	84.02	692	22.72
Maine	3	475,693.53	0.05	158,564.51	7.454	87.94	664	75.70
Maryland	21	5,671,189.05	0.61	270,056.62	6.675	75.90	674	67.10
Massachusetts	35	10,460,646.67	1.12	298,875.62	6.919	76.80	685	59.18
Michigan	12	2,147,104.46	0.23	178,925.37	6.756	82.71	675	23.14
Minnesota	4	842,852.27	0.09	210,713.07	7.265	79.81	730	46.21
Mississippi	1	199,529.11	0.02	199,529.11	7.250	80.00	693	N/A
Missouri	16	3,160,785.55	0.34	197,549.10	6.097	67.88	724	31.69
Nebraska	2	158,077.53	0.02	79,038.77	7.206	77.70	690	33.43
Nevada	37	9,725,437.32	1.04	262,849.66	6.771	77.33	693	86.20
New Hampshire	3	782,991.92	0.08	260,997.31	6.614	82.74	695	100.00
New Jersey	204	62,521,045.90	6.69	306,475.72	7.041	76.82	685	61.08
New Mexico	1	128,400.00	0.01	128,400.00	7.250	79.99	652	100.00
New York	123	41,293,622.71	4.42	335,720.51	6.892	74.96	685	46.23
North Carolina	19	3,601,625.45	0.39	189,559.23	7.067	82.83	698	64.79
Ohio	12	1,207,259.10	0.13	100,604.93	6.907	79.63	706	64.26
Oklahoma	1	146,901.69	0.02	146,901.69	8.000	80.00	648	N/A
Oregon	17	4,685,927.83	0.50	275,642.81	6.970	70.01	666	89.98
Pennsylvania	45	7,111,182.94	0.76	158,026.29	7.127	79.94	674	31.33
Rhode Island	7	1,701,168.60	0.18	243,024.09	7.273	84.67	652	26.15
South Carolina	8	1,121,814.44	0.12	140,226.81	7.038	84.62	696	46.51
Tennessee	6	694,221.68	0.07	115,703.61	7.264	77.46	699	16.71
Texas	16	2,446,993.36	0.26	152,937.09	7.116	77.31	687	42.49
Utah	10	1,388,592.45	0.15	138,859.25	6.672	78.35	684	48.75
Vermont	1	382,058.26	0.04	382,058.26	8.750	90.00	645	N/A
Virginia	12	3,761,496.51	0.40	313,458.04	6.762	80.95	664	81.32
Washington	77	19,012,452.43	2.04	246,914.97	6.683	81.40	683	84.03
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

No more than approximately 0.58% of the mortgage loans (by aggregate outstanding principal balance as of the Cut-off Date) will be secured by mortgaged properties located in any one zip code.

Loan Purposes of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Mortgage Loans
Cash Out Refi	1,256	$414,299,048.68	44.35%	$329,855.93	6.304%	67.43%	696	59.00%
Purchase	1,576	437,926,598.40	46.88	277,872.21	6.653	78.66	707	80.79
Rate & Term Refi	225	81,985,843.65	8.78	364,381.53	5.875	65.47	724	53.87
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

In general, in the case of a mortgage loan made for “rate and term” refinance purposes, substantially all of the proceeds are used by the mortgagor to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. The mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Mortgage Loans
1/1 LIBOR	1	$228,897.41	0.02%	$228,897.41	6.250%	80.00%	668	N/A
10/1 LIBOR IO	1	230,800.00	0.02	230,800.00	6.125	80.00	802	100.00
10/6 LIBOR IO	7	3,061,340.00	0.33	437,334.29	5.906	66.54	721	100.00
2/6 LIBOR	152	34,384,656.40	3.68	226,214.84	7.384	81.33	646	N/A
2/6 LIBOR IO	340	113,221,981.26	12.12	333,005.83	6.459	79.14	690	100.00
3/1 CMT	2	250,915.16	0.03	125,457.58	5.500	99.22	643	N/A
3/1 LIBOR IO	14	4,398,950.00	0.47	314,210.71	6.088	76.14	704	100.00
3/6 LIBOR	13	3,313,577.96	0.35	254,890.61	7.282	79.79	643	N/A
3/6 LIBOR IO	63	23,904,657.58	2.56	379,439.01	6.301	73.80	700	100.00
5/1 LIBOR	3	318,872.06	0.03	106,290.69	6.415	80.00	681	N/A
5/1 LIBOR IO	40	10,406,901.37	1.11	260,172.53	6.081	76.47	711	100.00
5/6 LIBOR	109	25,732,960.44	2.75	236,082.21	7.207	77.53	693	N/A
5/6 LIBOR IO	932	271,714,464.56	29.08	291,539.13	6.751	77.49	695	100.00
6 MO LIBOR	1	154,378.14	0.02	154,378.14	6.000	75.61	788	N/A
6 MO LIBOR IO	13	5,185,197.00	0.56	398,861.31	5.832	63.59	716	100.00
7/1 LIBOR IO	4	899,649.57	0.10	224,912.39	6.349	80.00	703	100.00
7/6 LIBOR	1	645,927.68	0.07	645,927.68	5.375	80.00	715	N/A
7/6 LIBOR IO	41	15,670,042.88	1.68	382,196.17	6.255	71.51	728	100.00
FIXED	705	213,537,179.36	22.86	302,889.62	6.039	63.94	717	N/A
FIXED BALL	50	13,245,242.60	1.42	264,904.85	6.789	67.58	685	N/A
FIXED IO	565	193,704,899.30	20.73	342,840.53	6.169	68.96	719	100.00
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%
Index Type of the Mortgage Loans

Index Type	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Mortgage Loans
1 YR Libor	63	$16,484,070.41	1.76%	$261,651.91	6.107%	76.74%	709	96.68%
1 YR Treasury	2	250,915.16	0.03	125,457.58	5.500	99.22	643	N/A
6M Libor	1,672	496,989,183.90	53.20	297,242.33	6.702	77.57	692	87.08
Fixed	1,320	420,487,321.26	45.01	318,551.00	6.123	66.37	717	46.07
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Original Prepayment Penalty Term for the Mortgage Loans

Original Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Mortgage Loans
1 Year Prepay	234	$72,164,538.85	7.72%	$308,395.47	6.617%	73.79%	696	73.23%
2 Years Prepay	421	126,165,718.78	13.51	299,681.04	6.534	77.01	695	83.10
3 Years Prepay	1,511	477,523,129.17	51.12	316,031.19	6.201	69.43	708	64.97
5 Years Prepay	199	46,376,098.63	4.96	233,045.72	6.457	76.81	726	81.58
6 Months Prepay	20	8,113,696.62	0.87	405,684.83	6.704	74.53	691	84.65
No Prepayment Penalty	672	203,868,308.68	21.82	303,375.46	6.820	75.47	696	63.66
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Original Term of the Mortgage Loans

Original Term (Months)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Mortgage Loans
120 - 180	38	$9,203,302.88	0.99%	$242,192.18	6.016%	54.63%	708	N/A
181 - 240	13	2,899,190.94	0.31	223,014.69	6.098	66.43	701	N/A
241 - 360	3,006	922,108,996.91	98.70	306,756.15	6.435	72.72	703	69.67
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Remaining Term of the Mortgage Loans

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Mortgage Loans
120 - 180	38	$9,203,302.88	0.99%	$242,192.18	6.016%	54.63%	708	N/A
181 - 240	13	2,899,190.94	0.31	223,014.69	6.098	66.43	701	N/A
241 - 360	3,006	922,108,996.91	98.70	306,756.15	6.435	72.72	703	69.67
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Seasoning of the Mortgage Loans

Seasoning (Months)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Mortgage Loans
0 - 6	3,047	$931,748,879.40	99.74%	$305,792.22	6.430%	72.50%%	703	68.78%
7 - 12	10	2,462,611.33	0.26	246,261.13	6.297	79.64	691	64.25
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Mortgage Loan Characteristics - Group I Loans

The Group I Loans will initially contain approximately 2,628 mortgage loans and have an aggregate principal balance of approximately $788,984,739 as of the Cut-off Date. No Group I Loan had a principal balance at origination of greater than approximately $2,100,000 or less than approximately $50,000. No Group I Loan had a principal balance as of the Cut-off Date of greater than approximately $2,100,000 or less than approximately $49,850.

As of the Cut-off Date, the Group I Loans had mortgage rates ranging from approximately 4.625% per annum to approximately 9.750% per annum. The weighted average remaining term of the Group I Loans will be approximately 355 months as of the Cut-off Date. None of the Group I Loans will have a first Due Date prior to May 2005 or after March 2006, or will have a remaining term of less than 174 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Group I Loan is February 2036.

Approximately 34.89% of the Group I Loans have fixed interest rates and approximately 65.11% of the Group I Loans have adjustable interest rates, in some cases after an initial fixed interest rate period.

None of the Group I Loans are buydown mortgage loans.

None of the Group I Loans were 30 days or more delinquent as of the Cut-off Date. As used in this free writing prospectus, a loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any Due Date remains unpaid as of the close of business on the next following monthly Due Date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this free writing prospectus as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

Approximately 77.16% of the Group I Loans provide for prepayment charges.

Approximately 1.12% of the Group I Loans are covered by a borrower-paid Primary Insurance Policy issued by a private mortgage insurer.

Approximately 3.71% of the Group I Loans are covered by the Lender-Paid Primary Insurance Policy.

As set forth in the “Credit Scores” tables below related to the Group I Loans, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

Set forth below is a description of certain additional characteristics of the Group I Loans as of the Cut-off Date, except as otherwise indicated. All percentages of the Group I Loans are approximate percentages by aggregate principal balance of the Group I Loans as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

Original Principal Balances of the Group I Loans

Original Principal Balances($)	Number of Group I Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon*	Weighted Average Loan-to-Value Ratio*	Weighted Average Credit Score*	Percentage of Interest Only Group I Loans
25,000.01 - 50,000.00	2	$99,850.16	0.01%	$49,925.08	7.750%	45.94%	731	50.08%
50,000.01 - 75,000.00	47	3,029,926.92	0.38	64,466.53	7.247	68.65	693	25.87
75,000.01 - 100,000.00	102	9,145,552.56	1.16	89,662.28	7.001	69.94	701	52.05
100,000.01 - 125,000.00	160	18,067,949.88	2.29	112,924.69	6.876	74.38	697	59.71
125,000.01 - 150,000.00	176	24,314,657.55	3.08	138,151.46	6.908	74.17	692	61.14
150,000.01 - 175,000.00	189	30,567,215.55	3.87	161,731.30	6.665	75.87	698	68.06
175,000.01 - 200,000.00	181	34,116,488.71	4.32	188,488.89	6.834	75.08	688	73.10
200,000.01 - 225,000.00	195	41,549,815.24	5.27	213,075.98	6.610	74.52	697	70.70
225,000.01 - 250,000.00	169	40,285,450.40	5.11	238,375.45	6.602	75.09	692	71.46
250,000.01 - 275,000.00	164	43,009,465.68	5.45	262,252.84	6.575	74.81	688	67.06
275,000.01 - 300,000.00	188	54,190,185.19	6.87	288,245.67	6.618	76.37	683	75.02
300,000.01 - 325,000.00	139	43,598,951.67	5.53	313,661.52	6.597	76.42	699	75.42
325,000.01 - 350,000.00	111	37,457,899.79	4.75	337,458.56	6.511	74.80	698	78.31
350,000.01 - 375,000.00	127	45,877,835.15	5.81	361,242.80	6.512	75.39	684	77.22
375,000.01 - 400,000.00	102	39,722,894.24	5.03	389,440.14	6.622	77.95	691	76.49
400,000.01 - 417,000.00	52	21,318,028.33	2.70	409,962.08	6.450	77.34	703	69.40
417,000.01 - 500,000.00	232	106,581,690.47	13.51	459,403.84	6.332	74.51	712	75.14
500,000.01 - 1,000,000.00	280	178,683,811.16	22.65	638,156.47	6.255	70.29	712	74.43
Greater than 1,000,000.01	12	17,367,070.52	2.20	1,447,255.88	5.550	61.47	741	100.00
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%
____________________
*Weighted by the current balance

The average principal balance of the Group I Loans at origination was approximately $300,526.

Current Principal Balances of the Group I Loans

Current Principal Balances($)	Number of Group I Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group I Loans
25,000.01 - 50,000.00	2	$99,850.16	0.01%	$49,925.08	7.750%	45.94%	731	50.08%
50,000.01 - 75,000.00	47	3,029,926.92	0.38	64,466.53	7.247	68.65	693	25.87
75,000.01 - 100,000.00	102	9,145,552.56	1.16	89,662.28	7.001	69.94	701	52.05
100,000.01 - 125,000.00	160	18,067,949.88	2.29	112,924.69	6.876	74.38	697	59.71
125,000.01 - 150,000.00	176	24,314,657.55	3.08	138,151.46	6.908	74.17	692	61.14
150,000.01 - 175,000.00	190	30,742,148.72	3.90	161,800.78	6.664	75.73	698	67.68
175,000.01 - 200,000.00	180	33,941,555.54	4.30	188,564.20	6.835	75.21	688	73.47
200,000.01 - 225,000.00	195	41,549,815.24	5.27	213,075.98	6.610	74.52	697	70.70
225,000.01 - 250,000.00	169	40,285,450.40	5.11	238,375.45	6.602	75.09	692	71.46
250,000.01 - 275,000.00	166	43,558,160.33	5.52	262,398.56	6.584	74.97	688	66.21
275,000.01 - 300,000.00	186	53,641,490.54	6.80	288,395.11	6.610	76.26	683	75.79
300,000.01 - 325,000.00	139	43,598,951.67	5.53	313,661.52	6.597	76.42	699	75.42
325,000.01 - 350,000.00	111	37,457,899.79	4.75	337,458.56	6.511	74.80	698	78.31
350,000.01 - 375,000.00	127	45,877,835.15	5.81	361,242.80	6.512	75.39	684	77.22
375,000.01 - 400,000.00	105	40,919,487.28	5.19	389,709.40	6.611	77.78	691	74.26
400,000.01 - 417,000.00	50	20,537,996.32	2.60	410,759.93	6.463	77.70	704	72.04
417,000.01 - 500,000.00	231	106,165,129.44	13.46	459,589.30	6.331	74.48	713	75.44
500,000.01 - 1,000,000.00	280	178,683,811.16	22.65	638,156.47	6.255	70.29	712	74.43
Greater than 1,000,000.01	12	17,367,070.52	2.20	1,447,255.88	5.550	61.47	741	100.00
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

As of the Cut-off Date, the average current principal balance of the Group I Loans will be approximately $300,223.

Mortgage Rates of the Group I Loans

Mortgage Rates (%)	Number of Group I Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group I Loans
4.500 - 4.999	9	$3,453,355.07	0.44%	$383,706.12	4.864%	63.23%	745	88.49%
5.000 - 5.499	179	85,469,637.31	10.83	477,484.01	5.126	61.97	742	43.95
5.500 - 5.999	358	119,240,328.78	15.11	333,073.54	5.770	69.58	719	79.01
6.000 - 6.499	580	177,350,158.72	22.48	305,776.14	6.223	72.40	710	78.83
6.500 - 6.999	764	215,506,711.30	27.31	282,076.85	6.690	75.94	689	79.36
7.000 - 7.499	329	85,963,664.02	10.90	261,287.73	7.171	79.43	679	79.93
7.500 - 7.999	247	62,701,439.42	7.95	253,851.98	7.668	81.24	671	66.99
8.000 - 8.499	92	22,442,244.45	2.84	243,937.44	8.190	83.18	667	61.23
8.500 - 8.999	53	13,800,527.43	1.75	260,387.31	8.684	85.82	673	49.85
9.000 - 9.499	11	2,111,964.53	0.27	191,996.78	9.117	86.46	645	30.28
9.500 - 9.999	6	944,708.14	0.12	157,451.36	9.639	94.65	672	29.87
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

The weighted average mortgage rate of the Group I Loans was approximately 6.486% per annum.

Next Adjustment Date of the Adjustable Group I Loans

Next Adjustment Date	Number of Group I Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group I Loans
Fixed	891	$275,260,569.70	34.89%	$308,934.42	6.121%	66.92%	716	46.95%
April-2006	1	285,600.00	0.04	285,600.00	6.125	80.00	783	100.00
May-2006	4	2,719,378.14	0.34	679,844.54	5.782	56.22	723	94.32
June-2006	8	1,982,297.00	0.25	247,787.13	5.909	72.09	702	100.00
July-2006	1	352,300.00	0.04	352,300.00	5.625	64.64	715	100.00
October-2006	1	228,897.41	0.03	228,897.41	6.250	80.00	668	N/A
June-2007	1	420,000.00	0.05	420,000.00	6.200	80.00	696	100.00
August-2007	7	1,766,084.57	0.22	252,297.80	6.336	83.32	684	65.81
September-2007	10	3,051,728.83	0.39	305,172.88	6.061	78.15	720	78.49
October-2007	32	9,225,923.66	1.17	288,310.11	6.296	78.92	709	72.11
November-2007	103	34,238,068.10	4.34	332,408.43	6.496	79.88	687	89.39
December-2007	162	50,109,785.22	6.35	309,319.66	6.534	78.83	678	81.13
January-2008	123	34,486,364.27	4.37	280,376.95	7.025	79.38	675	60.74
February-2008	54	14,308,683.01	1.81	264,975.61	7.179	82.93	658	72.56
September-2008	1	101,879.68	0.01	101,879.68	5.500	99.22	631	N/A
October-2008	1	164,000.00	0.02	164,000.00	6.750	80.00	765	100.00
November-2008	9	4,263,457.55	0.54	473,717.51	6.345	70.70	689	86.19
December-2008	36	11,134,952.45	1.41	309,304.23	6.351	79.05	678	86.70
January-2009	28	10,835,049.13	1.37	386,966.04	6.393	70.96	711	90.17
February-2009	17	5,368,761.89	0.68	315,809.52	6.372	77.23	697	93.90
April-2010	1	153,490.01	0.02	153,490.01	6.750	77.50	721	N/A
September-2010	14	4,486,033.71	0.57	320,430.98	6.600	79.41	699	98.08
October-2010	32	8,628,448.91	1.09	269,639.03	6.375	75.37	693	95.98
November-2010	151	46,886,041.98	5.94	310,503.59	6.549	76.28	691	92.26
December-2010	318	87,355,053.87	11.07	274,701.43	6.705	78.10	699	92.13
January-2011	380	107,256,283.71	13.59	282,253.38	6.862	76.87	696	91.25
February-2011	188	53,407,846.24	6.77	284,084.29	6.942	78.85	693	89.57
October-2012	1	645,927.68	0.08	645,927.68	5.375	80.00	715	N/A
November-2012	7	3,075,061.28	0.39	439,294.47	6.245	72.34	752	100.00
December-2012	20	6,917,799.17	0.88	345,889.96	6.123	67.40	736	100.00
January-2013	14	4,000,332.00	0.51	285,738.00	6.105	78.28	732	100.00
February-2013	4	2,576,500.00	0.33	644,125.00	6.892	73.98	661	100.00
November-2015	2	810,000.00	0.10	405,000.00	6.270	37.68	675	100.00
December-2015	3	1,393,340.00	0.18	464,446.67	5.622	79.89	716	100.00
January-2016	2	568,800.00	0.07	284,400.00	6.199	68.07	780	100.00
February-2016	1	520,000.00	0.07	520,000.00	5.875	80.00	780	100.00
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

As of the Cut-off Date, the weighted average remaining months to the next adjustment date of the initial adjustable rate Group I Loans will be approximately 46 months.

Gross Margin of the Adjustable Group I Loans

Gross Margins (%)	Number of Group I Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group I Loans
Fixed	891	$275,260,569.70	34.89%	$308,934.42	6.121%	66.92%	716	46.95%
2.000 - 2.499	1,034	294,095,362.73	37.28	284,424.92	6.687	77.00	700	91.61
2.500 - 2.999	237	76,649,785.42	9.71	323,416.82	6.278	76.60	698	92.96
3.000 - 3.499	80	25,782,638.29	3.27	322,282.98	6.356	71.25	693	93.81
3.500 - 3.999	111	42,678,483.32	5.41	384,490.84	6.484	78.33	715	98.86
4.000 - 4.499	8	3,132,997.41	0.40	391,624.68	6.687	78.57	685	92.69
4.500 - 4.999	8	1,614,426.60	0.20	201,803.33	6.842	76.55	697	62.62
5.000 - 5.499	21	7,028,955.01	0.89	334,712.14	6.362	77.27	626	76.37
5.500 - 5.999	91	25,596,697.53	3.24	281,282.39	7.055	81.40	649	46.81
6.000 - 6.499	57	14,759,537.97	1.87	258,939.26	7.517	85.83	637	57.53
6.500 - 6.999	57	15,295,149.82	1.94	268,335.96	7.700	84.65	641	55.01
7.000 - 7.499	20	4,853,409.48	0.62	242,670.47	8.015	83.03	645	49.17
7.500 - 7.999	12	2,128,829.78	0.27	177,402.48	8.520	82.58	671	51.14
8.000 - 8.499	1	107,896.11	0.01	107,896.11	9.625	90.00	659	N/A
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

As of the Cut-off Date, the weighted average gross margin of the initial adjustable rate Group I Loans will be approximately 3.045% per annum.

Maximum Mortgage Rate of the Adjustable Group I Loans

Maximum Mortgage Rates (%)	Number of Group I Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group I Loans
Fixed	891	$275,260,569.70	34.89%	$308,934.42	6.121%	66.92%	716	46.95%
9.500 - 9.999	4	1,759,760.75	0.22	439,940.19	4.844	65.17	751	82.99
10.000 - 10.499	12	3,411,705.23	0.43	284,308.77	5.286	72.13	739	81.07
10.500 - 10.999	120	36,432,823.34	4.62	303,606.86	5.738	71.95	716	96.92
11.000 - 11.499	243	79,009,820.53	10.01	325,143.29	6.045	74.39	715	93.39
11.500 - 11.999	502	145,254,869.70	18.41	289,352.33	6.456	76.88	697	94.05
12.000 - 12.499	333	99,289,804.10	12.58	298,167.58	6.727	77.48	687	91.05
12.500 - 12.999	249	76,935,788.85	9.75	308,979.07	7.106	79.64	683	87.56
13.000 - 13.499	97	27,380,358.79	3.47	282,271.74	7.545	82.06	678	71.57
13.500 - 13.999	100	27,283,601.82	3.46	272,836.02	7.933	83.65	656	49.84
14.000 - 14.499	46	10,629,366.09	1.35	231,073.18	8.281	84.50	641	46.18
14.500 - 14.999	24	5,031,734.29	0.64	209,655.60	8.728	90.24	653	53.23
15.000 - 15.499	5	995,239.87	0.13	199,047.97	9.116	85.73	612	N/A
15.500 - 15.999	2	309,296.11	0.04	154,648.06	9.544	93.26	641	65.12
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the initial adjustable rate Group I Loans will be approximately 12.063% per annum.

Minimum Mortgage Rates of the Adjustable Group I Loans

Minimum Mortgage Rates (%)	Number of Group I Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group I Loans
Fixed	891	$275,260,569.70	34.89%	$308,934.42	6.121%	66.92%	716	46.95%
2.000 - 2.499	1,034	294,095,362.73	37.28	284,424.92	6.687	77.00	700	91.61
2.500 - 2.999	237	76,649,785.42	9.71	323,416.82	6.278	76.60	698	92.96
3.000 - 3.499	80	25,782,638.29	3.27	322,282.98	6.356	71.25	693	93.81
3.500 - 3.999	111	42,678,483.32	5.41	384,490.84	6.484	78.33	715	98.86
4.000 - 4.499	8	3,132,997.41	0.40	391,624.68	6.687	78.57	685	92.69
4.500 - 4.999	4	798,431.81	0.10	199,607.95	7.661	80.00	702	70.52
5.500 - 5.999	8	2,512,913.14	0.32	314,114.14	6.258	74.65	683	68.84
6.000 - 6.499	25	8,374,983.51	1.06	334,999.34	6.281	77.38	639	64.69
6.500 - 6.999	56	16,733,865.25	2.12	298,819.02	6.770	82.04	644	60.90
7.000 - 7.499	45	12,188,587.62	1.54	270,857.50	7.175	82.93	655	64.62
7.500 - 7.999	65	16,396,598.73	2.08	252,255.37	7.718	83.80	637	40.97
8.000 - 8.499	36	8,585,196.29	1.09	238,477.67	8.220	84.62	631	39.17
8.500 - 8.999	21	4,489,789.97	0.57	213,799.52	8.642	89.60	649	59.65
9.000 - 9.499	5	995,239.87	0.13	199,047.97	9.116	85.73	612	N/A
9.500 - 9.999	2	309,296.11	0.04	154,648.06	9.544	93.26	641	65.12
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

As of the Cut-off Date, the weighted average minimum Mortgage Rate of the initial adjustable rate Group I Loans will be approximately 3.213% per annum.

Initial Rate Cap of the Adjustable Group I Loans

Initial Rate Cap (%)	Number of Group I Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group I Loans
Fixed	891	$275,260,569.70	34.89%	$308,934.42	6.121%	66.92%	716	46.95%
0.000-0.999	2	434,325.00	0.06	217,162.50	5.934	80.00	683	100.00
1.000-1.999	15	5,753,165.30	0.73	383,544.35	5.780	65.42	718	92.96
2.000-2.999	29	8,825,354.60	1.12	304,322.57	5.973	74.58	714	90.62
3.000-3.999	564	173,988,685.18	22.05	308,490.58	6.650	78.93	682	78.68
5.000-5.999	1,064	303,132,335.87	38.42	284,898.81	6.773	77.34	696	91.25
6.000-6.999	63	21,590,303.52	2.74	342,703.23	6.208	73.90	719	99.20
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Periodic Rate Cap of the Adjustable Group I Loans

Periodic Rate Cap (%)	Number of Group I Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group I Loans
Fixed	891	$275,260,569.70	34.89%	$308,934.42	6.121%	66.92%	716	46.95%
0.000-0.999	2	434,325.00	0.06	217,162.50	5.934	80.00	683	100.00
1.000-1.999	1,734	513,060,947.06	65.03	295,882.90	6.683	77.56	693	87.37
2.000-2.999	1	228,897.41	0.03	228,897.41	6.250	80.00	668	N/A
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Loan-to-Value Ratios of the Group I Loans

Loan-to-Value Ratios of the Group I Loans (%)	Number of Group I Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group I Loans
Less than or equal to 25.00	15	$2,060,096.57	0.26%	$137,339.77	6.272%	21.21%	698	54.12%
25.01 - 30.00	15	2,673,316.52	0.34	178,221.10	5.734	27.14	750	17.54
30.01 - 35.00	25	6,539,369.43	0.83	261,574.78	5.752	33.34	726	46.33
35.01 - 40.00	28	8,255,470.76	1.05	294,838.24	5.762	37.23	721	53.60
40.01 - 45.00	41	11,975,304.22	1.52	292,080.59	5.750	42.28	722	38.95
45.01 - 50.00	74	23,486,577.28	2.98	317,386.18	5.925	48.11	719	45.49
50.01 - 55.00	76	23,108,637.81	2.93	304,061.02	5.959	52.55	716	51.02
55.01 - 60.00	113	40,789,036.22	5.17	360,964.92	5.963	58.13	713	53.73
60.01 - 65.00	176	68,612,330.03	8.70	389,842.78	5.963	63.79	707	65.85
65.01 - 70.00	158	51,951,966.05	6.58	328,809.91	6.249	68.63	702	71.30
70.01 - 75.00	130	44,137,220.89	5.59	339,517.08	6.395	73.86	698	70.62
75.01 - 80.00	1,451	425,396,365.52	53.92	293,174.61	6.598	79.78	700	84.62
80.01 - 85.00	62	17,203,214.87	2.18	277,471.21	7.036	84.39	664	57.61
85.01 - 90.00	137	36,347,753.28	4.61	265,312.07	7.429	89.59	661	57.64
90.01 - 95.00	83	17,906,596.02	2.27	215,742.12	7.795	94.73	692	61.33
95.01 - 100.00	44	8,541,483.70	1.08	194,124.63	7.244	99.98	724	54.53
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

The minimum and maximum loan-to-value ratios of the initial first lien Group I Loans at origination were approximately 10.81% and 100.00%, respectively, and the weighted average of the loan-to-value ratios of the Group I Loans at origination was approximately 73.85%.

The loan-to-value ratios indicated above do not give effect to any second lien mortgage not included in the trust but originated simultaneously with a first lien mortgage loan included in the trust. See “Risk Factors—Some of the Mortgage Loans Were Originated Simultaneously with Second Liens.” The weighted average of the original loan-to-value ratios of the first lien mortgage loans without a related second mortgage lien mortgage loan and the combined loan-to-value ratios of the related first lien mortgage loans, included in the trust, and the second lien mortgage loans, not included in the trust, in each case as of origination, was approximately 82.46%.

Occupancy Types of the Group I Loans

Occupancy (as indicated by borrower)	Number of Group I Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group I Loans
Investor Occupied	278	$65,406,675.12	8.29%	$235,275.81	6.932%	70.80%	706	71.56%
Owner Occupied	2,245	700,564,942.11	88.79	312,055.65	6.421	73.99	700	73.59
Second Home	105	23,013,121.94	2.92	219,172.59	7.203	78.02	705	67.67
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Documentation Type of the Group I Loans

Documentation Type	Number of Group I Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group I Loans
Full Documentation Provided	573	$157,372,144.28	19.95%	$274,645.98	6.228%	77.64%	710	69.96%
No Income / No Asset	368	115,106,748.39	14.59	312,790.08	6.016	58.40	716	49.03
No Ratio	201	65,679,113.16	8.32	326,761.76	6.605	74.19	705	82.07
Stated Income / Stated Asset	602	176,709,089.88	22.40	293,536.69	6.861	76.23	678	67.04
Stated Income	884	274,117,643.46	34.74	310,087.83	6.562	76.54	702	87.20
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

See “—Details of Specific Programs of the Originator” below for a detailed description of the Originator’s loan programs and documentation requirements.

Credit Scores of the Group I Loans

Credit Score	Number of Group I Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group I Loans
526 - 575	1	$183,619.52	0.02%	$183,619.52	7.900%	80.00%	547	N/A
576 - 600	39	9,730,916.12	1.23	249,510.67	7.328	79.87	590	37.57
601 - 625	129	36,297,061.02	4.60	281,372.57	7.110	78.96	616	59.54
626 - 650	365	101,034,438.50	12.81	276,806.68	6.927	75.75	639	74.28
651 - 675	433	122,379,068.92	15.51	282,630.64	6.766	75.63	664	75.20
676 - 700	501	144,947,096.09	18.37	289,315.56	6.527	74.27	688	74.79
701 - 725	368	117,955,684.10	14.95	320,531.75	6.334	72.42	713	77.98
726 - 750	338	102,971,811.35	13.05	304,650.33	6.243	73.29	738	78.73
751 - 775	242	78,706,628.14	9.98	325,234.00	6.133	73.13	763	67.23
776 - 800	184	64,545,445.71	8.18	350,790.47	5.924	68.52	786	68.36
801 - 825	28	10,232,969.70	1.30	365,463.20	5.629	64.76	806	69.42
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Property Types of the Group I Loans

Property Type	Number of Group I Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group I Loans
2-4 Family	161	$55,063,868.82	6.98%	$342,011.61	6.814%	69.98%	694	59.92%
Condo	249	68,715,051.18	8.71	275,964.06	6.520	75.25	708	80.77
PUD	630	164,987,138.05	20.91	261,884.35	6.483	77.24	707	78.26
Single Family	1,588	500,218,681.12	63.40	314,999.17	6.447	72.96	698	72.03
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Geographic Distribution of Mortgaged Properties of the Group I Loans

State	Number of Group I Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group I Loans
Alabama	5	$469,953.77	0.06%	$93,990.75	7.295%	77.11%	680	85.48%
Arizona	32	6,121,241.68	0.78	191,288.80	6.737	79.85	678	80.13
California	1,310	479,604,689.96	60.79	366,110.45	6.254	71.20	704	74.95
Colorado	14	2,856,843.40	0.36	204,060.24	6.437	74.50	688	75.69
Connecticut	29	8,230,033.04	1.04	283,794.24	7.255	77.79	671	43.09
Florida	152	36,196,785.23	4.59	238,136.74	7.102	77.73	708	76.48
Georgia	478	95,476,903.33	12.10	199,742.48	6.508	77.73	715	85.14
Hawaii	1	440,000.00	0.06	440,000.00	6.625	80.00	745	100.00
Idaho	1	80,000.00	0.01	80,000.00	7.000	80.00	790	100.00
Illinois	4	797,857.66	0.10	199,464.42	7.398	74.17	640	19.23
Indiana	12	1,304,281.39	0.17	108,690.12	7.491	84.46	697	25.19
Maine	3	475,693.53	0.06	158,564.51	7.454	87.94	664	75.70
Maryland	20	5,578,220.89	0.71	278,911.04	6.657	76.00	674	68.22
Massachusetts	33	10,215,280.75	1.29	309,553.96	6.884	76.83	686	60.60
Michigan	11	1,642,325.20	0.21	149,302.29	6.943	82.00	692	30.25
Minnesota	3	709,956.02	0.09	236,652.01	7.267	81.65	739	54.87
Mississippi	1	199,529.11	0.03	199,529.11	7.250	80.00	693	N/A
Missouri	10	1,322,549.24	0.17	132,254.92	6.864	82.65	689	37.94
Nebraska	2	158,077.53	0.02	79,038.77	7.206	77.70	690	33.43
Nevada	34	9,089,208.90	1.15	267,329.67	6.821	78.35	696	89.32
New Hampshire	3	782,991.92	0.10	260,997.31	6.614	82.74	695	100.00
New Jersey	191	58,794,226.24	7.45	307,823.17	7.050	77.21	686	62.07
New Mexico	1	128,400.00	0.02	128,400.00	7.250	79.99	652	100.00
New York	96	31,952,314.12	4.05	332,836.61	6.946	76.42	681	48.89
North Carolina	18	3,406,708.91	0.43	189,261.61	7.035	82.99	700	68.49
Ohio	12	1,207,259.10	0.15	100,604.93	6.907	79.63	706	64.26
Oklahoma	1	146,901.69	0.02	146,901.69	8.000	80.00	648	N/A
Oregon	8	2,917,513.77	0.37	364,689.22	7.177	71.58	650	86.92
Pennsylvania	40	6,230,644.06	0.79	155,766.10	7.237	80.80	670	33.40
Rhode Island	7	1,701,168.60	0.22	243,024.09	7.273	84.67	652	26.15
South Carolina	7	962,434.86	0.12	137,490.69	7.106	85.39	679	37.65
Tennessee	5	619,470.23	0.08	123,894.05	7.297	82.57	702	18.73
Texas	11	1,699,627.01	0.22	154,511.55	7.089	76.11	684	35.75
Utah	5	694,580.68	0.09	138,916.14	6.525	77.35	649	87.39
Vermont	1	382,058.26	0.05	382,058.26	8.750	90.00	645	N/A
Virginia	10	3,207,418.93	0.41	320,741.89	6.776	81.25	659	95.36
Washington	57	13,181,590.16	1.67	231,255.97	6.763	82.22	680	88.08
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

No more than approximately 0.69% of the Group I Loans (by aggregate outstanding principal balance as of the Cut-off Date) will be secured by mortgaged properties located in any one zip code.

Loan Purposes of the Group I Loans

Loan Purpose	Number of Group I Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group I Loans
Cash Out Refi	1,002	$327,060,690.51	41.45%	$326,407.87	6.376%	68.72%	691	63.43%
Purchase	1,464	403,314,794.78	51.12	275,488.25	6.663	78.94	705	83.09
Rate & Term Refi	162	58,609,253.88	7.43	361,785.52	5.886	67.35	720	60.30
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

In general, in the case of a Group I Loan made for “rate and term” refinance purposes, substantially all of the proceeds are used by the mortgagor to pay in full the principal balance of a previous Group I Loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. The Group I Loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous Group I Loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Product Type of the Group I Loans

Product Type	Number of Group I Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group I Loans
1/1 LIBOR	1	$228,897.41	0.03%	$228,897.41	6.250%	80.00%	668	N/A
10/1 LIBOR IO	1	230,800.00	0.03	230,800.00	6.125	80.00	802	100.00
10/6 LIBOR IO	7	3,061,340.00	0.39	437,334.29	5.906	66.54	721	100.00
2/6 LIBOR	152	34,384,656.40	4.36	226,214.84	7.384	81.33	646	N/A
2/6 LIBOR IO	340	113,221,981.26	14.35	333,005.83	6.459	79.14	690	100.00
3/1 CMT	2	250,915.16	0.03	125,457.58	5.500	99.22	643	N/A
3/1 LIBOR IO	14	4,398,950.00	0.56	314,210.71	6.088	76.14	704	100.00
3/6 LIBOR	13	3,313,577.96	0.42	254,890.61	7.282	79.79	643	N/A
3/6 LIBOR IO	63	23,904,657.58	3.03	379,439.01	6.301	73.80	700	100.00
5/1 LIBOR	3	318,872.06	0.04	106,290.69	6.415	80.00	681	N/A
5/1 LIBOR IO	40	10,406,901.37	1.32	260,172.53	6.081	76.47	711	100.00
5/6 LIBOR	109	25,732,960.44	3.26	236,082.21	7.207	77.53	693	N/A
5/6 LIBOR IO	932	271,714,464.56	34.44	291,539.13	6.751	77.49	695	100.00
6 MO LIBOR	1	154,378.14	0.02	154,378.14	6.000	75.61	788	N/A
6 MO LIBOR IO	13	5,185,197.00	0.66	398,861.31	5.832	63.59	716	100.00
7/1 LIBOR IO	4	899,649.57	0.11	224,912.39	6.349	80.00	703	100.00
7/6 LIBOR	1	645,927.68	0.08	645,927.68	5.375	80.00	715	N/A
7/6 LIBOR IO	41	15,670,042.88	1.99	382,196.17	6.255	71.51	728	100.00
FIXED	464	133,815,516.99	16.96	288,395.51	6.011	64.56	716	N/A
FIXED BALL	45	12,201,923.31	1.55	271,153.85	6.779	66.42	688	N/A
FIXED IO	382	129,243,129.40	16.38	338,332.80	6.173	69.40	718	100.00
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Index Type of the Group I Loans

Index Type	Number of Group I Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group I Loans
1 YR Libor	63	$16,484,070.41	2.09%	$261,651.91	6.107%	76.74%	709	96.68%
1 YR Treasury	2	250,915.16	0.03	125,457.58	5.500	99.22	643	N/A
6 M Libor	1,672	496,989,183.90	62.99	297,242.33	6.702	77.57	692	87.08
Fixed	891	275,260,569.70	34.89	308,934.42	6.121	66.92	716	46.95
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Original Prepayment Penalty Term for the Group I Loans

Original Prepayment Penalty Term (Months)	Number of Group I Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group I Loans
1 Year Prepay	201	$64,378,065.58	8.16%	$320,288.88	6.635%	74.75%	695	76.27%
2 Years Prepay	394	118,238,286.48	14.99	300,097.17	6.551	77.82	694	84.62
3 Years Prepay	1,224	374,356,172.98	47.45	305,846.55	6.267	71.00	704	70.68
5 Years Prepay	193	45,280,357.52	5.74	234,613.25	6.460	76.73	724	81.49
6 Months Prepay	16	6,547,202.01	0.83	409,200.13	6.669	76.91	693	85.40
No Prepayment Penalty	600	180,184,654.60	22.84	300,307.76	6.846	75.99	694	67.54
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Original Term of the Group I Loans

Original Term (Months)	Number of Group I Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group I Loans
120 - 180	29	$7,220,992.28	0.92%	$248,999.73	6.008%	52.41%	711	N/A
181 - 240	10	2,041,263.66	0.26	204,126.37	6.324	66.05	674	N/A
241 - 360	2,589	779,722,483.23	98.83	301,167.43	6.491	74.07	701	74.12
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Remaining Term of the Group I Loans

Remaining Term (Months)	Number of Group I Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group I Loans
120 - 180	29	$7,220,992.28	0.92%	$248,999.73	6.008%	52.41%	711	N/A
181 - 240	10	2,041,263.66	0.26	204,126.37	6.324	66.05	674	N/A
301 - 360	2,589	779,722,483.23	98.83	301,167.43	6.491	74.07	701	74.12
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Seasoning of the Group I Loans

Seasoning (Months)	Number of Group I Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group I Loans
0 - 6	2,618	$786,522,127.84	99.69%	$300,428.62	6.487%	73.83%	701	73.28%
7 - 12	10	2,462,611.33	0.31	246,261.13	6.297	79.64	691	64.25
Total:	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Mortgage Loan Characteristics - Group II Loans

The Group II Loans will initially contain approximately 429 mortgage loans and have an aggregate principal balance of approximately $145,226,752 as of the Cut-off Date. No Group II Loan had a principal balance at origination of greater than approximately $1,250,000.00 or less than approximately $52,500.00. No Group II Loan had a principal balance as of the Cut-off Date of greater than approximately $1,247,384 or less than approximately $52,378.

As of the Cut-off Date, the Group II Loans had mortgage rates ranging from approximately 5.000% per annum to approximately 8.750% per annum. The weighted average remaining term of the Group II Loans will be approximately 354 months as of the Cut-off Date. None of the Group II Loans will have a first Due Date prior to October 2005 or after March 2006, or will have a remaining term of less than 176 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Group II Loan is February 2036.

All of the Group II Loans have fixed interest rates and none of the Group II Loans have adjustable interest rates, in some cases after an initial fixed interest rate period.

None of the Group II Loans are buydown mortgage loans.

None of the Group II Loans were 30 days or more delinquent as of the Cut-off Date. As used in this free writing prospectus, a loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any Due Date remains unpaid as of the close of business on the next following monthly Due Date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this free writing prospectus as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

Approximately 83.69% of the Group II Loans provide for prepayment charges.

Approximately 0.60% of the Group II Loans are covered by a borrower-paid Primary Insurance Policy issued by a private mortgage insurer.

Approximately 0.98% of the Group II Loans are covered by the Lender-Paid Primary Insurance Policy.

As set forth in the “Credit Scores” tables below related to the Group II Loans, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

Set forth below is a description of certain additional characteristics of the Group II Loans as of the Cut-off Date, except as otherwise indicated. All percentages of the Group II Loans are approximate percentages by aggregate principal balance of the Group II Loans as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

Original Principal Balances of the Group II Loans

Original Principal Balances($)	Number of Group II Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon*	Weighted Average Loan-to-Value Ratio*	Weighted Average Credit Score*	Percentage of Interest Only Group II Loans
50,000.01 - 75,000.00	9	$585,264.96	0.40%	$65,029.44	7.505%	58.88%	685	35.37%
75,000.01 - 100,000.00	10	858,115.87	0.59	85,811.59	7.010	57.60	717	9.54
100,000.01 - 125,000.00	23	2,635,788.29	1.81	114,599.49	6.654	61.55	703	44.11
125,000.01 - 150,000.00	31	4,330,722.79	2.98	139,700.74	6.630	57.60	698	31.58
150,000.01 - 175,000.00	24	3,934,580.07	2.71	163,940.84	6.452	66.93	716	37.43
175,000.01 - 200,000.00	28	5,286,238.50	3.64	188,794.23	6.604	65.55	699	40.35
200,000.01 - 225,000.00	27	5,693,615.78	3.92	210,874.66	6.448	63.28	702	47.95
225,000.01 - 250,000.00	19	4,511,163.02	3.11	237,429.63	6.301	66.24	692	42.32
250,000.01 - 275,000.00	27	7,099,433.97	4.89	262,942.00	6.563	66.81	702	48.10
275,000.01 - 300,000.00	23	6,632,134.90	4.57	288,353.69	6.456	68.14	719	43.43
300,000.01 - 325,000.00	16	4,990,549.59	3.44	311,909.35	6.272	67.58	694	43.69
325,000.01 - 350,000.00	19	6,432,621.18	4.43	338,559.01	6.060	67.25	711	52.80
350,000.01 - 375,000.00	19	6,917,727.24	4.76	364,090.91	6.039	67.00	731	47.38
375,000.01 - 400,000.00	16	6,232,813.13	4.29	389,550.82	5.828	66.77	722	43.41
400,000.01 - 417,000.00	5	2,063,195.39	1.42	412,639.08	6.077	67.91	714	40.37
417,000.01 - 500,000.00	53	24,074,058.24	16.58	454,227.51	5.995	65.58	720	41.18
500,000.01 - 1,000,000.00	78	50,561,345.05	34.82	648,222.37	5.923	64.90	728	46.79
Greater than 1,000,000.01	2	2,387,383.59	1.64	1,193,691.80	5.571	61.24	778	47.75
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%
__________________
*Weighted by the current balance

The average principal balance of the Group II Loans at origination was approximately $339,079.

Current Principal Balances of the Group II Loans

Current Principal Balances($)	Number of Group II Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group II Loans
50,000.01 - 75,000.00	9	$585,264.96	0.40%	$65,029.44	7.505%	58.88%	685	35.37%
75,000.01 - 100,000.00	10	858,115.87	0.59	85,811.59	7.010	57.60	717	9.54
100,000.01 - 125,000.00	23	2,635,788.29	1.81	114,599.49	6.654	61.55	703	44.11
125,000.01 - 150,000.00	31	4,330,722.79	2.98	139,700.74	6.630	57.60	698	31.58
150,000.01 - 175,000.00	24	3,934,580.07	2.71	163,940.84	6.452	66.93	716	37.43
175,000.01 - 200,000.00	29	5,486,184.07	3.78	189,178.76	6.605	64.98	697	38.88
200,000.01 - 225,000.00	26	5,493,670.21	3.78	211,295.01	6.442	63.76	704	49.69
225,000.01 - 250,000.00	19	4,511,163.02	3.11	237,429.63	6.301	66.24	692	42.32
250,000.01 - 275,000.00	27	7,099,433.97	4.89	262,942.00	6.563	66.81	702	48.10
275,000.01 - 300,000.00	23	6,632,134.90	4.57	288,353.69	6.456	68.14	719	43.43
300,000.01 - 325,000.00	16	4,990,549.59	3.44	311,909.35	6.272	67.58	694	43.69
325,000.01 - 350,000.00	19	6,432,621.18	4.43	338,559.01	6.060	67.25	711	52.80
350,000.01 - 375,000.00	19	6,917,727.24	4.76	364,090.91	6.039	67.00	731	47.38
375,000.01 - 400,000.00	16	6,232,813.13	4.29	389,550.82	5.828	66.77	722	43.41
400,000.01 - 417,000.00	6	2,479,285.61	1.71	413,214.27	5.959	67.38	725	33.60
417,000.01 - 500,000.00	52	23,657,968.02	16.29	454,960.92	6.006	65.59	719	41.90
500,000.01 - 1,000,000.00	78	50,561,345.05	34.82	648,222.37	5.923	64.90	728	46.79
Greater than 1,000,000.01	2	2,387,383.59	1.64	1,193,691.80	5.571	61.24	778	47.75
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

As of the Cut-off Date, the average current principal balance of the Group II Loans will be approximately $338,524.

Mortgage Rates of the Group II Loans

Mortgage Rates (%)	Number of Group II Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group II Loans
5.000 - 5.499	50	$22,697,825.87	15.63%	$453,956.52	5.272%	57.42%	743	26.32%
5.500 - 5.999	89	41,420,658.45	28.52	465,400.66	5.605	60.38	735	47.97
6.000 - 6.499	100	31,772,663.25	21.88	317,726.63	6.237	66.79	710	43.52
6.500 - 6.999	132	36,313,175.81	25.00	275,099.82	6.657	69.97	703	54.65
7.000 - 7.499	29	7,502,023.67	5.17	258,690.47	7.208	76.28	692	37.21
7.500 - 7.999	17	3,381,722.43	2.33	198,924.85	7.681	81.40	688	63.63
8.000 - 8.499	6	1,064,701.36	0.73	177,450.23	8.093	81.60	654	N/A
8.500 - 8.999	6	1,073,980.72	0.74	178,996.79	8.527	79.43	697	N/A
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

The weighted average mortgage rate of the Group II Loans was approximately 6.125% per annum.

Loan-to-Value Ratios of the Group II Loans

Loan-to-Value Ratios of the Group II Loans (%)	Number of Group II Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group II Loans
less than or equal to 25.00	12	$2,090,409.27	1.44%	$174,200.77	5.919%	18.41%	753	20.07%
25.01 - 30.00	6	1,337,935.55	0.92	222,989.26	5.761	28.03	714	55.31
30.01 - 35.00	7	1,511,755.23	1.04	215,965.03	5.867	32.41	723	42.63
35.01 - 40.00	11	3,539,383.32	2.44	321,762.12	5.902	37.45	735	5.79
40.01 - 45.00	9	3,064,380.24	2.11	340,486.69	5.557	42.80	762	50.08
45.01 - 50.00	26	8,031,580.14	5.53	308,906.93	5.956	48.17	702	17.74
50.01 - 55.00	30	10,581,792.77	7.29	352,726.43	5.856	52.89	720	29.00
55.01 - 60.00	51	22,933,759.19	15.79	449,681.55	5.791	58.26	721	55.96
60.01 - 65.00	70	26,547,167.98	18.28	379,245.26	5.858	64.04	725	32.18
65.01 - 70.00	28	6,395,458.99	4.40	228,409.25	6.215	68.73	724	51.58
70.01 - 75.00	25	8,468,886.98	5.83	338,755.48	6.227	73.02	715	68.80
75.01 - 80.00	140	47,767,079.78	32.89	341,193.43	6.518	79.36	713	52.31
80.01 - 85.00	5	1,385,813.67	0.95	277,162.73	6.871	84.66	655	N/A
85.01 - 90.00	4	468,249.30	0.32	117,062.33	7.120	89.99	699	N/A
90.01 - 95.00	3	603,649.15	0.42	201,216.38	6.897	95.00	692	72.22
95.01 - 100.00	2	499,450.00	0.34	249,725.00	7.331	100.00	733	100.00
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%
_____________________

The minimum and maximum loan-to-value ratios of the first lien Group II Loans at origination were approximately 11.33% and 100.00%, respectively, and the weighted average of the loan-to-value ratios of the first lien Group II Loans at origination was approximately 65.32%.

The loan-to-value ratios indicated above do not give effect to any second lien mortgage not included in the trust but originated simultaneously with a first lien mortgage loan included in the trust. See “Risk Factors—Some of the Mortgage Loans Were Originated Simultaneously with Second Liens.” The weighted average of the original loan-to-value ratios of the first lien mortgage loans without a related second mortgage lien mortgage loan and the combined loan-to-value ratios of the related first lien mortgage loans, included in the trust, and the second lien mortgage loans, not included in the trust, in each case as of origination, was approximately 69.64%.

Occupancy Types of the Group II Loans

Occupancy (as indicated by borrower)	Number of Group II Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group II Loans
Investor Occupied	46	$8,507,324.93	5.86%	$184,941.85	6.610%	61.63%	724	38.65%
Owner Occupied	374	134,157,686.09	92.38	358,710.39	6.088	65.65	718	43.82
Second Home	9	2,561,740.54	1.76	284,637.84	6.468	60.64	708	93.08
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

Documentation Type of the Group II Loans

Documentation Type	Number of Group II Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group II Loans
Full Documentation Provided	82	$28,248,779.77	19.45%	$344,497.31	6.110%	71.90%	734	39.28%
No Income / No Asset	149	58,222,702.13	40.09	390,756.39	5.832	57.15	723	37.06
No Ratio	31	10,259,614.24	7.06	330,955.30	6.309	68.85	710	67.30
Stated Income / Stated Asset	64	16,909,543.52	11.64	264,211.62	6.368	65.95	695	50.56
Stated Income	103	31,586,111.90	21.75	306,661.28	6.490	73.03	712	51.71
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%
See “—Details of Specific Programs of the Originator” below for a detailed description of the Originator’s loan programs and documentation requirements.

Credit Scores of the Group II Loans

Credit Score	Number of Group II Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group II Loans
601 - 625	9	$2,408,467.10	1.66%	$267,607.46	6.559%	70.03%	621	38.74%
626 - 650	40	10,135,238.73	6.98	253,380.97	6.711	66.57	641	33.80
651 - 675	54	16,826,624.53	11.59	311,604.16	6.365	65.91	663	40.83
676 - 700	91	28,378,578.50	19.54	311,852.51	6.239	66.41	688	57.64
701 - 725	65	21,740,395.88	14.97	334,467.63	6.086	66.88	712	43.71
726 - 750	65	23,105,655.45	15.91	355,471.62	6.154	68.21	739	37.58
751 - 775	49	20,044,546.19	13.80	409,072.37	5.789	62.88	765	37.47
776 - 800	46	19,795,778.40	13.63	430,343.01	5.839	60.37	785	45.84
801 - 825	10	2,791,466.78	1.92	279,146.68	5.527	58.95	811	75.39
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

Property Types of the Group II Loans

Property Type	Number of Group II Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group II Loans
2-4 Family	24	$6,482,039.34	4.46%	$270,084.97	6.916%	63.40%	701	27.42%
Condo	28	7,563,126.18	5.21	270,111.65	6.057	62.18	709	44.93
PUD	72	27,112,347.88	18.67	376,560.39	5.953	67.59	728	49.42
Single Family	305	104,069,238.16	71.66	341,210.62	6.126	65.08	718	44.09
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

Geographic Distribution of Mortgaged Properties of the Group II Loans

State	Number of Group II Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group II Loans
Arizona	13	$2,297,994.63	1.58%	$176,768.82	6.322%	69.94%	694	51.29%
California	262	101,308,025.78	69.76	386,671.85	5.995	62.89	727	44.78
Colorado	4	837,241.99	0.58	209,310.50	6.443	78.32	663	80.04
Connecticut	3	1,311,098.24	0.90	437,032.75	7.203	76.52	664	59.76
Florida	14	3,211,659.59	2.21	229,404.26	5.760	66.19	746	15.48
Georgia	17	3,290,822.68	2.27	193,577.80	6.408	78.58	723	70.21
Hawaii	7	3,628,293.23	2.50	518,327.60	5.900	59.31	686	N/A
Idaho	1	74,000.00	0.05	74,000.00	6.875	67.27	686	100.00
Illinois	4	1,702,552.53	1.17	425,638.13	5.309	64.09	755	46.99
Indiana	1	142,141.84	0.10	142,141.84	6.500	80.00	650	N/A
Maryland	1	92,968.16	0.06	92,968.16	7.750	70.00	701	N/A
Massachusetts	2	245,365.92	0.17	122,682.96	8.367	75.30	658	N/A
Michigan	1	504,779.26	0.35	504,779.26	6.150	85.00	617	N/A
Minnesota	1	132,896.25	0.09	132,896.25	7.250	70.00	684	N/A
Missouri	6	1,838,236.31	1.27	306,372.72	5.546	57.25	749	27.19
Nevada	3	636,228.42	0.44	212,076.14	6.064	62.70	659	41.65
New Jersey	13	3,726,819.66	2.57	286,678.44	6.902	70.62	671	45.47
New York	27	9,341,308.59	6.43	345,974.39	6.709	69.94	698	37.13
North Carolina	1	194,916.54	0.13	194,916.54	7.625	80.00	662	N/A
Oregon	9	1,768,414.06	1.22	196,490.45	6.630	67.40	692	95.02
Pennsylvania	5	880,538.88	0.61	176,107.78	6.350	73.92	709	16.69
South Carolina	1	159,379.58	0.11	159,379.58	6.625	80.00	802	100.00
Tennessee	1	74,751.45	0.05	74,751.45	6.990	35.15	674	N/A
Texas	5	747,366.35	0.51	149,473.27	7.180	80.03	694	57.80
Utah	5	694,011.77	0.48	138,802.35	6.819	79.36	719	10.09
Virginia	2	554,077.58	0.38	277,038.79	6.679	79.26	694	N/A
Washington	20	5,830,862.27	4.02	291,543.11	6.502	79.55	690	74.90
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

No more than approximately 1.18% of the Group II Loans (by aggregate outstanding principal balance as of the Cut-off Date) will be secured by mortgaged properties located in any one zip code.

Loan Purposes of the Group II Loans

Loan Purpose	Number of Group II Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group II Loans
Cash Out Refi	254	$87,238,358.17	60.07%	$343,458.10	6.036%	62.57%	714	42.38%
Purchase	112	34,611,803.62	23.83	309,033.96	6.537	75.36	719	53.93
Rate & Term Refi	63	23,376,589.77	16.10	371,056.98	5.847	60.74	734	37.73
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

In general, in the case of a Group II Loan made for “rate and term” refinance purposes, substantially all of the proceeds are used by the mortgagor to pay in full the principal balance of a previous Group II Loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. The Group II Loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous Group II Loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Product Type of the Group II Loans

Product Type	Number of Group II Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group II Loans
FIXED	241	$79,721,662.37	54.89%	$330,795.28	6.086%	62.90%	719	N/A
FIXED BALL	5	1,043,319.29	0.72	208,663.86	6.906	81.07	658	N/A
FIXED IO	183	64,461,769.90	44.39	352,250.11	6.161	68.07	720	100.00
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

Index Type of the Group II Loans

Index Type	Number of Group II Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group II Loans
Fixed	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

Original Prepayment Penalty Term for the Group II Loans

Original Prepayment Penalty Term (Months)	Number of Group II Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group II Loans
1 Year Prepay	33	$7,786,473.27	5.36%	$235,953.74	6.464%	65.84%	705	48.05%
2 Years Prepay	27	7,927,432.30	5.46	293,608.60	6.277	64.84	714	60.52
3 Years Prepay	287	103,166,956.19	71.04	359,466.75	5.959	63.76	722	44.23
5 Years Prepay	6	1,095,741.11	0.75	182,623.52	6.360	79.95	780	85.36
6 Months Prepay	4	1,566,494.61	1.08	391,623.65	6.851	64.56	682	81.49
No Prepayment Penalty	72	23,683,654.08	16.31	328,939.64	6.626	71.52	711	34.13
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

Original Term of the Group II Loans

Original Term (Months)	Number of Group II Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group II Loans
120 - 180	9	$1,982,310.60	1.36%	$220,256.73	6.042%	62.72%	697	N/A
181 - 240	3	857,927.28	0.59	285,975.76	5.562	67.33	764	N/A
241 - 360	417	142,386,513.68	98.04	341,454.47	6.130	65.35	719	45.27
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

Remaining Term of the Group II Loans

Remaining Term (Months)	Number of Group II Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group II Loans
120 - 180	9	$1,982,310.60	1.36%	$220,256.73	6.042%	62.72%	697	N/A
181 - 240	3	857,927.28	0.59	285,975.76	5.562	67.33	764	N/A
241 - 360	417	142,386,513.68	98.04	341,454.47	6.130	65.35	719	45.27
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

Seasoning of the Group II Loans

Seasoning (Months)	Number of Group II Loans	Aggregate Unpaid Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Loan-to-Value Ratio	Weighted Average Credit Score	Percentage of Interest Only Group II Loans
0-6	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

The Originator

General

Approximately 73.14% of the mortgage loans were underwritten pursuant to, or in accordance with, the standards of the Sponsor’s Five Star Series™ Program for first lien mortgage loans. Approximately 8.52% of the mortgage loans were underwritten pursuant to, or in accordance with, the standards of the Sponsor’s Five Star Expanded™ Program or other similar programs for first lien mortgage loans. Approximately 7.37% of the mortgage loans were underwritten to the Sponsor’s guidelines for jumbo-A “prime” mortgage loans. Approximately 10.97% of the mortgage loans were acquired in bulk purchases from conduit sellers with similar non-conforming underwriting standards for credit and eligibility requirements, documentation types and for collateral evaluation.

Some of these mortgage loans were underwritten pursuant to underwriting standards similar to those described below, some pursuant to underwriting standards with varying documentation type, loan-to-value ratios, combined loan-to-value ratios and/or credit standards etc. from those described below.

Program Details of Opteum

Loans originated under the Sponsor’s Five Star Series™ program and the Sponsor’s Five Star Expanded™ program include the following specific details:

General. Loans originated under the Sponsor’s Five Star Series™ program, the Five Star Plus™ program as described within the guidelines originated through the Sponsor’s retail platform is designed for borrowers who have demonstrated an excellent credit history. The Sponsor’s Five Star Expanded™ program include the following specific details. The Sponsor generally begins its origination process by performing a pre-funding audit on each mortgage loan originated by the Sponsor’s retail and wholesale origination platforms including a review for compliance with the related program parameters and accuracy of the legal documents. The Sponsor generally performs verbal audits of the borrowers’ income or employment and a verification of social security numbers of each borrower, and reviews property ownership history that is provided by outside services prior to the disbursement of the loan. For loans purchased under the Sponsor’s conduit flow programs, an eligibility review is performed on each loan to insure compliance to the related program parameters and to review the accuracy of the legal documentation used at the closing of the loan transaction. The conduit-seller makes certain representations and warranties, in its respective agreement with the Sponsor, for each of the mortgage loans purchased by the conduit. The Sponsor also includes in its origination process a post-closing quality control review, which covers a minimum of 10% of the mortgage loans originated. This review includes a complete re-verification of income, liquid assets and employment that the borrower used to qualify for the mortgage loan, as well as procedures to detect evidence of fraudulent documentation and/or imprudent behavior or activity during the processing and funding of the mortgage loan. Verification of occupancy and applicable information is also obtained by regular mail.

Exceptions. The following program parameters that are used by the Sponsor are guidelines only. The Sponsor, on a case-by-case basis, may determine that the prospective mortgagor warrants an exception outside the standard program guidelines. Exceptions may be granted if the loan application reflects certain compensating factors, including instances where the prospective mortgagor has demonstrated an ability to save and devote a greater portion of income to basic housing needs. Other compensating factors may include a low loan-to-value; an excellent mortgage pay history; the primary borrower possesses a higher credit score than required; a substantial net worth to suggest that the repayment of the loan is within the prospective mortgagor’s ability and/or the borrower has demonstrated an ability to maintain a debt-free position and the value of the mortgaged property as collateral for the loan is adequate. Some examples of exceptions that may be granted are for, but not limited to, documentation requirements for varying document types, increased loan amounts, debt ratios, cash out allowed to borrowers on refinance loans or loan-to-value ratios that exceed program guidelines, consumer credit or number of minimum trade lines required, credit score exceptions, payment shock, reserve requirements, and the number of mortgages financed to a single borrower, etc.

Appraisals. Neither the Sponsor nor the Sponsor’s conduit division publishes an approved appraiser list. Each appraisal is completed on the applicable Fannie Mae Uniform Residential Appraisal Report along with applicable schedules and addendums if required. Each appraiser must be a state licensed or certified appraiser and meet the independent appraiser requirements for staff appraisers, or, if appropriate, be on a list of appraisers specified by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the Office of Thrift Supervision under their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform Recovery and Enforcement Act of l989, regardless of whether the Sponsor is subject to those regulations. In addition, each appraiser must be actively engaged in appraisal work, must be experienced, and must subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers.

In addition, all appraisals conform to the current Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Generally, each appraisal is reviewed in detail for completeness, accuracy and appraising logic in accordance with Fannie Mae guidelines.

With respect to the Sponsor’s Five Star Series™ Program, in general one full appraisal is required on each loan. In addition, generally, a quantitative appraisal report (Fannie Mae Form 2055) or an enhanced desk review or a Form 2055 drive-by is required on loans when the loan to value ratio or combined loan to value is greater than 80.01% to 95.00%; a drive-by or enhanced field review when the loan to value ratios or the combined loan to value ratios is greater than 95.01%; a drive-by or an enhanced field review when loan amounts or combined loan amounts between $500,000 and up to but not including $1,000,000 except for owner-occupied or second home loans with loan amounts up to $750,000 and a loan-to-value ratio of 80% or less where Opteum is not providing subordinate financing. In these cases, an enhanced desk review is acceptable. Loan amounts or combined loan amounts that are equal to and greater than $1,000,000 generally require two full appraisals completed by a separate appraiser. The value used to determine the appraised value of the property is generally the lower of the two. The underwriter may at its discretion require an additional review, additional comparables and/or a new appraisal. In addition, on Full Documentation loans, the underwriter may utilize an automated valuation model on loan to value ratios or combined loan to value ratios at 80.01 to 90.00% instead of an enhanced desk or Form 2055 exterior drive-by. For conduit flow loans, sellers perform appraisal reviews as required for the loan-to-value based on the first lien when the Originator is purchasing the first lien only. Loans originated for newly constructed homes by national builders as defined by the Sponsor’s internal list, appraisal reviews are waived for full and stated documentation types for owner occupied or second home transactions with combined loan to value ratios less than 95%. For properties that show recent repairs, generally the Sponsor will require the appraiser to provide interior photos with the original appraisal report.

The Five Star Plus™ Program. Under this program, a full appraisal is required on each loan. Loan amounts between $650,000 and $1 million requires either two full appraisals or one full appraisal with an enhanced field review; loan amounts over $1 million require two full appraisals to support the value.

The Five Star Expanded™ Program. A full appraisal is required on each loan. Loan amounts greater than $500,000 or loan-to-values exceeding 95% generally require a minimum of an AVM or Hansen desk review. Other reviews may be provided, such as an enhanced desk or field review, as required by the underwriter. Second homes, non-owner occupied properties, loans with seller or private secondary financing or loans for three to four unit properties require a minimum of an enhanced desk review. Owner occupied for one to two units with loan-to-values greater than 80%, a minimum of an automated valuation model review if required. Generally, for loan amounts greater than $650,000 or loans greater than 95% loan-to-value, a second appraisal may be required. The underwriter may at its discretion require additional review documentation.

In the event of a reduced value by the review appraiser, the Sponsor will review on a case-by-case basis to accept and utilize the original appraised value, as long as it is no more than 2% greater than the reduced appraisal review amount.

Condominiums. Generally, any condominium must meet Fannie Mae/Freddie Mac warrantable requirements unless they meet the requirements for non-warrantable condominiums. Generally, the maximum loan amount is $650,000 for loans secured by a non-warrantable condominium. However, exceptions are granted for exceeding the maximum loan amount on a case-by-case basis. In addition, exceptions may be granted on a case-by-case basis for condominiums in properties exceeding eight stories. The Five Star Series™ program (including Five Star Plus™) and Five Star Expanded™ program will allow for condo projects for which either Fannie Mae has issued their Form 1027 or 1028 or that meet Fannie Type B requirements with the following exceptions: the minimum pre-sale requirement for each property is 33% of each legal phase; 50% of all units, common areas and facilities within the project must be completed, and condo projects that meet Fannie Type A requirements with the following exception: investors must own no more than 70% of the units sold within the project, with no one entity owning more than 10% of the project. Generally, for all non-warrantable condominiums, the maximum loan to-value ratio for first liens may not exceed 80%. However, combined loan-to-value ratios are allowed up to 100%. Condominiums greater than four stories are not allowed as investment properties, and condominium projects of less than 12 units are not allowed, however exceptions may be granted on a case-by-case basis.

Mixed-Use Properties. The Five Star Series™ program allows mixed-use properties for single-family primary residences only. At least two-thirds of the improvement must be maintained and used for residential purposes only and the other use of the property should represent a legal, permissible use of the property under the local zoning requirements. The borrower must both own and operate the business, in which the required profession cannot be industrial or manufacturing. Typical borrowers are professionals, for example, attorneys, doctors and accountants. Generally, the maximum combined loan-to-value is 80%.

Opteum’s Five Star Series™ Program

General. The underwriting guidelines utilized in The Five Star Series™ Program, as developed by the Sponsor, are intended to evaluate an applicant’s credit score, credit history, financial condition, and repayment ability as well as to evaluate the adequacy of the mortgaged property as collateral for the loan. The Five Star Series™ Program provides for consistent credit criteria for all documentation types with specific reserve requirements, qualifying ratios, loan-to-value and combined loan-to-value restrictions for each type of program offered. The philosophy of The Five Star Series™ Program encompasses a complete review of the entire mortgage loan application together with the collateral being secured and an analysis of the risk assessment of the attributes of the particular loan with emphasis on the overall quality of the mortgage loan. Each mortgage loan is individually underwritten for loans originated under their retail and wholesale platforms. The Sponsor’s conduit division requires prior underwriting for clients with certain net worth requirements and offers delegated underwriting to those clients who qualify under Sponsor eligibility.

The Sponsor underwrites one-to-four-family mortgage loans with loan-to-value ratios at origination of up to 100% depending on, among other things, a borrower’s credit history, repayment ability and debt service-to-income ratio as well as the type and use of the mortgaged property. The Five Star Series™ Program offers forty (40), thirty (30) and fifteen (15) year fixed rate mortgage loans as well as six (6) month, two (2), three (3), five (5) and seven (7) year fixed rate adjustable LIBOR mortgages for purchases, rate and term refinances and cash -out transactions. Forty-year mortgage loans are fully amortizable with a balloon payment feature at the end of thirty years.

The borrowers have an option to include an interest-only feature for a maximum period of ten years. Exceptions are approved for less than ten years for the interest only periods on a case-by-case basis for conduit sellers. Borrower(s) who choose to have a prepayment penalty option, can select the terms of prepayment penalties from one to five years. In the case of a “soft” prepayment penalty period, penalties are waived in the event of a sale and transfer of title in regards to a bona fide purchase transaction. Secondary financing or allowance for subordinate financing is allowed according to the combined loan-to-value ratio requirements described in the program underwriting guidelines and may be provided by lenders other than the Sponsor at origination. Generally, the combined loan-to-value ratio may not exceed 100%.

Each borrower completes a Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65). The Five Star Series™ Program allows for approval of an application pursuant to various documentation types as defined: (a) Full/Alternative Documentation Program, (b) Stated Income, Verified Assets (SIVA), (c) Stated Employment/Verified Assets (NIVA), (d) Stated Income/Stated Assets (SISA), (e) No Income/No Assets (NINA) and (f) No Income/No Employment/Verified Assets (NINEVA). The Five Star Plus™ program originates mortgage loans under Full and Stated Income with verified assets only.

The Full/Alternative Documentation Program requires a Uniform Residential Loan Application, a Statement of Assets and Liabilities and a Uniform Residential Appraisal Report on the appropriate Fannie Mae or Freddie Mac forms, a credit report, verification of income with a complete two-year employment history, verification of deposits for all liquid assets, and verification of minimum cash reserves as required by the product guidelines. Full/Alternative documentation allows for the use of certain alternative documents in lieu of the some of these forms. Self-employed borrowers must provide federal tax returns for the previous two years, additional documents and a signed IRS Form 4506 (Request for Copy of Tax Returns). The debt-to-income ratio generally does not exceed 50% on loans above 80% loan-to-value and 60% on loans below 80% loan-to-value.

Stated Income, Verified Assets (SIVA). Under this program the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio is calculated generally not to exceed 50%. However, income is not verified. The Sponsor obtains the prospective borrower’s verification of deposits or bank statements for the most recent two-month period preceding the mortgage loan application.

Stated Employment (No Income)/Verified Assets (NIVA). Under this documentation type, the borrower provides no income information, but provides employment and asset information. The Sponsor verifies the asset information on the mortgage loan application.

Stated Income/Stated Assets (SISA). Under this documentation type, the borrower states their employment, income and assets on the mortgage loan application, none of which are verified.

No Income/No Assets (NINA). Under this documentation type, the borrower provides no income, employment or asset information on the mortgage loan application.

No Income/No Employment/Verified Assets) (NINEVA). Under this documentation type, the borrower provides no income or employment information on the mortgage loan application but provides asset information. The Sponsor obtains the prospective borrower’s verification of deposits or bank statements for the most recent two months.

Under The Five Star Series™ Program, generally, the Sponsor or the conduit seller in the case of a purchase of a closed loan verbally verifies the borrower’s employment prior to the closing of the mortgage loan. Credit history, collateral quality and the amount of the down payment are important factors in evaluating a mortgage submitted under one of the available documentation types. In addition, under the limited documentation products, the mortgage loan must conform to certain criteria regarding maximum loan amount, property type and occupancy status. Generally, for mortgage loans originated for self-employed borrowers under one of the limited documentation types, except for the No Income and No Asset program (“NINA”) and the No Income/No Employment/Verified Assets program (“NINEVA”), borrowers are required to provide either a business license if applicable for their business or a certified public accountant letter stating the borrower has been filing their tax returns as self employed for the past two years.

In all cases, liquid assets must support the level of income of the borrower as stated in proportion to the type of employment of the borrower. Full documentation is requested by the underwriter if, in the judgment of the underwriter, the compensating factors are insufficient for loan approval under the Five Star Series™ Program.

Under the Five Star Series™ Program, the borrower can elect to have primary mortgage insurance coverage when the loan-to-value ratio will be greater than 80.00% or can choose a loan program with no payments for mortgage insurance under the Sponsor’s Lender Paid Mortgage Insurance (“LPMI”) products. The Five Star Series™ Program underwriting guidelines allow for more than one type of LPMI program for borrowers to choose from, all of which are similar to the requirements of the Five Star Series. Underwriting guidelines for the LPMI products have special requirements and limitations for credit scores, limited loan amounts and loan-to-value ratios and may have additional underwriting criteria. The required amount of coverage is reduced for borrowers under the Five Star Plus program.

The Sponsor uses the foregoing parameters as guidelines only.

Credit History

The Five Star Series™ Program defines acceptable credit history as a borrower who has a minimum of a two (2) year credit history with a minimum of five trades total. A minimum of 3 trades must be rated, traditional trades, with at least one of the three being an active trade reported for the last 6 months. Rent or private party mortgage is considered as an additional trade when verified by a verification of mortgage or verification of rent or credit report supplement or cancelled checks. In addition, an alternative trade verified directly with the creditor or with cancelled checks showing no late payments, with a minimum of a twelve (12) month history to complete the five trade requirement. Alternative sources include utility payments, telephone payments or insurance payments. A borrower must have a minimum of a twelve month credit history for a mortgage or a rental history verified by a credit report supplement or verification of rent or mortgage or canceled checks showing no 30-day delinquent mortgage payments in the past twelve months and must be current at the time of closing. Borrower(s) with a minimum two-year credit history are acceptable with a minimum three trades in total for loan-to-value ratios less than 80% when subordinate financing is not provided by the Sponsor. A minimum of two trades must be rated and traditional trades with at least one of the two being an active trade reported within the last six (6) months. Rent or private party mortgage is considered as an additional trade when verified by a verification of mortgage or verification of rent or credit report supplement or cancelled checks. An exception may be granted on a case-by-case basis to allow one 30-day mortgage late payment if strong compensation factors are shown. The First Time Homebuyer Program is described below as it contains special exceptions for credit requirement relating to lack of mortgage or rent history.

A maximum of one 30-day delinquent payment on an installment credit account within the past 12 months is permitted under the Five Star Series™ Program. Consumer credit does not incorporate a maximum number of late payments and is not utilized in the credit analysis. Revolving debt is included as a monthly obligation regardless of the number of payments remaining, however revolving debt is allowed to be paid off to qualify as an exception on a case-by-case basis, based on compensating factors. Bankruptcies must not have occurred within the last 2 years and the borrower must have a good re-established credit history, and the bankruptcy must be fully discharged. For loan amounts greater than $1 million, no foreclosures or bankruptcies are generally allowed in the last seven years. Foreclosures are not allowed in the past 3 years. For borrower(s) who occupy the property or for whom the loan is made for a second home, no payoff is required for collections of $250 or less or aggregate collections of $5,000 or less. All judgments, suits, tax liens, other liens, collections in an amount above the previous allowances or for loans on investment properties, charge-offs in the past 12 months and generally open charge -offs, open judgments, collections or other derogatory public record items must be paid in full prior to or at closing. Medical collections up to $500 can be left open.

As part of the underwriting process, the Sponsor typically reviews an applicant’s Credit Score. For determining the representative credit score for full/alternative documentation, stated income with verified assets, no ratio loans with verified assets; stated income with stated assets; no income and no assets and/or loan amounts or combined loan amounts less than $1 million, a minimum of two credit scores is required for each borrower. The representative score for each borrower is defined as the lower of two or middle of three scores. The representative score for transactions involving more than one borrower is the lower of two or middle of three for the primary wage earner. The determination of the primary wage earner for transactions involving more than one borrower is the borrower with the highest income level and when all borrowers income level is similar, the lowest representative score of all borrowers is utilized. Under the Five Star Plus™ program, stated documentation for a credit score is determined by the lowest middle representative score of all borrowers. The minimum credit score required for all documentation types is except as noted below. For full/alternative documentation, for loan amounts and/or combined loan amounts less than or equal to $1,000,000, the minimum credit score is 620. For loan amounts greater than $1,000,000, a minimum requirement of 680 credit score is required for all borrowers. When the Sponsor is providing both first and second liens with combined loan amounts greater than $1,000,000, a minimum credit score of 680 for all borrowers is required. For investment and second home mortgages with a combined loan-to-value ratio between 95.01-100%, a minimum score of 680 for all borrowers for purchase money transactions is required. For stated income and verified assets (SIVA), loan amount or combined loan amounts less than or equal to $1,000,000, a minimum credit score of 620 is required. For loan amounts or combined loan amounts greater than $1,000,000, a minimum credit score of 680 is required for all borrowers. For “no ratio” (NIVA) loans with loan amount or combined loan amounts less than or equal to $1,000,000 and CLTV less than 95%, the minimum credit score is 620, except for cash-out refinances for which the credit score requires a minimum of 660. Loan amounts or combined loan amounts less than or equal to $1,000,000 and a CLTV greater than 95% require a credit score of 660. Loan amounts or combined loan amounts greater than $1,000,000 require a credit score of 680 for all borrowers. For Stated Income and Stated Assets (SISA), for loan amounts or combined loan amounts less than or equal to $1,000,000 and a CLTV less than 95%, the minimum credit score is 620, except for refinance transactions for which a minimum credit score of 660 is required. Loan amounts or combined loan amounts less than or equal to $1,000,000 and CLTV greater than 95% require a credit score of 660. Loan amounts or combined loan amounts greater than $1,000,000 require a 680 credit score for all borrowers. For No Income and No Asset (NINA) loans and for No Income and No Asset loans with verified assets (NINEVA), loan amounts less than or equal to $1,000,000 and loan-to-value ratios less than or equal to 90%, a minimum credit score of 620 is required for all borrowers. For loan amounts greater than 90% loan-to-value, a minimum credit score of 660 is required for all borrowers. For all documentation types, if the Sponsor is not providing subordinate financing, the minimum credit score requirements for all programs is the minimum credit score required for first liens. Generally, for loans originated under applicable documentation types specific to allow for loans greater than 95.01% to 100% combined loan-to-value ratios secured as a second home or investment properties, borrowers must meet a minimum credit score of 680.

Required reserves as stated below must be from the borrower’s own funds and must be sourced and seasoned for a minimum of 60 days. Proceeds from the sale of a property can be included without seasoning requirements. Reserve requirements are generally as follows for owner occupied residences under all documentation types: (a) for combined loan amounts up to $1,000,000, two months principal, insurance, monthly taxes and insurance (PITI), (b) for combined loan amounts greater than $1 million, six (6) months PITI, (c) for second homes and investment properties with combined loan amounts of less than $1 million, four (4) months PITI, and (d) for second homes and investment properties funded with subordinate financing provided by Sponsor and for combined loan amounts greater than $1 million, six (6) months PITI. For loans under the Five Star Plus™ program, no reserves are required for full documentation loans with credit scores of 720 and above; for credit scores 620 to 719, two (2) months’ reserves are required; for loan amounts greater than $1 million, generally twelve (12) months’ reserves are required. Stated documentation loans with credit scores of 720 and above are required to have two (2) months’ reserves and loans with credit scores of 680 to 719 require three (3) months’ reserves. For loan amounts greater than $1 million, generally twelve (12) months’ reserves are required. Exceptions may be granted on a case-by-case for reduced reserve amounts.

First Time Homebuyer Program. The Five Star Series™ Program includes first time borrowers with no prior housing history under the full documentation and stated income with verified assets documentation guidelines. Borrowers who qualify under this program cannot have owned any property in the three-year period immediately prior to the application for a Five Star SeriesTM loan and cannot have prior mortgage or rental history. The borrowers are required to verify that they have lived rent-free (based upon a letter from an immediate family member). Generally, first time borrowers are required to have a minimum twenty-four month credit history and a minimum of five trade lines. For full documentation loans, there are no additional restrictions. In the case of stated income, it is required for the borrower to have a minimum credit score of 660 and approximately four (4) months reserves after closing. Other than not having a 12-month credit history for mortgage or rent, each borrower must comply with all other product guidelines.

Opteum’s Five Star Expanded™ Program

General. The underwriting guidelines utilized in The Five Star Expanded™ Program, as developed by the Sponsor, are intended to evaluate an applicant’s credit standing and repayment ability as well as evaluate the adequacy of the mortgaged property as collateral for the loan. On a case-by-case basis, the Sponsor may determine that, based upon compensating factors, a loan applicant, not strictly qualifying under one of the risk grade categories described below, warrants an exception to the requirements as stated under the paragraph entitled “Exceptions”. It is expected that a substantial number of the mortgage loans to be included in the mortgage pool will represent such underwriting exceptions.

The underwriting guidelines are less stringent than the standards of traditional programs with regard to the applicant’s credit standing and repayment ability while providing a variety of documentation types. The program offers credit grading for borrowers who have demonstrated an excellent mortgage pay history to borrowers who have less than perfect credit with alternatives for loan documentation and for originations with loan-to-value exceeding 80% without the requirement for mortgage insurance. Under the underwriting guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the general maximum loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor’s credit history and debt ratio. In general, higher credit risk mortgage loans are graded in risk categories which permit higher debt ratios and or more recent major derogatory credit items such as outstanding collections or prior bankruptcies, however, with established lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such risk categories. Each mortgage loan is individually underwritten for loans originated for the retail and wholesale platforms. The Sponsor’s conduit division requires prior underwriting for certain conduit sellers not meeting minimum net worth and other requirements for delegated underwriting.

The Five Star Expanded™ Program offers forty (40), thirty (30), twenty (20) and fifteen (15) year fixed rate mortgage loans as well as two (2) year or three (3) year fixed rate adjustable LIBOR mortgage loans with either for purchases, for rate and term refinances and for cash out transactions. Forty-year mortgage loans are fully amortizing with a balloon payment feature due in thirty years. For owner-occupied loans originated under all documentation types, a borrower may have an option to include an interest-only feature for a maximum period of ten years in all credit grades and products types. Exceptions may be granted to include up to two (2) units owner-occupied and for borrowers who have a minimum credit score of 580. In all cases, a borrower’s debt to income ratio generally does not exceed 50%. Interest -only mortgage loans are not allowed for fixed income borrowers.

A borrower may choose to have a prepayment penalty option and can select the terms of the prepayment penalties from one to three years. Secondary financing or allowance for existing subordinate financing is acceptable according to the combined loan-to-value ratio requirements described in the program underwriting guidelines and may be provided by lenders or sellers of the property at origination. Generally, the combined loan-to-value for owner-occupied loans may not exceed 100% and for non-owner properties may not exceed 95%.

Each borrower completes a Residential Loan Application (Fannie Mae Form 1003/Freddie Mac Form 65). The Five Star Expanded™ Program allows for approval of an application pursuant to various documentation types as defined: Full Documentation; Limited Documentation; Stated Income or Lite Doc.

Full Documentation

Salaried Borrowers require two (2) years’ employment history and written verification of employment or pay stubs covering the most recent thirty-day period with year-to-date earnings; two (2) years’ W-2’s if the borrower has changed employers in the past two (2) years. If not, the most recent W-2 form is acceptable. Generally, a verbal verification of employment is completed prior to the closing of the transaction. Borrower(s) are required to state assets on the application (1003) and to provide certified funds for closing drawn on the bank account(s) listed on the application.

For Self-Employed Borrowers, two (2) years’ self-employment is required along with providing two (2) years’ tax returns, including all schedules for two (2) years’ business tax returns when applicable, if borrower owns 25% or more of business. Generally, an IRS Transcript form 4506 is processed for all borrower(s) where tax returns are used as the basis for income verification. Borrower(s) are required to state assets on the application and provide certified funds for closing drawn on the bank account(s) listed on the application.

Under full documentation, in lieu of tax returns as stated above, self-employed Borrowers who are sole proprietors of a DBA business may provide twenty-four months’ bank statements. Exceptions may be allowed for a minimum of eighteen (18) months of consecutive bank statements for loans equal to or greater than 80% loan-to-value and a minimum of twelve months when the loan-to-value ratio is less than 80%. The borrower generally provides proof of existence of business for two (2) years and up to twenty-four (24) consecutive months of personal bank statements. The underwriter will review for larger and/or unusual or transferred deposits for exclusion. Monthly income is calculated for qualifying purposes by averaging deposits of a consistent amount each month. All individuals shown on the personal bank statement must be borrowers on the loan and has been in the same line of work for the past twenty-four (24) months. Borrower(s) are required to state assets on the application (1003) and provide certified funds for closing drawn on the bank account(s) listed on application. Asset verification is not required.

For Fixed Income Borrowers, a W-2P Form, an award letter or court order and evidence of receipt by bank statements or copies of cancelled checks for previous 12 months is required. The borrower will also provide two years’ 1099 forms with two years’ personal tax returns with all schedules and a current financial statement. The borrower is required to provide evidence to show proof of a minimum of three years’ continuance of income. Borrower(s) are required to state assets on the application (1003) and to provide certified funds for closing drawn on the bank account(s) listed on the application (1003). Asset verification is not required.

Limited Documentation

For salaried Borrowers, the most recent pay stub showing year-to-date income and their W-2 form for the prior year or a written verification of employment is acceptable. Borrower(s) are required to state assets on the application (1003). Certified funds for closing are drawn on the bank account(s) listed on 1003. Asset verification is not required except as required in “Reserves” as stated below. Self-employed borrowers require verification of two (2) years self employment, one year tax returns, one year business tax returns if the borrower owns more than 25% of the business. The Sponsor may obtain IRS transcripts by processing the IRS form 4506 for all borrower(s) where tax returns are used as the basis for income verification. Borrower(s) are required to state assets on the application (1003) and provide certified funds for closing drawn on the bank account(s) listed on 1003. Asset verification is not required.

In lieu of tax returns as stated above, a self-employed Borrower may submit 12 months of consecutive bank statements and will be considered Limited Documentation. Less than 12 months’ statements may be accepted as an exception if the loan-to-value is lower than 80%. Proof of existence of their business for 2 years and 12 consecutive months’ personal bank statements are generally required. Twelve (12) months’ business bank statements, in lieu of twelve (12) months’ personal bank statements, will be considered for borrowers who are sole proprietors of a DBA business. Deposit transfers, large and/or unusual deposits are generally excluded. Monthly income is calculated for qualifying purposes by averaging deposits of a consistent amount each month and all individuals shown on the personal bank statement are the borrowers on the loan. Generally, the application must indicate the borrower has been in the same line of work for the past twenty-four (24) months. Borrower(s) are required to state assets on the application and provide certified funds for closing drawn on the bank account(s) listed. Asset verification is not required.

For Fixed Income borrowers under limited documentation, at least one of the following is required to be provided: a W-2P form, an award letter or court order and evidence of receipt by bank statements or copies of cancelled checks for previous six (6) months or one years’ personal tax return with all schedules. Borrower(s) are required to state assets on the application (1003) and provide certified funds for closing drawn on the bank account(s) listed on 1003. Asset verification is not required.

Stated Income

For Salaried Borrowers, two years’ employment history is generally required, however, exceptions may be granted for loan-to-values under 90% for one year history. The borrower states income and employment on the application. Generally, a verbal verification of employment is completed prior to closing for salaried borrowers covering a two (2) year period. The borrower(s) are required to state assets on the application (1003) and to provide certified funds for closing are drawn on the bank account(s) listed on 1003; Asset verification is not required except as required in “Reserves” below.

Self-employed borrowers generally must provide proof of existence of business for two (2) years and state their income on the application. The borrower(s) are required to state assets on the application (1003) and to provide certified funds for closing drawn on the bank account(s) listed on application. Asset verification is not required.

Fixed Income Borrowers are not allowed under the stated income type.

Under all documentation types, a minimum of 5% cash down payment from Borrower’s own funds is required unless applicable loan is originated under 100% combined-loan-to value. The balance may be paid from cash, other equity, gift funds or Secondary Financing.

Reserve Requirements — All Documentation types:

Reserves are not required.

Credit History

The Five Star Expanded™ Program defines acceptable credit history for borrowers depending on the documentation submitted. Under the Full and Limited Documentation types with loan-to-values greater than 90% or loans greater than $500,000, borrower(s) must have a minimum twenty-four (24) month established credit history with a minimum of one (1) open trade line with a minimum (12) month credit history and paid as agreed and one (1) additional trade with a minimum six (6) months’ reported history and paid as agreed. In addition, borrower must document a minimum twelve (12) months’ mortgage or rental history. For loan-to-values less than or equal to 90% or loan amounts less than $500,000, a borrower (s) must have a minimum twelve (12) months’ established credit history with a minimum of two (2) open trades lines, one (1) with a minimum twelve (12) months’ credit history and paid as agreed and one with a minimum of six (6) months’ reported history and paid as agreed unless the borrower can document a minimum twelve (12) months’ mortgage history. For Stated Documentation, a borrower must have a minimum twenty-four (24) month established credit history with three (3) open trade lines, one (1) with a minimum twenty-four (24) month credit history and paid as agreed and two (2) additional trade lines, each with a minimum of six (6) months’ reported history and paid as agreed. In addition, borrower must document a minimum twelve (12) months’ mortgage or rental history. Collections, charge-offs and judgments do not count as trade lines. Authorized user accounts do not count as trade lines.

Rolling Mortgage/Rental Delinquency. The Five Star Expanded™ Program offers credit graded for borrowers defined by the mortgagor’s pay history on the mortgage or rent for the previous twelve (12) months. The grades are as follows: “AA” Credit Grade for borrowers with no mortgage or rental late in last twelve (12) months; “A” Credit Grade for borrowers with one thirty-day late for their mortgage or rental late in last twelve (12) months and “A-” Credit Grade with full or limited documentation for owner occupied where a borrower has had up to three (3) thirty-day late payments on their mortgage or rental in the last twelve (12) months and with stated documentation for owner occupied with two (2) thirty-day mortgage or rental lates in the last twelve (12) months. For second home and investment properties, generally all documentation types allow for two (2) thirty-day lates on their mortgage or rental within the last twelve (12) months. To determine the credit grade with mortgage/rental rolling lates, the following is the definition: six (6) consecutive thirty-day (30) delinquencies are considered (1x30) one thirty-day late; twelve (12) consecutive thirty-day delinquencies are considered two thirty-day lates. A rolling delinquency is permitted for thirty-day delinquencies only. For loans that are thirty-days delinquent and then sixty-days delinquent and then thirty-days delinquent again, the loan is determined to be two thirty-day (30) lates with one sixty-day (60) late. Generally, delinquencies which exceed the above stated requirements are not eligible.

Mortgage/Rental History. A verification of Mortgage/Rental is required on all loans. Borrowers unable to provide a complete twelve (12) month mortgage/rental history or who have no rental history (lived w/relatives, military, etc.) or borrowers with free and clear homes with no mortgage activity in the last thirty-six (36) months are eligible. Minimum credit score of 600 and limited to a maximum loan amount of $500,000 for single family, owner occupied only, generally two-to-four properties are not allowed). May be graded “AA”, with a minimum twenty-four (24) month credit history, with at least two (2) accounts, one (1) with a minimum twenty-four (24) month credit history and paid as agreed and one additional trade with a minimum six (6) month reported history and paid as agreed. Borrower (s) who have a minimum credit score of 580-599 are limited to a maximum loan amount of $500,000 for single family, owner occupied. Generally, two-to-four unit properties are not allowed. Generally, the loan will be graded “A-,” with a minimum twenty-four (24) month credit history, with at least two (2) accounts, one with a minimum twenty-four (24) month credit history and paid as agreed and one additional trade with a minimum six (6) month reported history and paid as agreed. Full and Limited documentation types are allowed. Generally, Stated Documentation is not available. In the case of a recent refinance, a combination of payment performance from multiple lenders for the same collateral may be used to complete the twelve (12) month history requirement. For recent purchase, a combination of payment performance from a prior property or rental payments can be used to complete the twelve (12) month history. Gaps in history of up to six (6) months are allowed by obtaining the most recent eighteen (18) month history.

Determining Representative Credit Score. A full residential mortgage credit report or tri-merged credit report is required to establish a valid representative credit score. A minimum of two credit scores is required for each borrower. The representative credit score for each borrower is defined as the lower of two, or the middle of three, scores. When a borrower has three scores and two of them are identical, one of the identical scores is considered the middle score. The representative credit score for transactions involving more than one borrower is the lower of two or middle of three for the primary wage earner. If there are multiple borrowers and none of the borrowers earn 51% of the total income, the middle of three or lower of two credit scores of each borrower and then the lowest scoring borrower’s selected score is used. Generally, all borrowers must meet the minimum credit score requirement, however exceptions are approved on a case-by-case basis. Borrowers with no credit score are not eligible.

Public Records, Judgments, Liens, Collections, Civil Suits & Disputed Trade. Borrowers generally are required to pay off all delinquent credit, including delinquent taxes, judgments, delinquent child support payments, charged-off accounts, tax liens, and material mechanic liens or any other potential item that would affect lien position. Generally, all state, IRS, property tax liens and judgments are required to be paid whether or not they currently affect title. Typically, adverse credit, including charge-offs, collections, and disputed trade lines generally will be paid prior to or at closing when time elapsed since occurrence is less than twelve (12) months and aggregate balances exceed $1500 for “AA” credit grade; $2500 for “A” credit grade; and $3500 for “A-” credit grades. Exceptions may be granted on a case-by-case basis. Charge-offs, collections, and disputed trade lines that are seasoned more than twelve (12) months or are less than the aggregate balance calculation and do not affect title, then no payoff is required. Medical accounts will not be required to be paid. Generally, current ninety (90) day or more delinquent accounts will be brought current prior to or at closing. Civil Suits must be paid off or verified through the court that they are closed or dismissed. Documented third party disputed trade lines, collections or charge-offs may be left open.

Debts, Bankruptcies and Foreclosures: The Credit Score is viewed as representative of the borrower’s overall credit pattern. For grades “AA” and “A”, Chapter 13 Bankruptcy must have been discharged two (2) or more years. For grade “A” and “A-”, Chapter 7 Bankruptcy must have been discharged one (1) or more years and for grade “A-”, Chapter 13 Bankruptcy must be 1 or more years since filing. A minimum of a twelve (12) month rating reflecting paid as agreed along with written approval of the refinance loan terms from the Bankruptcy trustee are required. The Chapter 13 Bankruptcy must be paid in from loan proceeds. If a mortgage is included in the Chapter 13 Bankruptcy plan, the trustee rating will be treated as the mortgage rating. Exceptions may be granted on a case-by-case basis for lesser time periods for all credit grade levels. Generally, for grades “AA” and “A”, no foreclosure in the last three years are allowed. For grade “A-” generally, no foreclosures are allowed in the last two years. The allowable total debt-to-income ratio is 50% for all credit grades including all loans under interest-only terms. Allowances for a higher debt-to-income ratio are acceptable for all credit grades and terms if one compensating factor is present. Examples are: a loan-to-value less than seventy-five percent (75%), Borrower’s own equity reduces the loan-to-value below program maximum; housing payment and total debt is less than Borrower’s current payment levels; borrower is able to document three (3) months’ reserve; residual income of $2,000; Borrower demonstrates an excellent housing payment history for the past 24 months. Borrowers are qualified at the Note rate for both fixed and adjustable rate mortgage programs.

Additional Information

The description in this free writing prospectus of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the stated principal payments due on or before this date. Prior to the issuance of the Certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Depositor deems this removal necessary or desirable, and may be prepaid at any time. In no event, however, will more than 5% (by principal balance at the Cut-off Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in this free writing prospectus.

DESCRIPTION OF THE CERTIFICATES

General

The Series 2006-1 Certificates will consist of twenty one classes of certificates, seventeen of which are offered hereby. Only the Offered Certificates are offered by this free writing prospectus.

The Class M-10 Certificates, which are not offered hereby, will have an initial Certificate Principal Balance of $4,671,000 and will be entitled to interest and principal distributions as described in this free writing prospectus.

The Class C Certificates and Class R Certificates, which are not offered hereby, will be entitled to distributions on any distribution date only after all required distributions have been made on the Class A Certificates and the Class M Certificates. The Certificate Principal Balance of the Class C Certificates as of any date of determination will be equal to the aggregate Stated Principal Balance of the mortgage loans minus the aggregate Certificate Principal Balance of all other classes of certificates and will be entitled to distributions of interest as provided in the Agreement. The Class R Certificates will not have a principal balance and will not be entitled to distributions of interest.

The Class P Certificates, which are not offered hereby, will have an initial Certificate Principal Balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans.

The certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of a pool of mortgage loans with an aggregate principal balance as of the Cut-off Date, after application of scheduled payments due whether or not received, of approximately $934,211,491. Distributions of principal and interest on the Class I-A Certificates are expected to be based primarily on amounts available for distribution in respect of the Group I Loans, and distributions of principal and interest on the Class II-A Certificates are expected to be based primarily on amounts available for distribution in respect of the Group II Loans. Distributions of principal and interest to the Class I-A Certificates are expected to be made first from the Group I Loans, and distributions of principal and interest to the Class II-A Certificates are expected to be made first from the Group II Loans. Distributions of principal and interest on the Class M Certificates will be based on amounts available for distribution in respect of the Group I Loans and the Group II Loans.

Each class of the Offered Certificates will have the approximate initial Certificate Principal Balance as set forth on page S-4 hereof and will have the Pass-Through Rate as defined under “Glossary” in this free writing prospectus. The Pass-Through Rate on each class of the Offered Certificates will be limited to the related Net WAC Rate. In addition, the Certificate Margin on each class of the Offered Certificates, other than the Class II-A Certificates, will be subject to increase on and after the Step-Up Date. The holders of the Offered Certificates will not be entitled to recover interest in excess of any applicable limitation on the Pass-Through Rate thereof on any future distribution date from excess cashflow or from any other source except to the extent of certain payments from the Interest Rate Swap Agreement and the Yield Maintenance Agreement and available Net Monthly Excess Cashflow deposited in the reserve fund as provided in “—Overcollateralization Provisions” below.

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC (in the United States) or Euroclear (in Europe) and their participants in minimum denominations representing Certificate Principal Balances of $100,000 and integral multiples of $1 in excess thereof.

The Book-Entry Certificates will initially be represented by one or more global certificates registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. Euroclear will hold omnibus positions on behalf of its participants through customers’ securities accounts in Euroclear’s name on the books of its depository which in turn will hold the positions in customers’ securities accounts in the depositary’s name on the books of DTC. No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person’s interest, except as set forth below under “—Definitive Certificates.” Unless and until definitive certificates are issued under the limited circumstances described in this free writing prospectus, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this free writing prospectus to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See “—Registration of the Book-Entry Certificates” and “—Definitive Certificates” in this free writing prospectus.

The definitive certificates, if ever issued, will be transferable and exchangeable at the offices of the Securities Administrator designated by the Securities Administrator from time to time for these purposes. The Securities Administrator has initially designated its offices located at c/o Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services - Opteum 2006-1, for such purpose. No service charge will be imposed for any registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made on each distribution date by the Securities Administrator to the persons in whose names the certificates are registered at the close of business on the related Record Date. Distributions will be made by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of the class at the location specified by the Securities Administrator in the notice to certificateholders of the final distribution.

The Offered Certificates will be purchased from the Depositor by the Underwriters and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Registration of the Book-Entry Certificates

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Payments on Book-Entry Certificates held through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s rules and procedures, to the extent received by the depositary. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Securities Administrator as certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

Under the Rules, DTC is required to make book-entry transfers of Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners, through their participants and indirect participants, will receive payments and will be able to transfer their interest in the Book-Entry Certificates.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Securities Administrator to Cede & Co., as nominee for DTC.

Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified Voting Rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that participants whose holdings of Book-Entry Certificates evidence Voting Rights, authorize divergent action.

The Depositor, the Master Servicer, the Servicer, the Securities Administrator, the Trustee and the Underwriters will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Certificates

Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (2) the Depositor notifies the Securities Administrator and DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, holders of the Book-Entry Certificates agree to initiate such termination, or (3) after the occurrence of an event of default, Certificate Owners representing in the aggregate not less than 51% of the Voting Rights of the Book-Entry Certificates advise the Securities Administrator and DTC through participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners’ best interest. Additionally, after the occurrence of an event of default, any Certificate Owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing that Certificate Owner’s percentage interest in the related class of Certificates.

Upon the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to notify all Certificate Owners through participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Securities Administrator will recognize the holders of definitive certificates as certificateholders under the Agreement. Definitive certificates will be issued in minimum denominations of $100,000, except that any beneficial ownership represented by a Book-Entry Certificate in an amount less than $100,000 immediately prior to the issuance of a definitive certificate shall be issued in a minimum denomination equal to the amount of the beneficial ownership.

Allocation of Available Funds

Distributions to holders of each class of Class A Certificates and Class M Certificates will be made on each distribution date from the Available Distribution Amount.

Interest Distributions on the Class A Certificates and Class M Certificates

On each distribution date the Securities Administrator shall withdraw from the Certificate Account that portion of the Available Distribution Amount for such distribution date consisting of the Interest Remittance Amount for such distribution date, and shall pay such amount in the following amounts and order of priority:

(1)	first, to each class of Class A Certificates, as provided below; and

(2)
second, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the Accrued Certificate Interest for that class for such distribution date.

With respect to each class of Class A Certificates and any distribution date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of such class of Class A Certificates for that distribution date, plus any related Accrued Certificate Interest remaining unpaid from any prior distribution date, less any related Prepayment Interest Shortfalls for that distribution date and any Relief Act Shortfalls allocated as described herein from the sources and in the priority as follows:

(1)	first, pro rata from the Interest Remittance Amount derived from the related loan group; and

(2)
second, pro rata from the Interest Remittance Amount derived from the non-related loan group after taking into account any payments in respect of interest on the other classes of Class A Certificates made in first above.

On any distribution date, any Relief Act Shortfalls or Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer or Subservicer will be allocated, first, in reduction of amounts otherwise distributable to the Class C Certificates and Class R Certificates, and thereafter, to Accrued Certificate Interest with respect to the Class A Certificates and Class M Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Class A Certificates and Class M Certificates will not be entitled to reimbursement for any such interest shortfalls.

Principal Distributions on the Class A Certificates and Class M Certificates

On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the holders of each class of Class A Certificates and Class M Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount remaining after distribution of interest to the Class A Certificates in the following amounts and order of priority:

(1)	first, to the Class A Certificates, as provided below, until the Certificate Principal Balance thereof has been reduced to zero; and

(2)
second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero.

On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each class of the Class A Certificates and Class M Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount remaining after distribution of interest to the Class A Certificates in the following amounts and order of priority:

(1)	first, the Class A Principal Distribution Amount shall be distributed to the Class A Certificates as provided below, until the Certificate Principal Balances thereof have been reduced to zero;

(2)	second, to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(3)	third, to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(4)	fourth, to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(5)	fifth, to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(6)	sixth, to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(7)	seventh, to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(8)	eighth, to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(9)	ninth, to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(10)	tenth, to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

(11)	eleventh, to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

Distributions of principal to the holders of each class of Class A Certificates from the Principal Distribution Amount or Class A Principal Distribution Amount as described in the two preceding paragraphs will be distributed to the Class A Certificates as follows:

(1)
first, concurrently, (i) the Class I-A Principal Distribution Amount will be distributed on each distribution date, concurrently, on a pro rata basis, (A) to the Class I-APT Certificates and (B) to the Class I-A1 Certificates, in each case in reduction of the Certificate Principal Balances thereof, with any amounts payable to the Class I-A1 Certificates being paid, sequentially, to the Class I-A1A, Class I-A1B and Class I-A1C Certificates, in that order (with the Class I-A1C1 Certificates and the Class I-A1C2 Certificates being paid on a pro rata basis from any aggregate amounts payable to the Class I-A1C Certificates), in each case in reduction of the Certificate Principal Balances thereof, until reduced to zero; and (ii) the Class II-A Principal Distribution Amount will be distributed on each distribution date to the Class II-APT, Class II-A1 and Class II-A2 Certificates, on a pro rata basis, in each case in reduction of the Certificate Principal Balances thereof, until reduced to zero; and

(2)
second, the remaining Class I-A Principal Distribution Amount will be distributed to the remaining classes of Class II-A Certificates, in the order and priority set forth in clause (1) above; and any remaining Class II-A Principal Distribution Amount will be distributed to the remaining classes of Class I-A Certificates, in the order and priority set forth in clause (1) above, in each case until the Certificate Principal Balance of that class has been reduced to zero.

The allocation of distributions in respect of principal to the Class A Certificates on each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Class M Certificates. Increasing the respective percentage interest in the trust of the Class M Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Class M Certificates.

Calculation of One-Month LIBOR for the Class I-A Certificates and Class M Certificates

On each Interest Determination Date, the Securities Administrator will determine the London interbank offered rate for one-month United States dollar deposits, or One-Month LIBOR, for the next Accrual Period for the Class I-A Certificates and Class M Certificates on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rate appears on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

On each Interest Determination Date, if the rate does not appear or is not available on Telerate Screen Page 3750, One-Month LIBOR for the related Accrual Period for the Class I-A Certificates and Class M Certificates will be established by the Securities Administrator as follows:

(a)  If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(b)  If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Class I-A Certificates and Class M Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

LIBOR for the first accrual period will be set two business days prior to the closing date.

Overcollateralization Provisions

Interest collections on the mortgage loans are expected to be generated in excess of the fees and expenses payable by the trust and Net Swap Payments owed to the Swap Provider and the amount of interest payable to the holders of the Class A Certificates and Class M Certificates. Any such excess will be applied in the manner and to the extent described below. The Agreement requires that on each distribution date the Net Monthly Excess Cashflow, if any, be applied on such distribution date as follows, in each case to the extent of the remaining Net Monthly Excess Cashflow:

(1)
first, to the Class A Certificates and Class M Certificates, an amount equal to any Extra Principal Distribution Amount, payable as part of the Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the Class A Certificates and Class M Certificates” above;

(2)
second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to any Interest Carry Forward Amount for such class or classes;

(3)
third, pro-rata to the Class A Certificates and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to any Allocated Realized Loss Amount for such class or classes;

(4)
fourth, to a reserve fund, to pay the Class A Certificates and Class M Certificates as follows: first, to the Class A Certificates, on a pro rata basis, based on the aggregate amount of Basis Risk Shortfall Carry-Forward Amounts for such classes of Class A Certificates remaining unpaid, as described in this free writing prospectus, and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, any related Basis Risk Shortfall Carry-Forward Amount for such class or classes remaining unpaid on such distribution date, as described in this free writing prospectus;

(5)	fifth, to the Supplemental Interest Trust for payment to the Swap Provider any Swap Termination Payments owed to the Swap Provider due to a Swap Provider Trigger Event not previously paid; and

(6)	sixth, to the holders of the Class C and Class R Certificates as provided in the Agreement.

The Interest Rate Swap Agreement

HSBC Bank USA, National Association, as trustee on behalf of a separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”), will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with Wachovia Bank, National Association (the “Swap Provider”). On each distribution date, the Securities Administrator, on behalf of the Supplemental Interest Trust, may receive certain net amounts from the Swap Provider, from which distributions to the trust will be made as described in this free writing prospectus in respect of Prepayment Interest Shortfalls (not covered by Compensating Interest), Basis Risk Shortfall Carry-Forward Amounts, and amounts necessary to maintain the required level of overcollateralization and to cover Realized Losses, in each case to the extent not covered by Net Monthly Excess Cashflow. The Supplemental Interest Trust and the Interest Rate Swap Agreement will not be assets of any REMIC.

Under the Interest Rate Swap Agreement, on each distribution date beginning April 2006 through each distribution date on or prior to the distribution date in March 2012, the Supplemental Interest Trust will be obligated to pay to the Swap Provider a fixed amount for that distribution date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 5.071% per annum, (y) the Swap Notional Amount (as defined below) for that distribution date, and (z) a fraction, the numerator of which is 30 (or, for the first distribution date, the number of days elapsed from the Closing Date to but excluding the first distribution date) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Supplemental Interest Trust a floating amount for that distribution date, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Interest Rate Swap Agreement, (y) the Swap Notional Amount for that distribution date, and (z) a fraction, the numerator of which is equal to the number of days in the related calculation period as provided in the Interest Rate Swap Agreement and the denominator of which is 360. A net payment, referred to as a Net Swap Payment, will be required to be made on each such distribution date (a) by the Supplemental Interest Trust to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the Supplemental Interest Trust, to the extent that the Floating Swap Payment for such distribution date exceeds the Fixed Swap Payment for such distribution date. On each distribution date on which the Supplemental Interest Trust is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the Supplemental Interest Trust in the same amount, which payment shall be made prior to all distributions to Certificateholders.

The notional amount with respect to the Interest Rate Swap Agreement and each distribution date will be the calculation amount specified in the table below for such distribution date multiplied by 150 (the “Swap Notional Amount”). The Interest Rate Swap Agreement will terminate immediately following the distribution date in March 2012, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event, each as defined below.

Distribution Date	Calculation Amount of Interest Rate Swap Agreement ($)
April 2006	5,222,775.1108
May 2006	5,156,612.2425
June 2006	5,076,343.1749
July 2006	4,982,100.4801
August 2006	4,874,134.6358
September 2006	4,752,817.6095
October 2006	4,618,645.0378
November 2006	4,472,236.8419
December 2006	4,314,364.9410
January 2007	4,146,653.6623
February 2007	3,979,192.5551
March 2007	3,818,968.7515
April 2007	3,665,654.1632
May 2007	3,518,936.0327
June 2007	3,378,516.2029
July 2007	3,244,110.4245
August 2007	3,115,447.6939
September 2007	2,992,269.6247
October 2007	2,874,329.8485
November 2007	2,761,393.4449
December 2007	2,653,236.3981
January 2008	2,549,646.0503
February 2008	2,450,451.1225
March 2008	2,355,420.6393
April 2008	1,915,089.4928
May 2008	1,844,855.8483
June 2008	1,777,428.0865
July 2008	1,712,685.8831
August 2008	1,650,514.3411
September 2008	1,590,803.7377
October 2008	1,533,449.2831
November 2008	1,478,350.8915
December 2008	1,425,413.0383
January 2009	1,374,544.3176
February 2009	1,325,658.5319
March 2009	1,278,671.8757
April 2009	1,191,075.2672
May 2009	1,149,714.8989
June 2009	1,109,923.9834
July 2009	1,071,637.9097
August 2009	1,034,794.9004
September 2009	999,335.8814
October 2009	965,204.3588
November 2009	932,346.3009
December 2009	900,710.0258
January 2010	870,246.0948
February 2010	840,907.2102
March 2010	812,648.1179
April 2010	785,425.5154
May 2010	759,197.9625
June 2010	733,925.7979
July 2010	709,571.0586
August 2010	686,097.4034
September 2010	663,470.0399
October 2010	641,655.6552
November 2010	620,622.3488
December 2010	600,339.5704
January 2011	580,777.7098
February 2011	561,908.6668
March 2011	543,705.8543
April 2011	393,139.5271
May 2011	382,670.1451
June 2011	372,477.9122
July 2011	362,555.5253
August 2011	352,895.8729
September 2011	343,492.0305
October 2011	334,337.2555
November 2011	325,424.9819
December 2011	316,748.8167
January 2012	308,302.5345
February 2012	300,080.0735
March 2012	292,075.5312

The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

“Events of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:

•	“Failure to Pay or Deliver”

•	“Bankruptcy” and

•	“Merger without Assumption” (which generally relates to the Swap Provider),

as described in Interest Rate Swap Agreement.

“Termination Events” under the Interest Rate Swap Agreement (each a “Termination Event”) consist of the following standard events under the ISDA Master Agreement:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•
“Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an identifiable tax) and

•
“Tax Event Upon Merger” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an identifiable tax in either case as a result of a merger), as described in the Interest Rate Swap Agreement. In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement) including if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).

Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Supplemental Interest Trust in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event (as defined below). The trust’s obligation to pay amounts in respect of such Swap Termination Payment due to a Swap Provider Trigger Event will be subordinated to distributions to the holders of the Class A Certificates and Class M Certificates.

A “Swap Provider Trigger Event” shall mean: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

Upon a Swap Early Termination, the Securities Administrator, acting on behalf of the Supplemental Interest Trust, will use reasonable efforts to appoint a successor swap provider. To the extent that the Securities Administrator receives a Swap Termination Payment from the Swap Provider, the Securities Administrator will apply such Swap Termination Payment to any upfront payment required under such replacement swap agreement to appoint a successor swap provider. To the extent that the Securities Administrator is required to pay a Swap Termination Payment on behalf of the Supplemental Interest Trust to the Swap Provider, any upfront payment received from the counterparty to a replacement swap agreement shall be used to pay such Swap Termination Payment.

If the Swap Provider’s credit ratings fall below the levels specified in the Interest Rate Swap Agreement, then, unless (x) within 30 days thereafter, each Rating Agency has reconfirmed the rating of each offered certificate which was in effect immediately prior to such withdrawal or downgrade, and (y) certain other conditions are met, the Swap Provider will be required to either (1) obtain a substitute Swap Provider with credit ratings at least equal to the specified levels that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, or (2) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the Swap Provider under the Interest Rate Swap Agreement, in each case from a person with credit ratings at least equal to the specified levels, all as provided in the Interest Rate Swap Agreement (such provisions, the “Downgrade Provisions”).

Payments under the Interest Rate Swap Agreement

Amounts payable by the trust to the Supplemental Interest Trust in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) will be deducted from available funds before distributions to the holders of the Class A Certificates and Class M Certificates. On each distribution date, such amounts will be distributed by the trust to the Supplemental Interest Trust, and paid by the Supplemental Interest Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement. Payments by the trust to the Supplemental Interest Trust in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the holders of the Class A Certificates and Class M Certificates and will be paid by the trust to the Supplemental Interest Trust as set forth in the pooling and servicing agreement.

Net Swap Payments payable by the Swap Provider to the Supplemental Interest Trust will be deposited in an account held by the Supplemental Interest Trust. On each distribution date, to the extent required, the Securities Administrator will withdraw the following amounts from the Supplemental Interest Trust for distribution to the certificates in the following order of priority:

(1) first, to the Class I-A Certificates, pro rata, based on entitlement, in an amount equal to any Interest Carry Forward Amount for such class or classes to the extent not covered by the Interest Remittance Amount on that distribution date and solely to the extent the Interest Carry Forward Amount is as a result of the interest portion of Realized Losses;

(2) second, to a reserve fund, to pay the Class I-A Certificates and Class M Certificates as follows: first, to the Class I-A Certificates, on a pro rata basis, based on the aggregate amount of Basis Risk Shortfall Carry-Forward Amounts for such classes of Class I-A Certificates remaining unpaid, as described in this free writing prospectus, and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, any related Basis Risk Shortfall Carry-Forward Amount for such class or classes remaining unpaid on such distribution date, as described in this free writing prospectus, in each case to the extent not covered first, by the Net Monthly Excess Cashflow and second, by the Yield Maintenance Agreement on that distribution date;

(3) third, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to any Interest Carry Forward Amount for such class or classes to the extent not covered by the Net Monthly Excess Cashflow on that distribution date and solely to the extent the Interest Carry Forward Amount is as a result of the interest portion of Realized Losses;

(4) fourth, to the Class I-A Certificates, on a pro rata basis, in an amount equal to any Allocated Realized Loss Amount for such class or classes, to the extent not covered by the Net Monthly Excess Cashflow, and then to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to any Allocated Realized Loss Amount for such class or classes, to the extent not covered by the Net Monthly Excess Cashflow on that distribution date;

(5) fifth, to the Class I-A Certificates and Class M Certificates, an amount equal to any Extra Principal Distribution Amount, to the extent not covered by the Net Monthly Excess Cashflow on that distribution date and solely to the extent the payment of the Extra Principal Distribution Amount is as a result of current or prior period Realized Losses, to be included in the Principal Distribution Amount for that distribution date and payable as provided under “Allocation of Available Funds—Principal Distributions on the Class A Certificates and Class M Certificates” above; and

(6) sixth, to pay to the parties named in the Agreement any remaining amounts.

In the event that the Securities Administrator receives a Swap Termination Payment from the Swap Provider and a replacement interest rate swap agreement or similar agreement cannot be obtained within 30 days after receipt by the Securities Administrator of such Swap Termination Payment, then the Securities Administrator shall deposit such Swap Termination Payment into a separate, non-interest bearing account and shall, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Securities Administrator by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the pooling and servicing agreement.

The Swap Provider

Wachovia Bank, National Association (referred to in this Free Writing Prospectus as the “Bank”) is a subsidiary of Wachovia Corporation (referred to in this Free Writing Prospectus as the “Corporation”), whose principal office is located in Charlotte, North Carolina. The Corporation is the fourth largest bank holding company in the United States based on approximately $521 billion in total assets as of December 31, 2005. As of the date of this Free Writing Prospectus, the Bank has long-term debt ratings from Standard & Poor's, Fitch Ratings and Moody’s of AA-, AA- and Aa2, respectively, and short-term debt ratings from Standard & Poor's, Fitch Ratings and Moody’s of A-1+, F1+ and P-1, respectively. The ratings reflect the respective rating agency’s current assessment of the creditworthiness of the Bank and may be subject to revision, downgrade or withdrawal at any time by the rating agencies.

The Bank is a national banking association with its principal office in Charlotte, North Carolina and is subject to examination and primary regulation by the Office of the Comptroller of the Currency of the United States. The Bank is a commercial bank offering a wide range of banking, trust and other services to its customers. As of December 31, 2005, the Bank had total assets of approximately $472 billion, total net loans of approximately $262 billion, total deposits of approximately $334 billion and equity capital of approximately $47 billion.

The Bank submits quarterly to the Federal Deposit Insurance Corporation (the “FDIC”) a “Consolidated Report of Condition and Income for a Bank with Domestic and Foreign Offices” (each, a “Call Report”, and collectively, the “Call Reports”). The publicly available portions of the Call Reports with respect to the Bank (and its predecessor banks) are on file with the FDIC, and copies of such portions of the Call Reports may be obtained from the FDIC, Public Information Center, 801 17th Street, NW, Room 100, Washington, DC 20434, (877) 275-3342, at prescribed rates. In addition, such portions of the Call Reports are available to the public free of charge at the FDIC’s web site.

The Corporation is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such documents can be read and copied at the Securities and Exchange Commission’s public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. In addition, such documents are available to the public free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov. Reports, documents and other information about the Corporation also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

The information contained in this section relates to and has been obtained from the Bank. The information concerning the Bank contained in this Free Writing Prospectus is furnished solely to provide limited introductory information regarding the Bank and does not purport to be comprehensive. Such information regarding the Bank is qualified in its entirety by the detailed information appearing in the documents referenced above.

The delivery hereof shall not create any implication that there has been no change in the affairs of the Bank since the date hereof, or that the information contained in this section is correct as of any time subsequent to its date.

THE INTEREST RATE SWAP AGREEMENT AND THE YIELD MAINTENANCE AGREEMENT ARE OBLIGATIONS OF THE BANK AND NOT OBLIGATIONS OF THE CORPORATION. NO BANKING OR OTHER AFFILIATE CONTROLLED BY THE CORPORATION, EXCEPT THE BANK, IS OBLIGATED TO MAKE PAYMENTS UNDER THE INTEREST RATE SWAP AGREEMENT OR THE YIELD MAINTENANCE AGREEMENT.

The Bank has not participated in the preparation of this Free Writing Prospectus and has not reviewed and is not responsible for any information contained in this Free Writing Prospectus, other than the information contained in the immediately seven preceding paragraphs.

The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Interest Rate Swap Agreement and the Yield Maintenance Agreement is less than 10%.

As set forth in the Interest Rate Swap Agreement and Yield Maintenance Agreement, the Swap Provider and Yield Maintenance Agreement Provider, as applicable, may be replaced in certain circumstances, including if the aggregate significance percentage of the Interest Rate Swap Agreement and the Yield Maintenance Agreement is equal to or greater than 10%.

The Yield Maintenance Agreement

The Supplemental Interest Trust Trustee will enter into a yield maintenance agreement (the “Yield Maintenance Agreement”) with Wachovia Bank, National Association (in that capacity, the “Yield Maintenance Agreement Provider”) for the benefit of the holders of the Class I-A Certificates and Class M Certificates. The Yield Maintenance Agreement will be held in the Supplemental Interest Trust. For the avoidance of doubt, the Supplemental Interest Trust and the Yield Maintenance Agreement will not be assets of any REMIC.

Under the Yield Maintenance Agreement, on or before each distribution date commencing with the distribution date in April 2006, and ending with the distribution date in February 2015, the Yield Maintenance Agreement Provider will be obligated to make a payment for that distribution date equal to the product of (x) the excess, if any, of One-Month LIBOR as determined pursuant to the Yield Maintenance Agreement over the related cap rate set forth below, (y) a notional amount for such distribution date equal to the greater of (a) zero and (b) the lesser of (i) the aggregate Certificate Principal Balance of the Class I-A Certificates and Class M Certificates at the beginning of the related calculation period immediately preceding such distribution date, minus the Swap Notional Amount for such distribution date and (ii) the related notional amount set forth below multiplied by 150, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Yield Maintenance Agreement, and the denominator of which is 360.

Month of Distribution Date	Yield Maintenance Agreement Notional Amount ($)	Yield Maintenance Agreement Cap Rate (%)
April 2006	71,258.2225	5.99
May 2006	96,713.9927	5.99
June 2006	127,604.9079	5.99
July 2006	163,856.0784	5.98
August 2006	205,322.8295	5.98
September 2006	251,788.0347	5.98
October 2006	302,960.2919	5.98
November 2006	358,473.4088	5.98
December 2006	417,883.5821	5.98
January 2007	480,344.3172	5.97
February 2007	541,237.1795	5.97
March 2007	597,660.1427	5.97
April 2007	649,864.5678	5.96
May 2007	698,088.6807	5.95
June 2007	742,558.2389	5.96
July 2007	783,487.1629	5.95
August 2007	821,078.1375	5.94
September 2007	855,523.1821	5.94
October 2007	887,004.1937	5.94
November 2007	915,693.4619	5.93
December 2007	941,754.2677	5.94
January 2008	965,341.4397	6.35
February 2008	986,615.8557	6.34
March 2008	1,005,701.5063	6.33
April 2008	1,372,009.4165	6.33
May 2008	1,370,088.8758	6.31
June 2008	1,367,180.4530	6.31
July 2008	1,363,354.9660	6.34
August 2008	1,358,682.5162	6.33
September 2008	1,353,222.3192	6.33
October 2008	1,347,033.6779	6.31
November 2008	1,340,172.4806	6.31
December 2008	1,332,691.4447	6.31
January 2009	1,324,640.1021	6.34
February 2009	1,316,066.0291	6.36
March 2009	1,307,012.8779	6.35
April 2009	1,339,950.0967	6.35
May 2009	1,327,701.0813	6.34
June 2009	1,315,049.1175	6.34
July 2009	1,302,160.2275	6.34
August 2009	1,289,062.5857	6.34
September 2009	1,275,782.2467	6.33
October 2009	1,262,343.7115	6.32
November 2009	1,248,769.9729	6.31
December 2009	1,235,082.5880	6.31
January 2010	1,221,301.6247	6.30
February 2010	1,207,445.8779	6.30
March 2010	1,193,532.8971	6.29
April 2010	1,179,579.0523	6.29
May 2010	1,165,599.6043	6.29
June 2010	1,151,608.7657	6.28
July 2010	1,137,619.7601	6.28
August 2010	1,123,644.8789	6.26
September 2010	1,109,695.5338	6.26
October 2010	1,095,782.3074	6.25
November 2010	1,081,915.0014	6.25
December 2010	1,068,102.0747	6.24
January 2011	1,054,347.1889	6.32
February 2011	1,040,398.4463	6.46
March 2011	1,026,229.7772	6.46
April 2011	1,145,162.4025	6.45
May 2011	1,124,716.8793	6.45
June 2011	1,104,694.5450	6.44
July 2011	1,085,084.7527	6.44
August 2011	1,065,877.1583	6.44
September 2011	1,047,061.7113	6.44
October 2011	1,028,628.6464	6.43
November 2011	1,010,568.4741	6.42
December 2011	992,871.9734	6.42
January 2012	975,530.1830	6.42
February 2012	958,534.3938	6.42
March 2012	941,876.1416	6.41
April 2012	1,209,830.3594	6.41
May 2012	1,186,236.9339	6.40
June 2012	1,163,158.1737	6.39
July 2012	1,140,581.2158	6.39
August 2012	1,118,493.5472	6.38
September 2012	1,096,882.9945	6.38
October 2012	1,075,737.7146	6.37
November 2012	1,055,046.1851	6.37
December 2012	1,034,797.3581	6.36
January 2013	1,014,980.1535	6.36
February 2013	995,583.9583	6.36
March 2013	976,598.4455	6.35
April 2013	958,013.5659	6.35
May 2013	939,819.5407	6.34
June 2013	922,006.8533	6.33
July 2013	904,566.2423	6.33
August 2013	887,488.6939	6.32
September 2013	870,765.4354	6.31
October 2013	854,387.9284	6.32
November 2013	838,347.8617	6.31
December 2013	822,637.1453	6.31
January 2014	807,247.9043	6.30
February 2014	792,172.4727	6.30
March 2014	777,403.3872	6.30
April 2014	762,933.3823	6.29
May 2014	748,755.3841	6.28
June 2014	734,862.5051	6.28
July 2014	721,248.0393	6.28
August 2014	707,905.4567	6.27
September 2014	694,828.3986	6.27
October 2014	682,010.6729	6.26
November 2014	669,446.2491	6.26
December 2014	657,129.2545	6.25
January 2015	645,053.9689	6.24
February 2015	633,214.8211	6.24
March 2015	0	0.00

Payments under the Yield Maintenance Agreement will terminate immediately following the distribution date in February 2015, unless the Yield Maintenance Agreement is terminated earlier upon the occurrence of a Yield Maintenance Event of Default, an Early Termination Event or an Additional Termination Event, each as defined below.

The obligation of the Yield Maintenance Agreement Provider to pay specified amounts due under the Yield Maintenance Agreement will be subject to the following conditions precedent: (1) no Yield Maintenance Agreement Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Yield Maintenance Agreement Event of Default will have occurred and be continuing with respect to the Yield Maintenance Agreement and (2) no “early termination date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Yield Maintenance Agreement.

“Events of Default” under the Yield Maintenance Agreement (each a “Yield Maintenance Agreement Event of Default”) include the following standard events of default under the ISDA Master Agreement:

•	“Failure to Pay or Deliver”

•	“Bankruptcy” and

•	“Merger without Assumption” (which generally relates to the Yield Maintenance Agreement Provider),

as described in the Yield Maintenance Agreement.

“Termination Events” under the Yield Maintenance Agreement (each a “Yield Maintenance Agreement Termination Event”) consist of the following standard events under the ISDA Master Agreement:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Yield Maintenance Agreement),

•
“Tax Event” (which generally relates to the Derivative Administrator receiving a payment under the Yield Maintenance Agreement from which an amount has been deducted or withheld for or on account of taxes) and

•
“Tax Event Upon Merger” (which generally relates to the Derivative Administrator receiving a payment under the Yield Maintenance Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in the Yield Maintenance Agreement. In addition, there are “Additional Termination Events” (as defined in the Yield Maintenance Agreement), including if the Yield Maintenance Agreement Provider fails to comply with the Yield Maintenance Agreement Downgrade Provisions or the Regulation AB Provisions (each as defined below).

If the Yield Maintenance Agreement Provider’s credit ratings fall below the levels specified in the Yield Maintenance Agreement, then, unless (x) within 30 days thereafter, each rating agency has reconfirmed the rating of each offered certificate which was in effect immediately prior to such withdrawal or downgrade, and (y) certain other conditions are met, the Yield Maintenance Agreement Provider will be required to either (1) obtain a substitute Yield Maintenance Agreement provider with credit ratings at least equal to the specified levels which will assume the obligations of the Yield Maintenance Agreement Provider under the Yield Maintenance Agreement or (2) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the Yield Maintenance Agreement Provider under the Yield Maintenance Agreement, in each case from a person with credit ratings at least equal to the specified levels, all as provided in the Yield Maintenance Agreement (the “Downgrade Provisions”).

Upon the occurrence of a Yield Maintenance Agreement Event of Default under the Yield Maintenance Agreement, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). With respect to Yield Maintenance Agreement Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Yield Maintenance Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Yield Maintenance Agreement to a related entity within a specified period after notice has been given of the Yield Maintenance Agreement Termination Event, all as set forth in the Yield Maintenance Agreement. The occurrence of an Early Termination Date under the Yield Maintenance Agreement will constitute a “Yield Maintenance Agreement Early Termination.”

Upon a Yield Maintenance Agreement Early Termination, the Yield Maintenance Agreement Provider may be liable to make a termination payment (the “Yield Maintenance Agreement Termination Payment”) to the Supplemental Interest Trust (regardless, if applicable, of which of the parties has caused the termination). The Yield Maintenance Agreement Termination Payment will be based on the value of the Yield Maintenance Agreement computed in accordance with the procedures set forth in the Yield Maintenance Agreement, taking into account the present value of the unpaid amounts that would have been owed thereunder by the Yield Maintenance Agreement Provider up to the end of the scheduled term of the Yield Maintenance Agreement.

Upon a Yield Maintenance Agreement Early Termination, the Supplemental Interest Trust, will use reasonable efforts to appoint a successor Yield Maintenance Agreement provider. To the extent that the Supplemental Interest Trust receives a Yield Maintenance Agreement Termination Payment from the Yield Maintenance Agreement Provider, the Supplemental Interest Trust will apply such Yield Maintenance Agreement Termination Payment to any upfront payment required under a successor Yield Maintenance Agreement provider. In the event that the Supplemental Interest Trust receives a Yield Maintenance Agreement Termination Payment from the Yield Maintenance Agreement Provider and a replacement Yield Maintenance Agreement or similar agreement cannot be obtained within 30 days after receipt by the Supplemental Interest Trust of such Yield Maintenance Agreement Termination Payment, then the Supplemental Interest Trust will deposit such Yield Maintenance Agreement Termination Payment into a separate, non-interest bearing account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the Supplemental Interest Trust by the original Yield Maintenance Agreement Provider calculated in accordance with the terms of the original Yield Maintenance Agreement, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement.

Payments under the Yield Maintenance Agreement

Amounts paid by the Yield Maintenance Provider to the Supplemental Interest Trust will be deposited in an account held by the Supplemental Interest Trust. On each distribution date, to the extent required, the Securities Administrator will withdraw the following amounts from the Supplemental Interest Trust for distribution to the certificates in the following order of priority:

(1) first, to a reserve fund, to pay the Class I-A Certificates and Class M Certificates as follows: first, to the Class I-A Certificates, on a pro rata basis, based on the aggregate amount of Basis Risk Shortfall Carry-Forward Amounts for such classes of Class I-A Certificates remaining unpaid, as described in this free writing prospectus, and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, any related Basis Risk Shortfall Carry-Forward Amount for such class or classes remaining unpaid on such distribution date, as described in this free writing prospectus, in each case to the extent not covered by the Net Monthly Excess Cashflow on that distribution date; and

(2) second, to pay to the parties named in the Agreement any remaining amounts.

In the event that the Securities Administrator receives a Yield Maintenance Termination Payment from the Yield Maintenance Agreement Provider and a replacement yield maintenance agreement or similar agreement cannot be obtained within 30 days after receipt by the Securities Administrator of such Yield Maintenance Termination Payment, then the Securities Administrator shall deposit such Yield Maintenance Termination Payment into a separate, non-interest bearing account and shall, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the Securities Administrator by the original Yield Maintenance Agreement Provider calculated in accordance with the terms of the original Yield Maintenance Agreement, and distribute such amount in accordance with the terms of the pooling and servicing agreement.

The Yield Maintenance Agreement Provider

Wachovia Bank, National Association (referred to in this Free Writing Prospectus as the “Bank”) is a subsidiary of Wachovia Corporation (referred to in this Free Writing Prospectus as the “Corporation”), whose principal office is located in Charlotte, North Carolina. The Corporation is the fourth largest bank holding company in the United States based on approximately $521 billion in total assets as of December 31, 2005. As of the date of this Free Writing Prospectus, the Bank has long-term debt ratings from Standard & Poor's, Fitch Ratings and Moody’s of AA-, AA- and Aa2, respectively, and short-term debt ratings from Standard & Poor's, Fitch Ratings and Moody’s of A-1+, F1+ and P-1, respectively. The ratings reflect the respective rating agency’s current assessment of the creditworthiness of the Bank and may be subject to revision, downgrade or withdrawal at any time by the rating agencies.

The Bank is a national banking association with its principal office in Charlotte, North Carolina and is subject to examination and primary regulation by the Office of the Comptroller of the Currency of the United States. The Bank is a commercial bank offering a wide range of banking, trust and other services to its customers. As of December 31, 2005, the Bank had total assets of approximately $472 billion, total net loans of approximately $262 billion, total deposits of approximately $334 billion and equity capital of approximately $47 billion.

The Bank submits quarterly to the Federal Deposit Insurance Corporation (the “FDIC”) a “Consolidated Report of Condition and Income for a Bank with Domestic and Foreign Offices” (each, a “Call Report”, and collectively, the “Call Reports”). The publicly available portions of the Call Reports with respect to the Bank (and its predecessor banks) are on file with the FDIC, and copies of such portions of the Call Reports may be obtained from the FDIC, Public Information Center, 801 17th Street, NW, Room 100, Washington, DC 20434, (877) 275-3342, at prescribed rates. In addition, such portions of the Call Reports are available to the public free of charge at the FDIC’s web site.

The Corporation is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such documents can be read and copied at the Securities and Exchange Commission’s public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. In addition, such documents are available to the public free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov. Reports, documents and other information about the Corporation also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

The information contained in this section relates to and has been obtained from the Bank. The information concerning the Bank contained in this Free Writing Prospectus is furnished solely to provide limited introductory information regarding the Bank and does not purport to be comprehensive. Such information regarding the Bank is qualified in its entirety by the detailed information appearing in the documents referenced above.

The delivery hereof shall not create any implication that there has been no change in the affairs of the Bank since the date hereof, or that the information contained in this section is correct as of any time subsequent to its date.

THE INTEREST RATE SWAP AGREEMENT AND THE YIELD MAINTENANCE AGREEMENT ARE OBLIGATIONS OF THE BANK AND NOT OBLIGATIONS OF THE CORPORATION. NO BANKING OR OTHER AFFILIATE CONTROLLED BY THE CORPORATION, EXCEPT THE BANK, IS OBLIGATED TO MAKE PAYMENTS UNDER THE INTEREST RATE SWAP AGREEMENT OR THE YIELD MAINTENANCE AGREEMENT.

The Bank has not participated in the preparation of this Free Writing Prospectus and has not reviewed and is not responsible for any information contained in this Free Writing Prospectus, other than the information contained in the immediately seven preceding paragraphs.

The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Interest Rate Swap Agreement and the Yield Maintenance Agreement is less than 10%.

As set forth in the Interest Rate Swap Agreement and Yield Maintenance Agreement, the Swap Provider and Yield Maintenance Agreement Provider, as applicable, may be replaced in certain circumstances, including if the aggregate significance percentage of the Interest Rate Swap Agreement and the Yield Maintenance Agreement is equal to or greater than 10%.

Credit Enhancement

Any Realized Losses on the mortgage loans will be allocated on any distribution date, first, to Net Monthly Excess Cashflow, through an increased distribution of the Extra Principal Distribution Amount for that distribution date, second, in reduction of the Overcollateralized Amount, until reduced to zero, and third, to the Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case in reduction of the Certificate Principal Balance thereof, until reduced to zero. After the aggregate Certificate Principal Balance of the Class M Certificates is reduced to zero, any additional Realized Losses on the Group I Loans will be allocated to the Class I-A Certificates on a pro rata basis, with Realized Losses allocated to the Class I-A1C Certificates applied to first to the Class I-A1C2 Certificates and then to the Class I-A1C1 Certificates, in each case in reduction of the Certificate Principal Balance thereof, until reduced to zero, and any additional Realized Losses on the Group II Loans will be allocated to the Class II-A Certificates on a pro rata basis, with Realized Losses allocated to the Class II-A1 Certificates and the Class II-A2 Certificates allocated first to the Class II-A2 Certificates and then to the Class II-A1 Certificates, in each case in reduction of the Certificate Principal Balance thereof, until reduced to zero.

Although Realized Losses may reduce the Certificate Principal Balances of the Class A Certificates and the Class M Certificates, Allocated Realized Loss Amounts may be paid to the holders of the Class A Certificates and the Class M Certificates from available Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions” above, and the application of the proceeds (if any) pursuant to the Interest Rate Swap Agreement.

Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the Certificate Principal Balance of any certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow.

In order to maximize the likelihood of a distribution in full of amounts of interest and principal to be distributed to the holders of the Class A Certificates on each distribution date, holders of the Class A Certificates have a right to distribution of the Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates. In order to maximize the likelihood of a distribution in full of amounts of interest and principal to be distributed to the holders of the Class M Certificates on each distribution date, holders of the Class M Certificates have a right to distribution of the Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates with a lower payment priority. In addition, overcollateralization and the application of Net Monthly Excess Cashflow will also increase the likelihood of distribution in full of amounts of interest and principal to the Class A Certificates and Class M Certificates on each distribution date.

If, after taking into account Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Class A Certificates or Class M Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that class of Certificates. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that class of Certificates, and so on. Holders of such Certificates will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of such increases for any Accrual Period preceding the distribution date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such class in accordance with its respective percentage interest.

P&I Advances

Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each distribution date from its own funds, advances made by a Subservicer or funds in the Certificate Account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the P&I Advance for such distribution date.

P&I Advances are required to be made only to the extent they are deemed, in the good faith judgment of the Subservicer or the Servicer, to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Subservicer and the Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

All P&I Advances will be reimbursable to the Servicer or the Subservicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the Servicer or the Subservicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer or the Subservicer out of any funds in the Certificate Account prior to the distributions on the Certificates. In the event the Servicer fails in its obligation to make any such advance, the Master Servicer will be obligated to make any such advance, to the extent required in the Agreement.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

All fees are expressed in percentages, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Servicing Fee(1)	0.250% per annum (2)	Mortgage Loan Interest Collections
Master Servicing Fee(1)	0.0075% per annum	Mortgage Loan Interest Collections

(1) The Servicing Fee and Master Servicing Fee are paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.
(2) On and after the first interest rate adjustment date, for any such adjustable rate Mortgage Loan, the Servicing Fee will equal 0.375% per annum

YIELD ON THE CERTIFICATES

General

The yields to maturity on the Offered Certificates will be primarily affected by the following factors:

(1)	The rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations and warranties;

(2)	The allocation of principal payments among the various classes of certificates;

(3)	The rate and timing of realized losses and interest shortfalls on the mortgage loans related to each loan group;

(4)	The pass-through rate on the Offered Certificates; and

(5)	The purchase price paid for the Offered Certificates.

For additional considerations relating to the yields on the Offered Certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Prepayment Considerations

The rate of principal payments on each class of Offered Certificates related to each loan group, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the related mortgage loans will in turn be affected by the amortization schedules of the related mortgage loans and by the rate and timing of principal prepayments on the related mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the related mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this free writing prospectus, with respect to approximately 77.16% and 83.69% of the Group I Loans and the Group II Loans, respectively, a prepayment may subject the related mortgagor to a prepayment charge. The rate of principal prepayments on the mortgage loans with prepayment charges may be influenced by whether or not the penalty is a “hard” or “soft” prepayment penalty. All prepayment charges will be payable to the Class P Certificates and will not be part of the Available Funds for such distribution date.

The fixed rate mortgage loans typically contain due-on-sale clauses. The terms of the Servicing Agreements generally require the Servicer or the Subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. The adjustable rate mortgage loans typically are assumable under some circumstances if, in the sole judgment of the Servicer or the Subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

Principal prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of the related Offered Certificates then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this free writing prospectus and in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”), no assurance can be given as to the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered Certificates is sensitive to prepayments on the related mortgage loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the related Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

Allocation of Principal Payments

The yields to maturity of the Offered Certificates will be affected by the allocation of principal payments among the Class A Certificates and Class M Certificates. The Offered Certificates are subject to priorities for payment of principal as described in this free writing prospectus. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage loan pool. The timing of commencement of principal distributions and the weighted average lives of the Offered Certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on the Class A Certificates and Class M Certificates.

As described in this free writing prospectus, during certain periods all principal payments on the mortgage loans will be allocated among the Class A Certificates. Unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Class M Certificates will not be entitled to receive distributions of principal until the Stepdown Date. Furthermore, if a Trigger Event is in effect, the Class M Certificates will not be entitled to receive distributions in respect of principal until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. To the extent that no principal payments are distributed on the Class M Certificates, the subordination afforded the Class A Certificates by the Class M Certificates, together with overcollateralization, in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class M Certificates will be extended.

As described under “Description of the Certificates—Credit Enhancement” and “—P&I Advances,” amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Class A Certificates and holders of any Class M Certificates with a higher payment priority against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by P&I Advances. Such delinquencies may affect the yields to investors on such classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such classes of Class M Certificates. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more classes of the Class M Certificates if such delinquencies or losses cause a Trigger Event.

The yields to maturity of the Offered Certificates may also be affected to the extent any Net Monthly Excess Cashflow is used to accelerate payments of principal on the Offered Certificates. In addition, the amount of the Extra Principal Distribution Amount paid to the Class A Certificates and Class M Certificates on any payment date will be affected by, among other things, the level of delinquencies and losses on the mortgage loans, the level of One-Month LIBOR and the related Net WAC Rate. See “Description of the Certificates— Overcollateralization Provisions” in this free writing prospectus.

Interest Shortfalls and Realized Losses

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Servicer or the Subservicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus. Any interest shortfalls resulting from a principal prepayment in full or a partial principal prepayment are required to be paid by the Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by it for the related Due Period. Neither the Servicer nor the Subservicer is obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus and “Legal Aspects of the Mortgage Loans— Servicemembers Relief Act” in the prospectus. Accordingly, the effect of (1) any principal prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such principal prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Certificates. Any resulting shortfalls will be allocated among the Certificates as provided in this free writing prospectus under “Description of the Certificates—Interest Distributions.”

The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults on the related mortgage loans resulting in Realized Losses. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the related Class A Certificates and Class M Certificates could significantly affect the yield to an investor in the Class A Certificates and Class M Certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the related Offered Certificates, even if these losses are not allocated to those Offered Certificates.

If the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Class M Certificates. Furthermore, because principal distributions are paid to some classes of Class M Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

As described under “Description of the Certificates—Credit Enhancement”, amounts otherwise distributable to holders of the Class M Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Class M Certificates with a higher numerical class designation may be made available to protect the holders of Class M Certificates with a lower numerical class designation against interruptions in distributions. Delinquencies on the mortgage loans may affect the yield to investors on the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class M Certificates. In addition, a larger than expected rate of delinquencies or losses on the mortgage loans will affect the rate of principal payments on each class of Class M Certificates if it delays the Stepdown Date. See “Description of the Certificates—Allocation of Available Funds” in this free writing prospectus.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the Depositor expects that the Servicer or the Subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan from registration on the MERS® System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the Servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see “The Mortgage Pool—General” in this free writing prospectus and “Description of the Securities—Assignment of Trust Fund Assets” in the prospectus.

Pass-Through Rates

The yields to maturity on the Offered Certificates will be affected by the Class A Certificates’ and Class M Certificates’ Pass-Through Rates. The Offered Certificates, other than the Class II-A Certificates, may not always receive interest at a rate equal to One-Month LIBOR plus the related Certificate Margin. If the Net WAC Rate on any class of Offered Certificates, other than the Class II-A Certificates, is less than One-Month LIBOR plus the related Certificate Margin, the Pass-Through Rate on that class of Offered Certificates will be limited to the related Net WAC Rate. Thus, the yields to investors in the Offered Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and may be adversely affected by the application of the related Net WAC Rate. Therefore, the prepayment of the mortgage loans with higher mortgage rates may result in lower Pass-Through Rates on the Offered Certificates. In addition, if prepayments on the mortgage loans occur at a rate slower than anticipated, the interest rate swap agreement may not provide sufficient funds to cover such shortfalls with respect to the Class A Certificates and Class M Certificates. If on any distribution date the application of the related Net WAC Rate results in an interest payment lower than One-Month LIBOR plus the related Certificate Margin on any class of Offered Certificates during the related Interest Accrual Period, the value of that class of Offered Certificates may be temporarily or permanently reduced.

Investors in the Offered Certificates should be aware that some of the mortgage loans have adjustable interest rates. Consequently, the interest that becomes due on these mortgage loans during the related due period will be sensitive to changes in Six-Month LIBOR, One-Year LIBOR and One-Year CMT, any periodic caps, maximum and minimum rates, and the related gross margins and may be less than the interest that would accrue on the Offered Certificates, other than the Class II-A Certificates, at the rate of One-Month LIBOR plus the related Certificate Margin. In addition, some of the mortgage loans have fixed interest rates or will have fixed interest rates for a significant period of time prior to allowing for any rate adjustment. In a rising interest rate environment, the Offered Certificates may receive interest at the related Net WAC Rate for a protracted period of time. In addition, in this situation, there would be little or no Net Monthly Excess Cashflow to cover losses and to restore overcollateralization.

To the extent the related Net WAC Rate is paid on any class of the Class A Certificates, other than the Class II-A Certificates, and Class M Certificates, the difference between the related Net WAC Rate and One-Month LIBOR plus the related Certificate Margin will create a shortfall that will carry forward with interest thereon. This shortfall will only be payable from the reserve fund that receives payments from Net Monthly Excess Cashflow and the Interest Rate Swap Agreement. These shortfalls may remain unpaid on the optional termination date and final distribution date.

Purchase Price

In addition, the yields to maturity on the Offered Certificates will depend on the price paid by the holders of the Offered Certificates. The extent to which the yield to maturity of an Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that anticipated at the time of purchase.

Assumed Final Distribution Date

The assumed final distribution date for distributions on the Class A Certificates and Class M Certificates is the distribution date in March 2036 which is the distribution date in the month following the month of the latest scheduled maturity date of any of the mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. In addition, the Servicer or its designee may, at its option, repurchase all the mortgage loans from the trust on or after the first distribution date on which the aggregate unpaid principal balance of the mortgage loans are less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date. In addition, the Master Servicer or its designee may, at its option, repurchase all the mortgage loans from the trust on or after any distribution date on which the aggregate unpaid principal balances of the mortgage loans are less than or equal to 5% of the Stated Principal Balance of the mortgage loans as of the Cut-off Date. See “The Pooling and Servicing Agreement—Termination” in this free writing prospectus and “The Agreements—Termination; Retirement of the Securities” in the prospectus.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation. In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity. The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such certificate. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of these certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth in this free writing prospectus under “The Mortgage Pool.”

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Free Writing Prospectus is the Prepayment Assumption. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the table.

The percentages and weighted average lives in the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” were determined assuming that:

(1)	the mortgage pools were aggregated into assumed mortgage loans having the characteristics set forth in the “Assumed Mortgage Loan Characteristics” table below,

(2)	the closing date for the Offered Certificates occurs on March 27, 2006,

(3)	distributions on the certificates are made on the 25th day of each month regardless of the day on which the distribution date actually occurs, commencing in April 2006,

(4)	prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in March 2006, and include 30 days’ interest thereon,

(5)
none of the Depositor, the Sponsor, the Master Servicer, the Servicer or any other person purchases from the trust fund any mortgage loan pursuant to any obligation or option under the Agreement and, except as indicated in the row for each table entitled “Weighted Average Life in years (to Call),” no optional termination is exercised by the Servicer or the Master Servicer. The row for each table entitled “Weighted Average Life in years (to Call)” assumes that the Certificates are called on the first possible optional termination date by the Servicer,

(6)
scheduled payments for all mortgage loans are received on the first day of each month commencing in April 2006, the principal portion of such payments is computed prior to giving effect to prepayments received in such month, there are no losses, defaults or delinquencies with respect to the mortgage loans and no shortfalls due to the application of the Relief Act are incurred,

(7)
the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate and remaining amortization term to maturity so that such mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of such mortgage loan by its remaining term to stated maturity and for each interest only loan, beginning after its interest only term,

(8)	One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR and One-Year CMT are equal to 4.70%, 5.03%, 5.19% and 4.76% per annum, respectively, and remain constant,

(9)	the Certificate Principal Balance of the Class P Certificates is equal to zero,

(10)	all balloon loans have a 30 year maturity and a 40 year amortization term, and

(11)	no Swap Early Termination events occur.

Nothing contained in the foregoing assumptions should be construed as a representation that the mortgage loans will not experience delinquencies or losses or will otherwise behave in accordance with any of the Structuring Assumptions. Based on the foregoing assumptions, the tables following the “Assumed Mortgage Loan Characteristics” table indicate the projected weighted average lives of each class of the Offered Certificates and set forth the percentages of the original Certificate Principal Balance of each such class of Offered Certificates that would be outstanding after each of the distribution dates shown, at various constant percentages of the Prepayment Assumption.

Assumed Mortgage Loan Characteristics

Loan Number	Group	Product Type	Principal Balance ($)	Mortgage Rate (%)	Remaining Amortization Term (months)	Original Interest Only Term (months)	Seasoning (months)	Margin (%)	Months to Next Interest Rate Change Date	Interest Rate Change Frequency (months)	Initial Rate Cap (%)	Periodic Rate Cap (%)	Life Floor (%)	Life Cap (%)	Aggregate Fees (%)	Servicing Fee Increase at First Reset (%)
1	1	Group I-NO-No-1/1LIBOR-NON-IO-1YPP-	228,897.41	6.250	355	0	5	4.000	7	12	2.000	2.000	4.000	12.250	0.250	0.375
2	1	Group I-NO-No-10/1LIBORIO-10YEARS-NoPP-	230,800.00	6.125	358	120	2	2.250	118	12	6.000	1.000	2.250	12.125	0.250	0.375
3	1	Group I-NO-No-10/6LIBORIO-10YEARS-1YPP-	399,340.00	5.875	357	120	3	2.250	117	6	6.000	1.000	2.250	11.875	0.250	0.375
4	1	Group I-NO-No-10/6LIBORIO-10YEARS-3YPP-	688,000.00	6.441	357	120	3	2.250	117	6	6.000	1.000	2.250	12.441	0.250	0.375
5	1	Group I-NO-No-10/6LIBORIO-10YEARS-NoPP-	1,974,000.00	5.726	357	120	3	2.250	117	6	6.000	1.000	2.250	11.726	0.250	0.375
6	1	Group I-NO-No-2/6LIBOR-NON-IO-1YPP-	864,493.72	6.831	356	0	4	5.113	20	6	3.000	1.000	6.211	12.831	0.250	0.375
7	1	Group I-NO-No-2/6LIBOR-NON-IO-2YPP-	11,750,687.90	7.259	357	0	3	5.562	21	6	3.000	1.000	6.556	13.259	0.250	0.375
8	1	Group I-NO-No-2/6LIBOR-NON-IO-NoPP-	21,769,474.78	7.473	357	0	3	5.777	21	6	3.000	1.000	7.072	13.474	0.254	0.379
9	1	Group I-NO-No-2/6LIBORIO-10YEARS-1YPP-	17,722,291.78	6.264	357	120	3	3.282	21	6	3.000	1.000	3.355	12.264	0.250	0.375
10	1	Group I-NO-No-2/6LIBORIO-10YEARS-2YPP-	61,176,298.17	6.344	357	120	3	3.799	21	6	3.000	1.000	4.079	12.344	0.264	0.389
11	1	Group I-NO-No-2/6LIBORIO-10YEARS-3YPP-	10,221,169.25	6.051	357	120	3	2.944	21	6	3.000	1.000	2.944	12.051	0.250	0.375
12	1	Group I-NO-No-2/6LIBORIO-10YEARS-6MPP-	474,400.00	6.375	356	120	4	3.750	20	6	3.000	1.000	3.750	12.375	0.250	0.375
13	1	Group I-NO-No-2/6LIBORIO-10YEARS-NoPP-	20,013,410.20	7.153	357	120	3	5.483	21	6	3.000	1.000	6.449	13.153	0.250	0.375
14	1	Group I-NO-No-2/6LIBORIO-2YEARS-2YPP-	159,100.00	6.250	357	24	3	4.000	21	6	3.000	1.000	4.000	12.250	0.250	0.375
15	1	Group I-NO-No-2/6LIBORIO-5YEARS-1YPP-	722,900.00	6.487	356	60	4	3.250	20	6	3.164	1.000	3.250	12.487	0.250	0.375
16	1	Group I-NO-No-2/6LIBORIO-5YEARS-2YPP-	1,226,611.86	6.992	356	60	4	3.345	20	6	3.000	1.000	3.345	12.992	0.250	0.375
17	1	Group I-NO-No-2/6LIBORIO-5YEARS-NoPP-	1,505,800.00	6.579	356	60	4	4.475	20	6	2.405	1.000	4.475	12.976	0.250	0.375
18	1	Group I-NO-No-3/1CMT-NON-IO-NoPP-	250,915.16	5.500	355	0	5	2.250	31	12	1.000	1.000	2.250	10.500	0.250	0.375
19	1	Group I-NO-No-3/1LIBORIO-10YEARS-NoPP-	4,398,950.00	6.088	358	120	2	2.511	34	12	2.100	1.000	2.511	12.088	0.250	0.375
20	1	Group I-NO-No-3/6LIBOR-NON-IO-1YPP-	251,609.54	7.300	358	0	2	6.300	34	6	3.000	1.000	7.300	13.300	0.250	0.375
21	1	Group I-NO-No-3/6LIBOR-NON-IO-2YPP-	116,626.97	9.000	358	0	2	2.250	34	6	3.000	1.000	2.250	14.000	1.220	1.345
22	1	Group I-NO-No-3/6LIBOR-NON-IO-3YPP-	1,090,727.58	7.651	358	0	2	5.569	34	6	3.000	1.000	6.683	13.466	0.250	0.375
23	1	Group I-NO-No-3/6LIBOR-NON-IO-NoPP-	1,854,613.87	6.954	357	0	3	5.034	33	6	2.677	1.000	5.784	12.954	0.250	0.375
24	1	Group I-NO-No-3/6LIBORIO-10YEARS-1YPP-	2,420,937.06	6.678	357	120	3	2.479	33	6	2.816	1.000	2.479	12.065	0.250	0.375
25	1	Group I-NO-No-3/6LIBORIO-10YEARS-2YPP-	1,319,000.00	6.715	358	120	2	2.638	34	6	3.000	1.000	2.638	11.715	0.250	0.375
26	1	Group I-NO-No-3/6LIBORIO-10YEARS-3YPP-	10,675,649.88	6.108	358	120	2	2.942	34	6	2.934	1.000	3.153	11.351	0.271	0.396
27	1	Group I-NO-No-3/6LIBORIO-10YEARS-NoPP-	9,325,070.64	6.358	357	120	3	3.270	33	6	2.707	1.000	3.595	11.936	0.250	0.375
28	1	Group I-NO-No-3/6LIBORIO-5YEARS-3YPP-	164,000.00	6.750	355	60	5	2.500	31	6	3.000	1.000	2.500	11.750	0.250	0.375
29	1	Group I-NO-No-5/1LIBOR-NON-IO-NoPP-	318,872.06	6.415	356	0	4	2.462	56	12	5.000	1.000	2.462	11.415	0.250	0.375
30	1	Group I-NO-No-5/1LIBORIO-10YEARS-1YPP-	465,350.00	6.004	357	120	3	2.734	57	12	5.000	1.000	2.734	11.004	0.250	0.375
31	1	Group I-NO-No-5/1LIBORIO-10YEARS-NoPP-	9,713,551.37	6.072	357	120	3	2.314	57	12	5.000	1.000	2.314	11.072	0.250	0.375
32	1	Group I-NO-No-5/1LIBORIO-5YEARS-NoPP-	228,000.00	6.625	356	60	4	2.250	56	12	5.000	1.000	2.250	11.625	0.250	0.375
33	1	Group I-NO-No-5/6LIBOR-NON-IO-1YPP-	2,337,111.91	7.096	357	0	3	2.310	57	6	5.000	1.000	2.310	12.096	0.250	0.375
34	1	Group I-NO-No-5/6LIBOR-NON-IO-2YPP-	1,137,207.95	7.380	358	0	2	2.250	58	6	5.000	1.000	2.250	12.380	0.334	0.459
35	1	Group I-NO-No-5/6LIBOR-NON-IO-3YPP-	10,304,324.25	6.798	357	0	3	2.474	57	6	5.017	1.000	2.474	11.815	0.367	0.492
36	1	Group I-NO-No-5/6LIBOR-NON-IO-6MPP-	583,600.09	7.547	358	0	2	2.250	58	6	5.000	1.000	2.250	12.547	0.444	0.569
37	1	Group I-NO-No-5/6LIBOR-NON-IO-NoPP-	11,370,716.24	7.567	358	0	2	2.303	58	6	5.000	1.000	2.303	12.567	0.590	0.715
38	1	Group I-NO-No-5/6LIBORIO-10YEARS-1YPP-	41,413,012.29	6.814	357	120	3	2.534	57	6	4.951	1.000	2.534	11.875	0.268	0.393
39	1	Group I-NO-No-5/6LIBORIO-10YEARS-2YPP-	21,613,608.94	6.734	357	120	3	2.892	57	6	5.000	1.000	2.891	11.734	0.289	0.414
40	1	Group I-NO-No-5/6LIBORIO-10YEARS-3YPP-	135,156,936.34	6.663	358	120	2	2.426	58	6	4.985	1.000	2.426	11.671	0.276	0.401
41	1	Group I-NO-No-5/6LIBORIO-10YEARS-6MPP-	5,564,060.48	7.162	358	120	2	2.502	58	6	5.000	1.000	2.501	12.162	0.348	0.473
42	1	Group I-NO-No-5/6LIBORIO-10YEARS-NoPP-	65,141,346.51	6.862	358	120	2	2.363	58	6	5.093	1.000	2.363	11.955	0.317	0.442
43	1	Group I-NO-No-5/6LIBORIO-5YEARS-2YPP-	617,500.00	6.500	356	60	4	3.500	56	6	3.000	1.000	3.500	12.500	0.250	0.375
44	1	Group I-NO-No-5/6LIBORIO-5YEARS-NoPP-	2,208,000.00	6.917	357	60	3	2.647	57	6	4.511	1.000	2.647	12.162	0.250	0.375
45	1	Group I-NO-No-6MOLIBOR-NON-IO-NoPP-	154,378.14	6.000	356	0	4	2.750	2	6	1.000	1.000	2.750	12.000	0.250	0.375
46	1	Group I-NO-No-6MOLIBORIO-10YEARS-1YPP-	586,272.00	6.507	357	120	3	3.697	3	6	1.000	1.000	3.697	12.507	0.250	0.375
47	1	Group I-NO-No-6MOLIBORIO-10YEARS-2YPP-	396,000.00	5.250	357	120	3	4.000	3	6	1.000	1.000	4.000	11.250	0.250	0.375
48	1	Group I-NO-No-6MOLIBORIO-10YEARS-NoPP-	3,111,000.00	5.719	356	120	4	3.254	2	6	1.000	1.000	3.254	11.675	0.250	0.375
49	1	Group I-NO-No-6MOLIBORIO-10YEARS-NoPP-UNCAPPED	434,325.00	5.934	357	120	3	2.500	3	6	0.000	0.000	2.500	12.000	0.250	0.375
50	1	Group I-NO-No-6MOLIBORIO-5YEARS-1YPP-	372,000.00	5.990	356	60	4	2.375	2	6	1.000	1.000	2.375	11.990	0.250	0.375
51	1	Group I-NO-No-6MOLIBORIO-5YEARS-NoPP-	285,600.00	6.125	355	60	5	3.500	1	6	1.000	1.000	3.500	12.125	0.250	0.375
52	1	Group I-NO-No-7/1LIBORIO-10YEARS-NoPP-	899,649.57	6.349	357	120	3	2.250	81	12	5.000	1.000	2.250	11.349	0.250	0.375
53	1	Group I-NO-No-7/6LIBOR-NON-IO-3YPP-	645,927.68	5.375	355	0	5	2.250	79	6	5.000	1.000	2.250	10.375	0.250	0.375
54	1	Group I-NO-No-7/6LIBORIO-10YEARS-1YPP-	1,952,300.00	6.486	357	120	3	2.463	81	6	5.198	1.000	2.464	11.684	0.322	0.447
55	1	Group I-NO-No-7/6LIBORIO-10YEARS-2YPP-	331,958.41	6.500	357	120	3	2.250	81	6	6.000	1.000	2.250	12.500	0.250	0.375
56	1	Group I-NO-No-7/6LIBORIO-10YEARS-3YPP-	1,538,413.72	6.276	357	120	3	2.250	81	6	5.211	1.000	2.250	11.487	0.303	0.428
57	1	Group I-NO-No-7/6LIBORIO-10YEARS-6MPP-	199,200.00	6.250	357	120	3	2.250	81	6	6.000	1.000	2.250	12.250	0.250	0.375
58	1	Group I-NO-No-7/6LIBORIO-10YEARS-NoPP-	11,648,170.75	6.207	358	120	2	2.250	82	6	5.816	1.000	2.250	12.109	0.250	0.375
59	1	Group I-NO-No-FIXED-NON-IO-1YPP-UNCAPPED	13,676,287.22	6.381	345	0	4	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.269	0.269
60	1	Group I-NO-No-FIXED-NON-IO-2YPP-UNCAPPED	4,247,949.39	6.246	347	0	4	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.322	0.322
61	1	Group I-NO-No-FIXED-NON-IO-3YPP-UNCAPPED	84,659,773.23	5.791	349	0	3	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.270	0.270
62	1	Group I-NO-No-FIXED-NON-IO-6MPP-UNCAPPED	3,752,465.32	6.783	343	0	2	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.368	0.368
63	1	Group I-NO-No-FIXED-NON-IO-NoPP-UNCAPPED	27,479,041.83	6.365	335	0	4	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.257	0.257
64	1	Group I-NO-No-FIXEDIO-10YEARS-1YPP-UNCAPPED	7,843,812.27	6.523	357	120	3	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.331	0.331
65	1	Group I-NO-No-FIXEDIO-10YEARS-2YPP-UNCAPPED	4,142,157.74	6.591	356	120	4	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.250	0.250
66	1	Group I-NO-No-FIXEDIO-10YEARS-3YPP-UNCAPPED	81,550,013.27	5.987	357	120	3	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.274	0.274
67	1	Group I-NO-No-FIXEDIO-10YEARS-6MPP-UNCAPPED	4,049,518.02	6.855	358	120	2	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.269	0.269
68	1	Group I-NO-No-FIXEDIO-10YEARS-NoPP-UNCAPPED	31,657,628.10	6.424	357	120	3	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.279	0.279
69	1	Group I-YES-Yes-FIXEDBALL-NON-IO-1YPP-UNCAPPED	1,122,345.70	8.265	478	0	2	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.250	0.250
70	1	Group I-YES-Yes-FIXEDBALL-NON-IO-3YPP-UNCAPPED	9,122,485.84	6.456	478	0	2	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.250	0.250
71	1	Group I-YES-Yes-FIXEDBALL-NON-IO-6MPP-UNCAPPED	208,672.73	5.875	477	0	3	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.250	0.250
72	1	Group I-YES-Yes-FIXEDBALL-NON-IO-NoPP-UNCAPPED	1,748,419.04	7.615	478	0	2	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.250	0.250
73	2	Group II-NO-No-FIXED-NON-IO-1YPP-UNCAPPED	9,969,063.80	6.534	349	0	2	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.250	0.250
74	2	Group II-NO-No-FIXED-NON-IO-2YPP-UNCAPPED	2,380,357.34	6.372	357	0	3	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.250	0.250
75	2	Group II-NO-No-FIXED-NON-IO-3YPP-UNCAPPED	50,344,366.98	5.827	351	0	2	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.252	0.252
76	2	Group II-NO-No-FIXED-NON-IO-6MPP-UNCAPPED	342,987.28	6.103	358	0	2	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.250	0.250
77	2	Group II-NO-No-FIXED-NON-IO-NoPP-UNCAPPED	16,684,886.97	6.557	356	0	2	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.259	0.259
78	2	Group II-NO-No-FIXEDIO-10YEARS-1YPP-UNCAPPED	9,494,898.90	6.365	357	120	3	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.250	0.250
79	2	Group II-NO-No-FIXEDIO-10YEARS-2YPP-UNCAPPED	4,475,825.24	6.158	357	120	3	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.250	0.250
80	2	Group II-NO-No-FIXEDIO-10YEARS-3YPP-UNCAPPED	39,193,005.68	5.956	358	120	2	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.261	0.261
81	2	Group II-NO-No-FIXEDIO-10YEARS-6MPP-UNCAPPED	159,379.58	6.625	357	120	3	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.250	0.250
82	2	Group II-NO-No-FIXEDIO-10YEARS-NoPP-UNCAPPED	11,138,660.50	6.706	357	120	3	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.250	0.250
83	2	Group II-YES-Yes-FIXEDBALL-NON-IO-2YPP-UNCAPPED	230,924.76	6.875	477	0	3	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.250	0.250
84	2	Group II-YES-Yes-FIXEDBALL-NON-IO-3YPP-UNCAPPED	812,394.53	6.914	477	0	3	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.522	0.522

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class I-APT Certificates
Prepayment Assumption (%)	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100
March 25, 2007	100	89	78	67	56
March 25, 2008	99	76	56	38	23
March 25, 2009	99	65	39	20	8
March 25, 2010	99	55	30	15	7
March 25, 2011	98	47	22	10	4
March 25, 2012	98	40	17	6	2
March 25, 2013	97	35	13	4	1
March 25, 2014	97	31	10	3	0
March 25, 2015	96	27	7	2	0
March 25, 2016	95	23	6	1	0
March 25, 2017	93	20	4	*	0
March 25, 2018	90	17	3	0	0
March 25, 2019	87	14	2	0	0
March 25, 2020	84	12	2	0	0
March 25, 2021	81	10	1	0	0
March 25, 2022	77	9	1	0	0
March 25, 2023	74	7	*	0	0
March 25, 2024	70	6	*	0	0
March 25, 2025	65	5	0	0	0
March 25, 2026	60	4	0	0	0
March 25, 2027	55	3	0	0	0
March 25, 2028	50	3	0	0	0
March 25, 2029	44	2	0	0	0
March 25, 2030	39	1	0	0	0
March 25, 2031	33	1	0	0	0
March 25, 2032	27	*	0	0	0
March 25, 2033	21	*	0	0	0
March 25, 2034	14	0	0	0	0
March 25, 2035	6	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	21.03	6.57	3.44	2.21	1.53
Weighted Average Life in years (to Call)**	20.96	6.23	3.21	2.07	1.45

_____________
(*)	Indicates a number greater than zero but less than 0.5%, if applicable.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class I-A1A Certificates
Prepayment Assumption (%)	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100
March 25, 2007	99	73	47	21	0
March 25, 2008	98	42	0	0	0
March 25, 2009	97	15	0	0	0
March 25, 2010	96	0	0	0	0
March 25, 2011	95	0	0	0	0
March 25, 2012	94	0	0	0	0
March 25, 2013	93	0	0	0	0
March 25, 2014	92	0	0	0	0
March 25, 2015	90	0	0	0	0
March 25, 2016	88	0	0	0	0
March 25, 2017	82	0	0	0	0
March 25, 2018	76	0	0	0	0
March 25, 2019	69	0	0	0	0
March 25, 2020	61	0	0	0	0
March 25, 2021	54	0	0	0	0
March 25, 2022	45	0	0	0	0
March 25, 2023	36	0	0	0	0
March 25, 2024	26	0	0	0	0
March 25, 2025	15	0	0	0	0
March 25, 2026	4	0	0	0	0
March 25, 2027	0	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	14.65	1.82	1.00	0.72	0.57
Weighted Average Life in years (to Call)**	14.65	1.82	1.00	0.72	0.57

_______________

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class I-A1B Certificates
Prepayment Assumption (%)	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100
March 25, 2007	100	100	100	100	92
March 25, 2008	100	100	90	38	0
March 25, 2009	100	100	42	0	0
March 25, 2010	100	89	14	0	0
March 25, 2011	100	65	0	0	0
March 25, 2012	100	45	0	0	0
March 25, 2013	100	30	0	0	0
March 25, 2014	100	16	0	0	0
March 25, 2015	100	5	0	0	0
March 25, 2016	100	0	0	0	0
March 25, 2017	100	0	0	0	0
March 25, 2018	100	0	0	0	0
March 25, 2019	100	0	0	0	0
March 25, 2020	100	0	0	0	0
March 25, 2021	100	0	0	0	0
March 25, 2022	100	0	0	0	0
March 25, 2023	100	0	0	0	0
March 25, 2024	100	0	0	0	0
March 25, 2025	100	0	0	0	0
March 25, 2026	100	0	0	0	0
March 25, 2027	89	0	0	0	0
March 25, 2028	73	0	0	0	0
March 25, 2029	57	0	0	0	0
March 25, 2030	42	0	0	0	0
March 25, 2031	25	0	0	0	0
March 25, 2032	7	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	23.47	6.03	3.00	1.91	1.40
Weighted Average Life in years (to Call)**	23.47	6.03	3.00	1.91	1.40

_______________

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class I-A1C1 Certificates & Class I-A1C2 Certificates
Prepayment Assumption (%)	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	93
March 25, 2009	100	100	100	82	31
March 25, 2010	100	100	100	61	28
March 25, 2011	100	100	89	39	14
March 25, 2012	100	100	67	25	7
March 25, 2013	100	100	51	17	3
March 25, 2014	100	100	39	11	0
March 25, 2015	100	100	29	7	0
March 25, 2016	100	92	22	4	0
March 25, 2017	100	79	17	1	0
March 25, 2018	100	67	12	0	0
March 25, 2019	100	57	9	0	0
March 25, 2020	100	49	7	0	0
March 25, 2021	100	41	4	0	0
March 25, 2022	100	35	3	0	0
March 25, 2023	100	29	1	0	0
March 25, 2024	100	24	*	0	0
March 25, 2025	100	20	0	0	0
March 25, 2026	100	17	0	0	0
March 25, 2027	100	13	0	0	0
March 25, 2028	100	11	0	0	0
March 25, 2029	100	8	0	0	0
March 25, 2030	100	6	0	0	0
March 25, 2031	100	4	0	0	0
March 25, 2032	100	2	0	0	0
March 25, 2033	83	*	0	0	0
March 25, 2034	55	0	0	0	0
March 25, 2035	26	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	28.19	15.09	8.06	5.08	3.29
Weighted Average Life in years (to Call)**	27.93	13.76	7.13	4.49	2.93

_______________

(*)	Indicates a number greater than zero but less than 0.5%, if applicable.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class II-APT, Class II-A1 and Class II-A2 Certificates
Prepayment Assumption (%)	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100
March 25, 2007	99	92	85	77	70
March 25, 2008	98	82	67	53	41
March 25, 2009	98	73	53	36	23
March 25, 2010	97	65	44	30	21
March 25, 2011	96	58	36	22	15
March 25, 2012	95	52	30	17	11
March 25, 2013	94	47	24	13	8
March 25, 2014	92	42	20	10	6
March 25, 2015	91	38	17	8	3
March 25, 2016	90	34	14	6	*
March 25, 2017	87	31	11	5	0
March 25, 2018	84	27	9	4	0
March 25, 2019	81	24	8	1	0
March 25, 2020	78	21	7	0	0
March 25, 2021	74	19	5	0	0
March 25, 2022	71	17	4	0	0
March 25, 2023	67	15	4	0	0
March 25, 2024	63	13	3	0	0
March 25, 2025	58	11	2	0	0
March 25, 2026	54	10	*	0	0
March 25, 2027	49	8	0	0	0
March 25, 2028	43	7	0	0	0
March 25, 2029	38	6	0	0	0
March 25, 2030	33	5	0	0	0
March 25, 2031	28	4	0	0	0
March 25, 2032	22	3	0	0	0
March 25, 2033	16	2	0	0	0
March 25, 2034	10	0	0	0	0
March 25, 2035	3	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	19.61	8.61	4.96	3.37	2.52
Weighted Average Life in years (to Call)**	19.58	7.76	4.18	2.77	1.99

_______________

(*)	Indicates a number greater than zero but less than 0.5%, if applicable.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-1 Certificates
Prepayment Assumption (%)	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	100	71	39	20
March 25, 2011	100	100	54	26	12
March 25, 2012	100	93	42	18	7
March 25, 2013	100	81	32	12	0
March 25, 2014	100	71	25	8	0
March 25, 2015	100	63	19	0	0
March 25, 2016	100	55	15	0	0
March 25, 2017	100	47	12	0	0
March 25, 2018	100	41	9	0	0
March 25, 2019	100	35	6	0	0
March 25, 2020	100	30	0	0	0
March 25, 2021	100	26	0	0	0
March 25, 2022	100	22	0	0	0
March 25, 2023	100	19	0	0	0
March 25, 2024	100	16	0	0	0
March 25, 2025	100	13	0	0	0
March 25, 2026	100	11	0	0	0
March 25, 2027	100	9	0	0	0
March 25, 2028	100	7	0	0	0
March 25, 2029	96	*	0	0	0
March 25, 2030	84	0	0	0	0
March 25, 2031	72	0	0	0	0
March 25, 2032	59	0	0	0	0
March 25, 2033	44	0	0	0	0
March 25, 2034	29	0	0	0	0
March 25, 2035	13	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	26.50	11.93	6.32	4.50	4.08
Weighted Average Life in years (to Call)**	26.38	11.18	5.79	4.14	3.83

_______________

(*)	Indicates a number greater than zero but less than 0.5%, if applicable.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-2 Certificates
Prepayment Assumption (%)	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	100	71	39	20
March 25, 2011	100	100	54	26	12
March 25, 2012	100	93	42	18	*
March 25, 2013	100	81	32	12	0
March 25, 2014	100	71	25	6	0
March 25, 2015	100	63	19	0	0
March 25, 2016	100	55	15	0	0
March 25, 2017	100	47	12	0	0
March 25, 2018	100	41	9	0	0
March 25, 2019	100	35	0	0	0
March 25, 2020	100	30	0	0	0
March 25, 2021	100	26	0	0	0
March 25, 2022	100	22	0	0	0
March 25, 2023	100	19	0	0	0
March 25, 2024	100	16	0	0	0
March 25, 2025	100	13	0	0	0
March 25, 2026	100	11	0	0	0
March 25, 2027	100	9	0	0	0
March 25, 2028	100	1	0	0	0
March 25, 2029	96	0	0	0	0
March 25, 2030	84	0	0	0	0
March 25, 2031	72	0	0	0	0
March 25, 2032	59	0	0	0	0
March 25, 2033	44	0	0	0	0
March 25, 2034	29	0	0	0	0
March 25, 2035	13	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	26.49	11.86	6.26	4.42	3.92
Weighted Average Life in years (to Call)**	26.38	11.18	5.79	4.11	3.69

_______________

(*)	Indicates a number greater than zero but less than 0.5%, if applicable.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-3 Certificates
Prepayment Assumption (%)	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	100	71	39	20
March 25, 2011	100	100	54	26	12
March 25, 2012	100	93	42	18	0
March 25, 2013	100	81	32	12	0
March 25, 2014	100	71	25	0	0
March 25, 2015	100	63	19	0	0
March 25, 2016	100	55	15	0	0
March 25, 2017	100	47	12	0	0
March 25, 2018	100	41	1	0	0
March 25, 2019	100	35	0	0	0
March 25, 2020	100	30	0	0	0
March 25, 2021	100	26	0	0	0
March 25, 2022	100	22	0	0	0
March 25, 2023	100	19	0	0	0
March 25, 2024	100	16	0	0	0
March 25, 2025	100	13	0	0	0
March 25, 2026	100	11	0	0	0
March 25, 2027	100	1	0	0	0
March 25, 2028	100	0	0	0	0
March 25, 2029	96	0	0	0	0
March 25, 2030	84	0	0	0	0
March 25, 2031	72	0	0	0	0
March 25, 2032	59	0	0	0	0
March 25, 2033	44	0	0	0	0
March 25, 2034	29	0	0	0	0
March 25, 2035	13	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	26.48	11.78	6.20	4.36	3.79
Weighted Average Life in years (to Call)**	26.38	11.18	5.79	4.09	3.60

_______________

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-4 Certificates
Prepayment Assumption (%)	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	100	71	39	20
March 25, 2011	100	100	54	26	10
March 25, 2012	100	93	42	18	0
March 25, 2013	100	81	32	11	0
March 25, 2014	100	71	25	0	0
March 25, 2015	100	63	19	0	0
March 25, 2016	100	55	15	0	0
March 25, 2017	100	47	8	0	0
March 25, 2018	100	41	0	0	0
March 25, 2019	100	35	0	0	0
March 25, 2020	100	30	0	0	0
March 25, 2021	100	26	0	0	0
March 25, 2022	100	22	0	0	0
March 25, 2023	100	19	0	0	0
March 25, 2024	100	16	0	0	0
March 25, 2025	100	13	0	0	0
March 25, 2026	100	4	0	0	0
March 25, 2027	100	0	0	0	0
March 25, 2028	100	0	0	0	0
March 25, 2029	96	0	0	0	0
March 25, 2030	84	0	0	0	0
March 25, 2031	72	0	0	0	0
March 25, 2032	59	0	0	0	0
March 25, 2033	44	0	0	0	0
March 25, 2034	29	0	0	0	0
March 25, 2035	13	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	26.47	11.69	6.13	4.29	3.71
Weighted Average Life in years (to Call)**	26.38	11.18	5.79	4.07	3.55

_______________

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-5 Certificates
Prepayment Assumption (%)	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	100	71	39	20
March 25, 2011	100	100	54	26	0
March 25, 2012	100	93	42	18	0
March 25, 2013	100	81	32	0	0
March 25, 2014	100	71	25	0	0
March 25, 2015	100	63	19	0	0
March 25, 2016	100	55	15	0	0
March 25, 2017	100	47	0	0	0
March 25, 2018	100	41	0	0	0
March 25, 2019	100	35	0	0	0
March 25, 2020	100	30	0	0	0
March 25, 2021	100	26	0	0	0
March 25, 2022	100	22	0	0	0
March 25, 2023	100	19	0	0	0
March 25, 2024	100	16	0	0	0
March 25, 2025	100	5	0	0	0
March 25, 2026	100	0	0	0	0
March 25, 2027	100	0	0	0	0
March 25, 2028	100	0	0	0	0
March 25, 2029	96	0	0	0	0
March 25, 2030	84	0	0	0	0
March 25, 2031	72	0	0	0	0
March 25, 2032	59	0	0	0	0
March 25, 2033	44	0	0	0	0
March 25, 2034	29	0	0	0	0
March 25, 2035	4	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	26.46	11.57	6.05	4.21	3.62
Weighted Average Life in years (to Call)**	26.38	11.18	5.79	4.05	3.51

_______________

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-6 Certificates
Prepayment Assumption (%)	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	100	71	39	20
March 25, 2011	100	100	54	26	0
March 25, 2012	100	93	42	15	0
March 25, 2013	100	81	32	0	0
March 25, 2014	100	71	25	0	0
March 25, 2015	100	63	19	0	0
March 25, 2016	100	55	1	0	0
March 25, 2017	100	47	0	0	0
March 25, 2018	100	41	0	0	0
March 25, 2019	100	35	0	0	0
March 25, 2020	100	30	0	0	0
March 25, 2021	100	26	0	0	0
March 25, 2022	100	22	0	0	0
March 25, 2023	100	19	0	0	0
March 25, 2024	100	5	0	0	0
March 25, 2025	100	0	0	0	0
March 25, 2026	100	0	0	0	0
March 25, 2027	100	0	0	0	0
March 25, 2028	100	0	0	0	0
March 25, 2029	96	0	0	0	0
March 25, 2030	84	0	0	0	0
March 25, 2031	72	0	0	0	0
March 25, 2032	59	0	0	0	0
March 25, 2033	44	0	0	0	0
March 25, 2034	29	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	26.43	11.40	5.93	4.14	3.51
Weighted Average Life in years (to Call)**	26.38	11.18	5.79	4.05	3.45

_______________

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-7 Certificates
Prepayment Assumption (%)	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	100	71	39	11
March 25, 2011	100	100	54	26	0
March 25, 2012	100	93	42	0	0
March 25, 2013	100	81	32	0	0
March 25, 2014	100	71	25	0	0
March 25, 2015	100	63	7	0	0
March 25, 2016	100	55	0	0	0
March 25, 2017	100	47	0	0	0
March 25, 2018	100	41	0	0	0
March 25, 2019	100	35	0	0	0
March 25, 2020	100	30	0	0	0
March 25, 2021	100	26	0	0	0
March 25, 2022	100	21	0	0	0
March 25, 2023	100	3	0	0	0
March 25, 2024	100	0	0	0	0
March 25, 2025	100	0	0	0	0
March 25, 2026	100	0	0	0	0
March 25, 2027	100	0	0	0	0
March 25, 2028	100	0	0	0	0
March 25, 2029	96	0	0	0	0
March 25, 2030	84	0	0	0	0
March 25, 2031	72	0	0	0	0
March 25, 2032	59	0	0	0	0
March 25, 2033	44	0	0	0	0
March 25, 2034	29	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	26.39	11.18	5.79	4.03	3.43
Weighted Average Life in years (to Call)**	26.38	11.15	5.77	4.02	3.43

_______________

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-8 Certificates
Prepayment Assumption (%)	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	100	71	39	0
March 25, 2011	100	100	54	17	0
March 25, 2012	100	93	42	0	0
March 25, 2013	100	81	32	0	0
March 25, 2014	100	71	12	0	0
March 25, 2015	100	63	0	0	0
March 25, 2016	100	55	0	0	0
March 25, 2017	100	47	0	0	0
March 25, 2018	100	41	0	0	0
March 25, 2019	100	35	0	0	0
March 25, 2020	100	30	0	0	0
March 25, 2021	100	16	0	0	0
March 25, 2022	100	0	0	0	0
March 25, 2023	100	0	0	0	0
March 25, 2024	100	0	0	0	0
March 25, 2025	100	0	0	0	0
March 25, 2026	100	0	0	0	0
March 25, 2027	100	0	0	0	0
March 25, 2028	100	0	0	0	0
March 25, 2029	96	0	0	0	0
March 25, 2030	84	0	0	0	0
March 25, 2031	72	0	0	0	0
March 25, 2032	59	0	0	0	0
March 25, 2033	44	0	0	0	0
March 25, 2034	29	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	26.31	10.87	5.58	3.88	3.30
Weighted Average Life in years (to Call)**	26.31	10.87	5.58	3.88	3.30

_______________

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-9 Certificates
Prepayment Assumption (%)	0%	50%	100%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	100	71	36	0
March 25, 2011	100	100	54	0	0
March 25, 2012	100	93	42	0	0
March 25, 2013	100	81	12	0	0
March 25, 2014	100	71	0	0	0
March 25, 2015	100	63	0	0	0
March 25, 2016	100	55	0	0	0
March 25, 2017	100	47	0	0	0
March 25, 2018	100	41	0	0	0
March 25, 2019	100	23	0	0	0
March 25, 2020	100	5	0	0	0
March 25, 2021	100	0	0	0	0
March 25, 2022	100	0	0	0	0
March 25, 2023	100	0	0	0	0
March 25, 2024	100	0	0	0	0
March 25, 2025	100	0	0	0	0
March 25, 2026	100	0	0	0	0
March 25, 2027	100	0	0	0	0
March 25, 2028	100	0	0	0	0
March 25, 2029	96	0	0	0	0
March 25, 2030	84	0	0	0	0
March 25, 2031	72	0	0	0	0
March 25, 2032	59	0	0	0	0
March 25, 2033	44	0	0	0	0
March 25, 2034	2	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	26.15	10.32	5.25	3.66	3.17
Weighted Average Life in years (to Call)**	26.15	10.32	5.25	3.66	3.17

_______________

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

There is no assurance that prepayments of the mortgage loans will conform to any of the percentages of the Prepayment Assumption indicated in the tables above or to any other level, or that the actual weighted average life of any class of Offered Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of each specified class of Offered Certificates is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions or other structuring assumptions.

The characteristics of the mortgage loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the Prepayment Assumption until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

THE ISSUING ENTITY

Opteum Mortgage Acceptance Corporation Trust 2006-1 is a common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, Opteum Mortgage Acceptance Corporation Trust 2006-1 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “The Agreements—Amendment of Agreement” in the prospectus.

The assets of Opteum Mortgage Acceptance Corporation Trust 2006-1 will consist of the mortgage loans and certain related assets.

The Opteum Mortgage Acceptance Corporation Trust 2006-1 fiscal year end is December 31.

THE SPONSOR AND THE SERVICER

General

The Sponsor was founded in 1998 as a privately held Delaware limited liability company. The Sponsor is headquartered in Paramus, New Jersey, and has retail, wholesale and conduit divisions. The Sponsor originates mortgage loans nationwide and has offices throughout the United States. The Sponsor is a full service lender who originates and acquires a wide variety of mortgage loan types, including conventional, FHA, jumbo, and interest only mortgage loans. As of November 30, 2004, the Sponsor’s audited financial statements reflected assets of approximately $1.295 billion, liabilities of approximately $1.195 billion and members’ equity of approximately $76.1 million.

On November 3, 2005, the Sponsor was acquired by, and now operates as a taxable REIT subsidiary of, Opteum Inc. (formerly known as Bimini Mortgage Management, Inc)., a real estate investment trust.

The Sponsor maintains its principal office at W. 115 Century Road, Paramus, New Jersey 07652.

The Sponsor has been securitizing residential mortgage loans since March 2004.

The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004		December 31, 2005
Loan Type	Number	Total Portfolio of Loans ($)	Number	Total Portfolio of Loans ($)
Alt-A ARM	6,699	1,667,696,492	6,566	1,734,292,066
Alt-A Fixed	1,484	313,356,550	5,374	1,293,681,075
Prime ARM	43	14,328,525	626	178,250,754
Prime Fixed	30	13,135,900	346	140,738,320
Seconds	1,294	63,501,718	639	34,664,977
A-	57	13,596,350	1,217	342,620,806

The Sponsor, in its capacity as the Servicer, has limited servicing capability, and has no material loss and delinquency experience with respect to its servicing activities. The Servicer will have the ability, subject to the terms of the Servicing Agreements, to engage Subservicers to provide the primary servicing of the mortgage loans. In addition, the Servicer will have the primary obligation to make P&I Advances with respect to the mortgage loans. The Subservicer will also act as subservicer for the mortgage pool and will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in the prospectus under “Servicing of Mortgage Loans” and “Description of the Securities.”

THE DEPOSITOR

The depositor, Opteum Mortgage Acceptance Corporation, and was incorporated in the State of Delaware on July 2, 2003 as a wholly-owned subsidiary of Opteum Financial Services, LLC, a Delaware limited liability company. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor maintains its principal office at W. 115 Century Road, Paramus, New Jersey 07652. Its telephone number is (201) 225-2000.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since March 2004. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $7.2 billion.

The depositor has been securitizing residential mortgage loans since March 2004. The following table describes size, composition and growth of the depositor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004		December 31, 2005
Loan Type	Number	Total Portfolio of Loans ($)	Number	Total Portfolio of Loans ($)
Alt-A ARM	6,962	1,734,399,517	10,474	2,827,323,166
Alt-A Fixed	2,711	627,464,620	5,287	1,309,424,512
Prime ARM	43	14,328,525	626	178,250,754
Prime Fixed	30	13,135,900	346	140,738,320
Seconds	1,294	63,501,718	639	34,664,977
A-	57	13,596,350	1,217	342,620,806

STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.opteum.com\staticpoolinfo\.

Information provided through the internet address above will not be deemed to be a part of this free writing prospectus, the prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

THE SUBSERVICER

Cenlar FSB (“Cenlar”) is a federally chartered capital stock savings bank formed in 1984 from the combination of a thrift institution located in Mercer County, New Jersey and an employee-owned mortgage banking business. In September 1996, Cenlar completed its transition to a wholesale bank by selling all of its remaining retail branches to an institution that assumed substantially all deposit liabilities. Its corporate headquarters are located at 425 Phillips Boulevard, Ewing, New Jersey 08628, telephone number (609) 883-3900. Cenlar continues to conduct wholesale banking activities from a branch located at its corporate headquarters.

Cenlar has been servicing and subservicing mortgage loans since 1958.

Cenlar is primarily engaged in servicing and subservicing mortgage loans for approximately 80 clients that include banks, thrifts, credit unions, mortgage companies and agencies. Cenlar is an approved seller/servicer in good standing with Ginnie Mae, Fannie Mae, Freddie Mac, the Federal Housing Administration, the Federal Home Loan Bank and the Veterans Administration. As of December 31, 2005, Cenlar serviced or sub-serviced approximately 275,000 loans with an aggregate principal balance in excess of $45 billion consisting of conventional, FHA and VA loans, for approximately 1,200 investors in all 50 states, the District of Columbia and the Virgin Islands.

For 2005, Cenlar was rated by S&P as ‘Strong’ and RPS3+ by Fitch. Cenlar also received recognition from Freddie Mac as a Premier Tier One Servicer.

Servicing and sub-servicing includes collecting and remitting loan payments, administering escrow funds for the payment of real estate taxes and insurance premiums, contacting delinquent mortgagors, supervising foreclosures in the event of non-remedied defaults, and generally administering the loans.

Cenlar has implemented a number of comprehensive controls and technologies to preserve confidentiality of borrowers’ sensitive personal financial information.

Cenlar’s sub-servicing activities include:

(1) setting up and maintaining new loan production on Cenlar’s servicing system to perform data processing and management, and testing the validity and accuracy of designated data elements;

(2) transferring loan data from a bulk transferee’s servicing system to Cenlar’s servicing system and verifying the quality of the data;

(3) data integrity review of designated data elements for all loans added to Cenlar’s servicing system;

(4) processing payments, depositing checks received within two business days into a clearing account and clearing check disbursements, reconciling funds received and transactions posted in Cenlar’s servicing system, processing pay-off transactions and related satisfactions;

(5) monitoring loans that are in default, collecting funds on loans that are delinquent or in default, conducting loss mitigation activities, including arranging repayment plans, arranging to lift stays or take other action in bankruptcy proceedings involving borrowers, administering foreclosures, making insurance or other claims against insurance companies, sureties or other guarantors and REO processing as opposed to REO management;

(6) processing activity related to the payment of taxes and insurance and other items escrowed pursuant to the applicable documents;

(7) answering borrower inquiries received via telephone, mail and email and performing needed research in connection with such inquiries, managing the escrow analysis function to determine appropriate escrow amounts and preparation of required reporting to borrowers;

(8) remitting funds to the master servicer or when applicable, to other appropriate parties and reviewing the accuracy and completeness of investor reports, and coordinating conversion of new investor records set up;

(9) confirming that all loans, where required, are covered under tax service contracts and flood determination contracts;

(10) transferring data when loans or servicing is transferred and coordinating the various notices, transfer of records and reconciliations, and managing interim loan servicing function; and

(11) processing loan modifications.

When a loan is past due, a collector reviews the loan and initiates the collection process. The collector is required to document the steps taken to bring a loan current and any recent developments that may occur.

If the payment is not received by the 15th day after the payment due date, a late charge is assessed and a delinquency notice is mailed to the borrower requesting payment. In addition, Cenlar uses either Fannie Mae’s Risk Profiler or Freddie Mac’s Early Indicator to determine when, after the payment due date, delinquent borrowers will be called. Collectors contact the borrowers to determine the reason for nonpayment and to discuss a suitable arrangement for bringing the loan current.

Delinquent loans are systematically sorted into various queues depending on the age of delinquency, loan type and/or client. There is a daily upload of delinquent accounts from Cenlar’s servicing system to Cenlar’s predictive dialer. Follow-up letters are automatically based on defined parameters.

Delinquent reports are generated after the end of each month for management review. Delinquent reports are supplied to the Master Servicer and other appropriate parties.

Cenlar’s loss mitigation department is responsible for working with defaulted borrowers to find alternative ways to avoid foreclosure. With the approval of the servicer of the mortgage loans sub-serviced by Cenlar, this department reviews the borrower’s financial status to see if a payment plan, modification of the mortgage, deed-in-lieu, or pre-sale would be an appropriate solution.

When a loan is determined to be a candidate for possible foreclosure, it is referred to Cenlar’s foreclosure review committee. A determination is made to refer the case to the foreclosure department or back to the collection department for further action. If the loan is approved for foreclosure, the loan is systematically coded for special processing related to foreclosure and original documents are ordered from the custodian for the preparation of an attorney referral package. An attorney and a foreclosure technician is assigned to the case based on the state where the property is located.

Cenlar monitors the ongoing status of each bankruptcy case, including application of checks received and to ensure that all applicable motions are filed with the court as warranted.

Delinquency and Foreclosure Experience of Cenlar

Based solely upon information provided by Cenlar, the following tables summarize, for the respective dates indicated, the delinquency, foreclosure, bankruptcy and REO property status with respect to all one- to four-family residential mortgage loans serviced by Cenlar. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The monthly payments under all of such mortgage loans are due on the first day of each calendar month. A mortgage loan is considered “30 days” delinquent if a payment due on the first of the month is not received by the second day of the following month, and so forth.

This table is only in respect of those mortgage loans currently being serviced by Cenlar, and includes information for all credit grades of mortgage loans, not just the mortgage loans included in the Trust. This information is also for a limited time period, and for a small number of mortgage loans. As a result, the loss and delinquency experience of the mortgage loans included in the trust fund may be significantly different than the limited information included in this table.

	Cenlar - Delinquency and Foreclosure Experience - Entire Serviced Portfolio
	As of December 31, 2002		As of December 31, 2003		As of December 31, 2004		As of December 31, 2005
	Number of Loans	Principal Balance	Number of Loans	Principal Balance	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio(1)	165,582	$22,086,030,777	147,206	$23,407,734,933	187,159	$37,756,002,462	241,225	$44,612,073,578

Period of Delinquency(1)
30 days	4,533	$482,230,537	3,567	$359,758,083	4,689	$606,378,524	7,369	$835,698,269
Percent Delinquent	2.74%	2.18%	2.42%	1.54%	2.51%	1.61%	3.05%	1.87%
60 days	1,242	$111,618,376	1,224	$119,068,795	1,232	$127,540,922	1,727	$199,216,689
Percent Delinquent	0.75%	0.51%	0.83%	0.51%	0.66%	0.34%	0.72%	0.45%
90 days or more	1,863	$136,193,101	1,643	$106,709,763	1,890	$148,093,149	1,921	$192,325,424
Percent Delinquent	1.13%	0.62%	1.12%	0.46%	1.01%	0.39%	0.80%	0.43%
Total Delinquencies(1)	7,638	$730,042,014	6,434	$585,536,641	7,811	$882,012,595	11,017	$1,227,240,382
Total Delinquencies by % of total portfolio	4.61%	3.31%	4.37%	2.50%	4.17%	2.34%	4.57%	2.75%

Foreclosure(2)	1,778	$158,244,229	1,227	$119,180,578	1,260	$139,111,759	1,635	$200,702,673
Bankruptcy(3)(4)	1,476	$108,910,523	1,108	$76,985,631	1,315	$103,547,706	1,955	$167,783,250
Total Foreclosures and Bankruptcies	3,254	$267,154,752	2,335	$196,166,209	2,575	$242,659,465	3,590	$368,485,923
Real Estate Owned(5)	0	$0	0	$0	0	$0	0	$0
Percent of Total Portfolio in Foreclosure or Bankruptcy	1.97%	1.21%	1.59%	0.84%	1.38%	0.64%	1.49%	0.83%
(1) Delinquency data source is Alltel / Fidelity system T3001-30L & 30M reports (30L is loan principal balances delinquent & 30M is loan counts). Loan servicing system delinquency reports are also reconciled to a Busch analytics fidelity system master file download of all loans. Loan record master file includes paid through dates and default status conditions of all loans managed. Delinquency numbers in Section (1) exclude loan foreclosure totals from the Section below.

(2) Foreclosure data is from the same source reports as the delinquency data above and from the loan record master file reconciled to the Fidelity system control reports.

(3) Bankruptcy data is from Alltel / Fidelity S3001-2T4 - Bankruptcy Trial Balance Report.

(4) Bankruptcy counts and balances have been added to delinquency totals, based on actual paid through date of loans, 69% of all bankruptcy loans are delinquent, 31% are current. Loan Data is also cross referenced and reconciled to the Loan Servicing System Master File from Alltel / Fidelity.

(5) No material REO loans are owned by Cenlar. REO's are owned and managed by GSE's (Fannie & Freddie), or in the process of being conveyed to FHA or VA and are in either case counted in the foreclosure totals above by the Alltel / Fidelity system control reports.

Note: Loan status data is as of close of business December 30, 2005 or also the opening of business Tuesday January 3, 2006

THE SECURITIES ADMINISTRATOR AND MASTER SERVICER

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Securities Administrator and Master Servicer under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Wells Fargo Bank is responsible for the preparation of all REMIC tax returns on behalf of the Opteum Mortgage Acceptance Corporation, Asset-Backed Pass-Through Certificates, Series 2006-1 and the preparation of monthly reports on Form 10-D in regards to Distribution and Pool Performance Information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

Wells Fargo Bank will act as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer. As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

Wells Fargo serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

THE TRUSTEE

HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, will be named Trustee under the Agreement. The Trustee will perform administrative functions on behalf of the trust and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The Trustee’s offices for notices under the Pooling and Servicing Agreement are located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-1362.

In the event the Master Servicer defaults in the performance of its obligations pursuant to the terms of the Agreement prior to the appointment of a successor, the Trustee is obligated to perform such obligations until a successor master servicer is appointed. If the Trustee resigns or is removed under the terms of the Agreement, a successor Trustee shall promptly be appointed by the Securities Administrator. If no such successor trustee is appointed within the 30 day period, then a court of competent jurisdiction may be petitioned to appoint a successor trustee.

As compensation to the Trustee in respect of its obligations under the Pooling and Servicing Agreement, the Trustee’s annual fee will be paid by the Master Servicer pursuant to a separate agreement between the Trustee and the Master Servicer, and such compensation will not be an expense of the Trust.

The Trustee and any director, officer, employee or agent of the Trustee will be indemnified and held harmless by the trust against any loss, liability or expense set forth in the Agreement. In addition, the Trustee shall be indemnified by the servicer for any losses, liabilities or expenses resulting from the servicer’s breach of its obligations as provided in the Pooling and Servicing Agreement. The Trustee’s duties are limited solely to its express obligations under the Pooling and Servicing Agreement.

As of January 24, 2006, HSBC Bank USA, National Association is acting as Trustee for approximately 400 asset-backed securities transactions involving similar pool assets to those found in this transaction.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the certificates. The trust fund created under the Agreement will consist of the following: (1) the mortgage loans, (2) collections in respect of principal and interest on the mortgage loans received after the Cut-off Date (other than payments due on or before the Cut-off Date), (3) the amounts on deposit in any Certificate Account (as defined in the prospectus), (4) certain insurance policies maintained by the related mortgagors or by or on behalf of the Master Servicer, the Servicer and the Subservicer in respect of the mortgage loans and the Lender-Paid Primary Insurance Policy, (5) an assignment of the Depositor’s rights under the Mortgage Loan Purchase Agreement and the Servicing Agreements and (6) proceeds of the foregoing. Reference is made to the prospectus for important information in addition to that set forth in this free writing prospectus regarding the trust fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the office designated by the Securities Administrator for such purposes located in Minneapolis, Minnesota. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, Opteum Mortgage Acceptance Corporation, W. 115 Century Road, Paramus, New Jersey 07652 and its phone number is (201) 225-2000.

Representations and Warranties

In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(1) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

(2) Each Mortgage Loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (i) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (ii) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended, and the Mortgage Loans are currently being serviced in accordance with accepted servicing practices;

(3) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, mechanics’ lien, assessment, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement;

(4) As of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder;

(5) Except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

(6) The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(7) A lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Sponsor’s knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Sponsor and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Sponsor is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(8) As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

(9) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Trustee on behalf of the certificateholders; and

(10) At the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or FHLMC.

In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of certificateholders or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee, the Depositor, the Securities Administrator or the Sponsor, the Sponsor will (i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Trustee’s sole and exclusive remedy respecting a breach of such representations and warranties. In the event the Sponsor fails to repurchase a mortgage loan, Opteum Inc. will be required to do so.

The Trustee, the Securities Administrator and the Master Servicer

HSBC Bank USA, National Association will act as Trustee pursuant to the Agreement. The Trustee’s offices for notices under the Agreement are located at 452 Fifth Avenue, New York, New York 10018, Attention: Issuer Services - Opteum. Wells Fargo Bank, N.A., a national banking association, will act as Master Servicer and will act as Securities Administrator for so long as it is also the Master Servicer. The Securities Administrator’s office for notices under the Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services - Opteum 2006-1.

J.P. Morgan Trust Company, National Association will act as Custodian pursuant to the custodial agreement.

Pursuant to the Agreement, the Master Servicer will be required to monitor and oversee the performance of the Servicer. In the event of the occurrence of an event of default under a Servicing Agreement, under certain circumstances specified therein, the Master Servicer will either appoint a successor servicer or assume primary servicing obligations for the mortgage loans itself (subject to a transition period not to exceed 90 days) for the transfer of actual servicing to such successor servicer.

The Agreement will provide that for so long as the Master Servicer and the Securities Administrator are the same person, then at any time either such party resigns or is terminated in its respective capacity, the other party in its respective capacity will likewise be removed.

The Depositor, the Master Servicer, the Custodian, the Securities Administrator and any director, officer, employee or agent of the Depositor, the Master Servicer, the Custodian or the Securities Administrator shall be indemnified and held harmless by the trust fund against any loss, liability or expense incurred in connection with the Agreement, the custodial agreement, the Certificates or the Mortgage Loans (including reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to the Master Servicer’s master servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement) or related to the Master Servicer’s obligations under the Agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement. None of the Depositor, the Master Servicer, the Custodian or the Securities Administrator shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under the Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Master Servicer, the Custodian or the Securities Administrator may in its sole discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the certificateholders under the Agreement.

The Trustee shall be compensated by the Master Servicer pursuant to a side letter between the Trustee and the Master Servicer. Such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall be paid for all services rendered by it (except as otherwise reimbursed by the trust fund) in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties under the Agreement or of the Trustee. Except as otherwise provided in the Agreement, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the trust fund against any claim, loss, liability, fee or expense incurred in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) relating to the acceptance or administration of its trusts under the Agreement or the Trustee’s performance under the Certificates, other than any claim, loss, liability or expense (i) sustained in connection with the Agreement related to the willful misfeasance, bad faith or negligence of the Master Servicer in the performance of its duties under the Agreement or (ii) incurred in connection with a breach constituting willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations and duties under the Agreement.

The Master Servicer shall indemnify the Depositor, the Trustee, the Custodian and the Securities Administrator and any director, officer, employee or agent of the Depositor, the Trustee, the Custodian or the Securities Administrator against any such claim or legal action (including any pending or threatened claim or legal action), loss, liability, fee or expense that may be sustained in connection with the Agreement related to the willful misfeasance, bad faith, or negligence in the performance of the Master Servicer’s duties under the Agreement.

The amount of any indemnification for the Master Servicer, the Custodian, the Trustee or the Securities Administrator may be capped as provided in the Agreement.

For additional information regarding the Trustee and its rights and obligations under the Agreement, see “The Agreements” in the prospectus.

The Supplemental Interest Trust

HSBC Bank USA, National Association will be the trustee of the Supplemental Interest Trust. The Securities Administrator will perform all of the obligations of the trustee under the Interest Rate Swap Agreement. With respect to the Supplemental Interest Trust, the Securities Administrator will only be obligated to make payments to the trust under the Interest Rate Swap Agreement to the extent that the Supplemental Interest Trust receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement to the extent that the Supplemental Interest Trust receives the related funds from the trust. The Securities Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Supplemental Interest Trust as set forth in the Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

Any resignation or removal of HSBC Bank USA, National Association as Trustee will also result in the resignation or removal, as applicable, of HSBC Bank USA, National Association as the trustee of the Supplemental Interest Trust.

Reports to Certificateholders

On each distribution date, the Securities Administrator will make available to each certificateholder, the trustee, the master servicer and the depositor a statement generally setting forth the information specifically described in the pooling and servicing agreement, which will include the following:

•	the applicable determination dates for calculating distributions and general distribution dates;

•	with respect to each loan group, the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•
the amount of the related distribution to holders of the Class A and Class M Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

•
the amount of such distribution to holders of the Class A Certificates and Class M Certificates (by class) allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement and the Yield Maintenance Agreement and the amount of coverage remaining under either credit enhancement;

•	the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry-Forward Amounts for the offered certificates (if any);

•
the Certificate Principal Balance of the Class A Certificates and Class M Certificates before and after giving effect to the distribution of principal and allocation of Allocated Realized Loss Amounts on such distribution date;

•	the number and Stated Principal Balance of all the mortgage loans for the following distribution date, together with updated pool composition information;

•	the Pass-Through Rate for each class of Class A Certificates and Class M Certificates for such distribution date and whether such rate was based on an interest rate cap;

•
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances as of the end of the Due Period, and the general source of funds for reimbursements;

•
the number and aggregate Stated Principal Balance of the mortgage loans (A) delinquent, exclusive of mortgage loans in foreclosure based on the OTS method, (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, and (B) in foreclosure and delinquent (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, in each case as of the close of business on the last day of the calendar month preceding such distribution date;

•	the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

•
with respect to any mortgage loan that was liquidated during the preceding calendar month, the aggregate Stated Principal Balance of, and Realized Loss on, such mortgage loans as of the end of the related Prepayment Period;

•	whether a Stepdown Date or Trigger Event is in effect;

•	the total number and principal balance of any real estate owned, or REO, properties as of the close of business on the determination date preceding such distribution date;

•	the cumulative Realized Losses through the end of the preceding month;

•
the six-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans;

•	material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

•	the amount of the Prepayment Charges remitted by the Servicer and the amount on deposit in the related reserve fund;

•
the amount of any Net Swap Payment payable to the trust, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the trust and any Swap Termination Payment payable to the Swap Provider; and

•
the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts.

The Securities Administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the Securities Administrator’s internet website at www.ctslink.com. Assistance in using the website service can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

So long as the issuing entity is required to file reports under the Exchange Act, these monthly statements will be made available as described below under “Available Information” in this free writing prospectus.

If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the securities administrator’s website referenced below under “Available Information”. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be made available on the Securities Administrator’s website. Such reports and statements, if not made available, will also be provided free of charge upon the request of the registered holders. See “The Pooling and Servicing Agreement — Evidence as to Compliance.”

The annual reports on Form 10-K, the distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust by the Securities Administrator pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator promptly after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will prepare and make available to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that on or before March 1 of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the Securities Administrator and the Depositor) a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Agreement will also provide for delivery to the Securities Administrator and the Depositor on or before March 1 of each year a separate annual statement of compliance from the Securities Administrator, the Master Servicer, the Servicer and from the Subservicer to the effect that, to the best knowledge of the signing officer, such servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement or such other servicing agreement, as applicable, throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. The same statement may be provided as the required statement for each relevant pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the Master Servicer at the address of the Master Servicer and Securities Administrator set forth above under “The Pooling and Servicing Agreement—The Trustee, the Securities Administrator and the Master Servicer” in this Free Writing Prospectus. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

The Servicer and the Subservicer

All of the mortgage loans will be serviced by the Servicer pursuant to a Servicing Agreement among the Sponsor, the Servicer and the Master Servicer, which will be assigned to the Trust. In addition, the Servicer will enter into a subservicing agreement with Cenlar. The Subservicer will be the primary servicer of the mortgage loans as of the Cut-off Date, but may be terminated at any time by the Servicer in accordance with the subservicing agreement. The Servicer will be ultimately responsible for the servicing of the mortgage loans. See “The Subservicer” in this Free Writing Prospectus.

Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the mortgage loans will be the Master Servicing Fee and any interest or other income earned on funds held in the Certificate Account. The principal compensation to be paid to the Servicer in respect of its servicing activities for the mortgage loans will be equal to the Servicing Fee and any Prepayment Interest Excess. The Subservicer will be compensated in accordance with the subservicing agreement. As additional servicing compensation, the Master Servicer, the Servicer or any Subservicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts in respect of mortgage loans serviced by it. None of the Master Servicer, the Servicer or any Subservicer is entitled to retain any prepayment charges or penalties; these will be distributed to the holders of the Class P Certificates. The Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans on any distribution date with Compensating Interest to the extent of the Servicing Fee for such distribution date. Cenlar is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans on any distribution date with Compensating Interest to the extent of its subservicing fee for such distribution date. The Master Servicer, the Servicer or the Subservicer is obligated to pay insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the Master Servicer, the Servicer or the Subservicer in connection with its responsibilities under the Agreement, the related Servicing Agreement or the subservicing agreement. However, the Master Servicer, the Servicer or the Subservicer is entitled to reimbursement therefor as provided in the Agreement, the Servicing Agreement or the subservicing agreement. The trust may also be required to reimburse the Servicer for expenses incurred in connection with certain claims against the Servicer arising out of the Servicing Agreements.

Permitted Investments

To the extent provided in the Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Securities Administrator on behalf of the Trustee for the benefit of certificateholders and not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the Servicer under the Servicing Agreement, and the risk of loss of moneys required to be distributed to the certificateholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Servicer Remittance Date on which the moneys so invested are required to be distributed to the Securities Administrator.

Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the certificateholders will be considered a Permitted Investment:

(i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor’s, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor’s or Fitch Ratings and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor’s if Standard & Poor’s is the Rating Agency;

(iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody’s, Fitch Ratings and Standard & Poor’s in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v) a money market fund or a qualified investment fund rated by Moody’s and Fitch Ratings, if so rated, in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor’s, including any such funds for which Wells Fargo Bank, N.A. or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

(vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

Voting Rights

At all times, 97% of all Voting Rights will be allocated among the holders of the Class A Certificates and Class M Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates. At all times 1% of all Voting Rights will be allocated to the holders of each of the Class C, Class P and Class R Certificates. The Voting Rights allocated to any class of certificates shall be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests in such class represented thereby.

Termination

The circumstances under which the obligations created by the Agreement will terminate in respect of the certificates are described in “The Agreements—Termination; Retirement of Securities” in the prospectus. The Servicer will have the option on or after any distribution date on which the aggregate unpaid principal balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period) is less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date, to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the certificates. In addition, the Master Servicer will have the option on or after any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date, to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the certificates.

Any such purchase of mortgage loans and other assets of the trust fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan (or the appraised value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such appraised value is less than such unpaid principal balance) (net of any unreimbursed P&I Advance attributable to principal) as of the date of repurchase plus (b) accrued interest thereon at the mortgage rate to, but not including, the first day of the month in which such repurchase price is distributed. In addition, in connection with an optional termination of the trust, any Swap Termination Payment payable to the Swap Provider then due but unpaid or which is due to the exercise of such option shall be paid. In the event the Servicer exercises this option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds:

(i)	100% of the then outstanding certificate principal balance of the Offered Certificates, plus

(ii)	one month’s interest on the then outstanding Certificate Principal Balance of the Offered Certificates at the then applicable Pass-Through Rate for each class of Offered Certificates, plus

(iii)	any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates are entitled plus

(iv)	any Allocated Realized Loss Amounts with respect to the Class M Certificates plus

(v)	any Swap Termination Payment payable to the Swap Provider then due but unpaid or which is due to the exercise of such option.

The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the appraised value of the underlying mortgaged property and such fair market value is less than 100% of the unpaid principal balance of the related mortgage loan.

Optional Purchase of Defaulted Loans

As to any mortgage loan which is delinquent in payment by 90 days or more, the Sponsor at its option and in accordance with the terms of the Agreement, purchase such mortgage loan from the trust fund at the purchase price for such mortgage loan. Any mortgage loan so purchased will not be considered delinquent for purposes of the Trigger Event or for any other purpose.

Amendment

The Agreement may be amended under the circumstances set forth under “The Agreements—Amendment” in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

General

Elections will be made to treat the trust fund, exclusive of the reserve fund, the Supplemental Interest Trust and the Interest Rate Swap Agreement, as multiple REMICs for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood llp, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the trust fund, exclusive of the reserve fund, the Supplemental Interest Trust, and the Interest Rate Swap Agreement, will consist of multiple REMICs, and each REMIC elected by the trust fund will qualify as a REMIC under Sections 860A through 860G of the Code.

For federal income tax purposes, (i) the Class R Certificates will consist of components, each of which will represent the sole class of “residual interests” in each REMIC elected by the trust fund and (ii) the Class A Certificates and Class M Certificates (exclusive of any right to receive payments from the reserve fund or the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust), Class P Certificates and Class C Certificates will represent ownership of the “regular interests” in a REMIC, which generally will be treated as debt instruments of a REMIC. See “Federal Income Tax Consequences—REMIC—Classification of REMICs” in the prospectus.

For federal income tax reporting purposes, based on expected issue prices, the Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at 100% of the Prepayment Assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to the Offered Certificates, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of such certificates in this regard.

Some classes of Offered Certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such certificates and will be applied as an offset against such interest payments. See “Federal Income Tax Consequences— REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the prospectus.

Each holder of a Class A Certificate or Class M Certificate (together, the “Carryover Certificates”) is deemed to own an undivided beneficial ownership interest in, a REMIC regular interest and the right to receive payments in respect of the reserve fund and the Supplemental Interest Trust and the obligation to make payments to the Supplemental Interest Trust. The treatment of amounts received by a holder of a Carryover Certificate under such certificateholder’s right to receive the Basis Risk Shortfall Carry-Forward Amount will depend on the portion, if any, of such certificateholder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of a Carryover Certificate must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments in respect of the Basis Risk Shortfall Carry-Forward Amount in accordance with the relative fair market values of each property right. The Securities Administrator intends to treat payments made to the holders of the Carryover Certificates with respect to the Basis Risk Shortfall Carry-Forward Amount as includible in income based on the tax regulations relating to notional principal contracts. In addition, it is possible in certain circumstances that amounts payable in respect of a Carryover Certificate may differ from the amount deemed paid in respect of the REMIC regular interest ownership of which is represented by such Carryover Certificate. The Securities Administrator intends to treat any such difference as paid to the holder of that Carryover Certificate pursuant to a notional principal contract or as received by the holder of that Carryover Certificate and then paid by such holder pursuant to a notional principal contract. The OID Regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For federal tax return and information reporting, the value of the right of the Holders of the Carryover Certificates to receive payments from the reserve fund in respect of any Basis Risk Shortfall Carry-Forward Amount, if any, may be obtained from the Trustee upon request. Such information will be provided to the Trustee by the Underwriters on or prior to the Closing Date. Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest and the right to receive payments in respect of the Basis Risk Shortfall Carry-Forward Amount as discrete property rights. Holders of the Carryover Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates. Treasury regulations have been promulgated under section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of such Carryover Certificates will be unable to use the integration method provided for under such regulations with respect to such Certificates. If the Securities Administrator’s treatment of Basis Risk Shortfall Carry-Forward Amount is respected, ownership of the right to the Basis Risk Shortfall Carry-Forward Amount will nevertheless entitle the owner to amortize the separate price paid for the right to the Basis Risk Shortfall Carry-Forward Amount under the notional principal contract regulations.

Any payments made to a beneficial owner of a Carryover Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Basis Risk Shortfall Carry-Forward Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Carryover Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Basis Risk Shortfall Carry-Forward Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Basis Risk Shortfall Carry-Forward Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Carryover Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Basis Risk Shortfall Carry-Forward Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Carryover Certificate may have income that exceeds cash distributions on the Carryover Certificate, in any period and over the term of the Carryover Certificate. As a result, the Carryover Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Basis Risk Shortfall Carry-Forward Amounts would be subject to the limitations described above.

Upon the sale of a Carryover Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments from the reserve fund and the Supplemental Interest Trust in respect of the Basis Risk Shortfall Carry-Forward Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Carryover Certificate, as the case may be. A holder of a Carryover Certificate will have gain or loss from such a termination of the right to receive payments from the reserve fund and the Supplemental Interest Trust in respect of the Basis Risk Shortfall Carry-Forward Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the reserve fund and the Supplemental Interest Trust in respect of the Basis Risk Shortfall Carry-Forward Amount.

Gain or loss realized upon the termination of the right to receive payments from the reserve fund and the Supplemental Interest Trust in respect of the Basis Risk Shortfall Carry-Forward Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of the Basis Risk Shortfall Carry-Forward Amounts could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Basis Risk Shortfall Carry-Forward Amount. Holders of the Carryover Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

The REMIC regular interest component of each Carryover Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Carryover Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally may not be a suitable investment for a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Because the Basis Risk Shortfall Carry-Forward Amount is treated as separate rights of the Carryover Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received from the reserve fund and the Supplemental Interest Trust will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any such REMIC, such tax will be borne (1) by the Securities Administrator, if the Securities Administrator has breached its obligations with respect to REMIC compliance under the Agreement, (2) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement (3) by the Class R Certificateholder to the extent of any funds distributed to such certificateholders or (4) otherwise by the trust fund, with a resulting reduction in amounts otherwise distributable to holders of the Offered Certificates. See “Description of the Certificates— General” and “Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes” in the prospectus.

The responsibility for filing annual federal information returns and other reports will be borne by the Securities Administrator. See “Federal Income Tax Consequences—REMICs—Reporting and Other Administrative Matters” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—REMICs” in the prospectus.

OTHER TAXES

The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

SECONDARY MARKET

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under “Description of the Securities—Reports to Securityholders,” which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL OPINIONS

Legal matters relating to the Offered Certificates will be passed upon for the Depositor by Thacher Proffitt & Wood llp, New York, New York and for the Underwriters by Sidley Austin llp, New York, New York.

RATINGS

It is a condition to the issuance of the Certificates that each class of Class A Certificates be rated “AAA” by S&P and “Aaa” by Moody’s, that the Class M-1 Certificates be rated at least “AA+” by S&P and “Aa1” by Moody’s, that the Class M-2 Certificates be rated at least “AA” by S&P and “Aa2” by Moody’s, that the Class M-3 Certificates be rated at least “AA-” by S&P and “Aa3” by Moody’s, that the Class M-4 Certificates be rated at least “A+” by S&P and “A1” by Moody’s, that the Class M-5 Certificates be rated at least “A” by S&P and “A2” by Moody’s, that the Class M-6 Certificates be rated at least “A-” by S&P and “A3” by Moody’s, that the Class M-7 Certificates be rated at least “BBB+” by S&P and “Baa1” by Moody’s, that the Class M-8 Certificates be rated at least “BBB” by S&P and “Baa2” by Moody’s and that the Class M-9 Certificates be rated at least “BBB-” by S&P and “Baa3” by Moody’s.

The ratings of S&P and Moody’s assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled other than Basis Risk Shortfalls. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate any class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, the Issuing Entity, the Master Servicer, the Subservicer, the Originator, the Securities Administrator or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The Sponsor, the Servicer, the Issuing Entity and the Depositor are affiliated parties. However, none of the Servicer, the Depositor or the Issuing Entity are affiliated with any of the Trustee, the Securities Administrator, the Master Servicer, the Yield Maintenance Agreement Provider, the Swap Provider, any 10% concentration originator or the Custodian.

There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

LEGAL INVESTMENT

The Class A, Class M-1, Class M-2 and Class M-3 Certificates will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the prospectus) and, as such, will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in “mortgage related securities” provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

See “Legal Investment” in the prospectus.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “The Pooling and Servicing Agreement—Reports to Certificateholders” and “The Pooling and Servicing Agreement—Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as will have been prepared and filed with the Commission by the Securities Administrator will be posted on the Securities Administrator’s internet web site promptly after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

REPORTS TO CERTIFICATEHOLDERS

So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the Securities Administrator’s website referenced above under “Available Information”. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be made available on the Securities Administrator’s website. Such reports and statements, if not made available, will also be provided free of charge upon request of the registered holders of the related securities. See “The Pooling and Servicing Agreement—Evidence as to Compliance” and “The Pooling and Servicing Agreement—Reports to Certificateholders” in this Free Writing Prospectus.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such offered certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has issued an Exemption, as described under “ERISA Considerations” in the prospectus, to the Underwriters. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least “BBB-” (or its equivalent) by S&P, Fitch Ratings or Moody’s at the time of purchase and underwritten by the Underwriters and the servicing and operation of asset pools consisting of certain types of secured obligations, such as mortgage loans, provided that the conditions of the Exemption are satisfied. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of Certificates be “BBB-” or higher at the time of purchase.

ERISA Considerations While the Supplemental Interest Trust is in Existence

For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and, unless it is an insurance company general account eligible for the exemptive relief in PTCE 95-60, is purchasing an Offered Certificate with a rating not lower than “BBB-” (or its equivalent) by one of the rating agencies under the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

After Termination of the Supplemental Interest Trust

Subsequent to the termination of the Supplemental Interest Trust which holds the Interest Rate Swap Agreement, it is expected that the Exemption will apply to the acquisition and holding of the senior certificates and the subordinated certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing an offered certificate must make its own determination that the conditions described above will be satisfied for such certificate.

Each beneficial owner of a subordinated certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust (which holds the Interest Rate Swap Agreement) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such subordinated certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the subordinated certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by one of the rating agencies under the Exemption or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in Prohibited Transaction Class Exemption 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the depositor, the sponsor, the master servicer, any servicer, the underwriters, the securities administrator and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Servicer or the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

GLOSSARY

Accrual Period—For any class of the Class I-A Certificates and Class M Certificates, the period from and including the preceding distribution date (or from and including the Closing Date, in the case of the first distribution date) to and including the day prior to the current distribution date. For the Class II-A Certificates, the prior calendar month.

Accrued Certificate Interest—For any distribution date and each class of the Class A Certificates and Class M Certificates, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such Class immediately prior to such distribution date, in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest payable by the Servicer or Cenlar and any shortfalls resulting from the application of the Relief Act (in each case to the extent allocated to such class of the Class A Certificates and Class M Certificates as described under “Description of the Certificates—Allocation of Available Funds—Interest Distributions on the Class A Certificates and Class M Certificates” in this free writing prospectus). The Accrued Certificate Interest on the Class A Certificates and Class M Certificates, other than the Class II-A Certificates, will be calculated on the basis of a 360-day year and the number of days in the related Accrual Period. The Accrued Certificate Interest on the Class II-A Certificates, will be calculated on the basis of a 360-day year and twelve 30-day months.

Agreement—The pooling and servicing agreement, dated as of the Cut-off Date, among Opteum Mortgage Acceptance Corporation, as Depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator and HSBC Bank USA, National Association, as trustee.

Allocated Realized Loss Amount—With respect to the Class A Certificates and the Class M Certificates and any distribution date, an amount equal to the sum of any Realized Loss allocated to that class of certificates on that distribution date and any Allocated Realized Loss Amount for that class remaining unpaid from any previous distribution date.

Allowable Claim—For any mortgage loan covered by a Primary Insurance Policy, the current principal balance of such mortgage loan plus accrued interest and allowable expenses at the time of the claim.

Appraised Value—The appraised value of the related mortgaged property at the time of origination of such mortgage loan.

Available Distribution Amount—For any distribution date and each loan group, an amount equal to the amount received by the Securities Administrator and available in the Certificate Account on that distribution date. The Available Distribution Amount will generally be equal to the sum of the aggregate amount of scheduled payments on the related mortgage loans received or advanced that were due during the related Due Period and any unscheduled payments and receipts, including mortgagor prepayments on such related mortgage loans, Insurance Proceeds and Liquidation Proceeds, received during the related Prepayment Period, in each case net of amounts reimbursable therefrom to the Trustee, the Securities Administrator, the Master Servicer, the Servicer, the Custodian and any Subservicer and reduced by Master Servicing Fees, Servicing Fees and any amounts in respect of the premiums payable to LPMI Providers under the Lender-Paid Primary Insurance Policies.

Basic Principal Distribution Amount—With respect to any distribution date, the excess, if any, of (x) the Principal Remittance Amount for such distribution date, over (y) the Overcollateralization Release Amount.

Basis Risk Shortfall—With respect to any class of the Class I-A Certificates, on each distribution date where clause (iii) of the definition of “Pass-Through Rate” is less than clause (i) and clause (ii) of the definition of “Pass-Through Rate,” the excess, if any, of (x) the aggregate Accrued Certificate Interest thereon for such distribution date calculated pursuant to the lesser of clause (i) or clause (ii) of the definition of “Pass-Through Rate” over (y) interest accrued on the related mortgage loans at the related Net WAC Rate. With respect to any class of the Class II-A Certificates and Class M Certificates, on each distribution date where clause (ii) of the definition of “Pass-Through Rate” is less than clause (i) of the definition of “Pass-Through Rate,” the excess, if any, of (x) the aggregate Accrued Certificate Interest thereon for such distribution date calculated pursuant to clause (i) of the definition of “Pass-Through Rate” over (y) interest accrued on the related mortgage loans at the related Net WAC Rate.

Basis Risk Shortfall Carry-Forward Amount—With respect to each class of the Class A Certificates and Class M Certificates and any distribution date, as determined separately for each such class of the Class A Certificates and Class M Certificates, an amount equal to the aggregate amount of Basis Risk Shortfall for such Certificates on such distribution date, plus any unpaid Basis Risk Shortfall for such class of Certificates from prior distribution dates, plus interest thereon at the related Pass-Through Rate for such distribution date, to the extent previously unreimbursed by the Net Monthly Excess Cashflow or the Supplemental Interest Trust.

Book-Entry Certificates—Each class of the Offered Certificates for so long as they are issued, maintained and transferred at the DTC.

Certificate Margin—With respect to the Class I-APT, Class I-A1A, Class I-A1B, Class I-A1C1, Class I-A1C2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, on any distribution date prior to the Step-Up Date, [_._]%, [_._]%, [_._]%, [_._]%, [_._]%, [_._]%, [_._]%, [_._]%, [_._]%, [_._]%, [_._]%, [_._]%, [_._]%, [_._]% and [_._]% per annum, respectively, and on any distribution date on and after the Step-Up Date, [_._]%, [_._]%, [_._]%, [_._]%, [_._]%, [_._]%, [_._]%, [_._]%, [_._]%, [_._]%, [_._]%, [_._]%, [_._]%, [_._]% and [_._]% per annum, respectively.

Certificate Owners—Persons acquiring beneficial ownership interests in the Book-Entry Certificates.

Certificate Principal Balance—With respect to any Class A Certificates and Class M Certificates as of any date of determination, the initial Certificate Principal Balance thereof, increased by any Subsequent Recoveries allocated thereto, and reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Class A Certificate or Class M Certificate and (b) in the case of any Class A Certificates and Class M Certificates, any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this free writing prospectus.

Cenlar—Cenlar FSB.

Class A Certificates—The Class I-APT, Class I-A1A, Class I-A1B, Class I-A1C1, Class I-A1C2, Class II-APT, Class II-A1 and Class II-A2 Certificates.

Class A Principal Distribution Amount—For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 83.00% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

Class I-A Certificates—The Class I-APT, Class I-A1A, Class I-A1B and Class I-A1C Certificates.

Class I-A1 Certificates—The Class I-A1A, Class I-A1B and Class I-A1C Certificates.

Class I-A1C Certificates—The Class I-A1C1 Certificates and Class I-A1C2 Certificates.

Class II-A Certificates—The Class II-APT, Class II-A1 and Class II-A2 Certificates.

Class I-A Principal Distribution Amount—On any distribution date (a) prior to the Stepdown Date or on which a Trigger Event is in effect, (i) the Principal Distribution Amount multiplied by (ii) a fraction, the numerator of which is the portion of the Principal Remittance Amount related to the Group I Loans for that distribution date and the denominator of which the is Principal Remittance Amount for all of the mortgage loans for that distribution date and (b) on or after the Stepdown Date and on which a Trigger Event is not in effect, (i) the Class A Principal Distribution Amount multiplied by (ii) a fraction, the numerator of which is the portion of the Principal Remittance Amount related to the Group I Loans for that distribution date and the denominator of which the is Principal Remittance Amount for all of the mortgage loans for that distribution date.

Class II-A Principal Distribution Amount—On any distribution date (a) prior to the Stepdown Date or on which a Trigger Event is in effect, (i) the Principal Distribution Amount multiplied by (ii) a fraction, the numerator of which is the portion of the Principal Remittance Amount related to the Group II Loans for that distribution date and the denominator of which the is Principal Remittance Amount for all of the mortgage loans for that distribution date and (b) on or after the Stepdown Date and on which a Trigger Event is not in effect, (i) the Class A Principal Distribution Amount multiplied by (ii) a fraction, the numerator of which is the portion of the Principal Remittance Amount related to the Group II Loans for that distribution date and the denominator of which the is Principal Remittance Amount for all of the mortgage loans for that distribution date.

Class M Certificates—The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

Class M-1 Principal Distribution Amount—For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such distribution date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 86.00% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

Class M-2 Principal Distribution Amount—For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates and Class M-1 Certificates (after taking into account the distribution of the Class A and Class M-1 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 88.80% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

Class M-3 Principal Distribution Amount—For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 90.40% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

Class M-4 Principal Distribution Amount—For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 91.90% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

Class M-5 Principal Distribution Amount—For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 93.30% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

Class M-6 Principal Distribution Amount—For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 94.50% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

Class M-7 Principal Distribution Amount—For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 95.50% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

Class M-8 Principal Distribution Amount—For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 96.50% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

Class M-9 Principal Distribution Amount—For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 97.50% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

Class M-10 Principal Distribution Amount—For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 98.50% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

Code—The Internal Revenue Code of 1986.

Compensating Interest—Any payments made by the Servicer or Cenlar, as applicable, from its own funds to cover Prepayment Interest Shortfalls.

CPR—A constant rate of prepayment on the mortgage loans.

Credit Score—A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

Cut-off Date—March 1, 2006.

Depositor—Opteum Mortgage Acceptance Corporation.

Determination Date—With respect to any distribution date, the 20th day of the month in which such distribution date occurs or, if such day is not a business day, on the immediately preceding business day.

DTC—The Depository Trust Company.

Due Date—With respect to all of the mortgage loans, the first day of the month.

Due Period—With respect to any distribution date, commences on the second day of the month immediately preceding the month in which such distribution date occurs and ends on the first day of the month in which such distribution date occurs.

ERISA—The Employee Retirement Income Security Act of 1974, as amended.

Euroclear—Euroclear System.

Extra Principal Distribution Amount—With respect to any distribution date, is the lesser of (x) the Overcollateralization Deficiency Amount for such distribution date and (y) the sum of (1) the Net Monthly Excess Cashflow Amount for such distribution date and (2) amounts available from the Interest Rate Swap Agreement to pay principal as provided in “Description of the Certificates—The Interest Rate Swap Agreement”.

Exemption—A prohibited transaction exemption that is substantially similar to Prohibited Transaction Exemption 2002-41 (67 F.R. 54487)(2002), as amended, issued by the U.S. Department of Labor to an underwriter.

Final Disposition—With respect to a defaulted mortgage loan, when a determination is made by the Servicer or the Subservicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Servicer or the Subservicer reasonably and in good faith expects to be finally recoverable with respect to such mortgage loan.

Fitch Ratings—Fitch, Inc.

Interest Carry Forward Amount—With respect to each Class of the Class A Certificates and Class M Certificates and each distribution date, the excess of (a) the Accrued Certificate Interest for such Class with respect to prior distribution dates, over (b) the amount actually distributed to such Class with respect to interest on such prior distribution dates, with interest on such excess at the related Pass-Through Rate.

Interest Determination Date—With respect to the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related distribution date on which such Accrual Period commences.

Interest Rate Swap Agreement—an interest rate swap agreement, dated as of March 27, 2006, between HSBC Bank USA, National Association, as trustee on behalf of the Supplemental Interest Trust, and Wachovia Bank, National Association, as swap provider.

Interest Remittance Amount—For any distribution date, that portion of the Available Distribution Amount for such distribution date that represents interest received or advanced with respect to the mortgage loans in the related loan group, less any Net Swap Payments or Swap Termination Payments, not due to a Swap Provider Trigger Event owed to the Supplemental Interest Trust for payment to the Swap Provider.

IRS—The Internal Revenue Service.

Lender-Paid Insured Loans—The mortgage loans covered by the Lender-Paid Primary Insurance Policies.

Lender-Paid Primary Insurance Policy—A Primary Insurance Policy issued by a LPMI Provider in accordance with a letter between the Sponsor and the related LPMI Provider.

Lender-Paid Primary Insurance Rate—With respect to each Lender-Paid Insured Loan covered by the Lender-Paid Primary Insurance Policy, the per annum rate payable to under the Lender-Paid Primary Insurance Policy.

LIBOR Business Day—A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LPMI Provider—United Guaranty Corporation or PMI Mortgage Insurance Company.

Master Servicer—Wells Fargo Bank, N.A., in its capacity as master servicer under the Agreement.

Master Servicing Fee—With respect to each mortgage loan, an amount, payable out of any payment of interest on the mortgage loan, equal to interest at the Master Servicing Fee Rate on the Stated Principal Balance of such mortgage loan as of the Due Date in the calendar month preceding the month in which the payment of the Master Servicing Fee is due. The Master Servicing Fee consists of master servicing compensation payable to the Master Servicer in respect of its master servicing responsibilities.

Master Servicing Fee Rate— On each mortgage loan, a rate equal to 0.0075% per annum.

Moody’s—Moody’s Investors Service, Inc.

Mortgage Loan Purchase Agreement—The Mortgage Loan Purchase Agreement dated as of the Cut-off Date between the Sponsor, Opteum Inc. and the Depositor, whereby the mortgage loans are being sold to the Depositor.

Net Monthly Excess Cashflow—For any distribution date, the excess of (x) the Available Distribution Amount for such distribution date over (y) the sum for such distribution date of (A) the aggregate Accrued Certificate Interest for the Class A Certificates and Class M Certificates, (B) the aggregate Interest Carry Forward Amount for the Class A Certificates and (C) the Principal Remittance Amount.

Net Mortgage Rate—On any mortgage loan, the then applicable mortgage rate thereon minus the sum of (1) the Servicing Fee Rate, (2) the Master Servicing Fee Rate and (3) the related Lender-Paid Primary Insurance Rate, if such mortgage loan is a Lender-Paid Insured Loan.

Net WAC Rate—With respect to any distribution date, a per annum rate equal to the excess, if any, of (A) (1) with respect to the Class I-A Certificates, the weighted average of the Net Mortgage Rates of the Group I Loans as of the first day of the calendar month preceding the month in which the distribution date occurs; (2) with respect to the Class M Certificates, the weighted average of the weighted average of the Net Mortgage Rates of the mortgage loans in each loan group as of the first day of the calendar month preceding the month in which the distribution date occurs, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the mortgage loans of each loan group the Certificate Principal Balance of the related Class A Certificates, in each case over (B) the sum of (1) a per annum rate equal to the Net Swap Payment payable to the Swap Provider on such distribution date, and (2) any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date, divided by the outstanding Stated Principal Balance of the mortgage loans as of the first day of the calendar month preceding the month in which the distribution date occurs multiplied by 12. The Net WAC Rate for the Class I-A Certificates and the Class M Certificates will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

With respect to any distribution date and the Class II-A Certificates, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group II Loans as of the first day of the calendar month preceding the month in which the distribution date occurs.

Offered Certificates—The Class A Certificates and Class M Certificates (other than the Class M-10 Certificates).

OID Regulations—Treasury regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.

Originator—Opteum Financial Services, LLC and other originators of the mortgage loans, none of which has originated more than 10% of the mortgage loans in the aggregate.

Overcollateralization Deficiency Amount—With respect to any distribution date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount (calculated for the purpose of this definition only, solely after giving effect to distributions in respect of the Principal Remittance Amount on such distribution date) on such distribution date.

Overcollateralization Floor Amount—An amount equal to approximately 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Overcollateralization Release Amount—With respect to any distribution date, an amount equal to the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Overcollateralized Amount (after giving effect to distributions in respect of the Principal Remittance Amount to be made on such distribution date) for such distribution date over (ii) the Overcollateralization Target Amount for such distribution date.

Overcollateralization Target Amount—With respect to any distribution date, (a) prior to the Stepdown Date, approximately 0.75% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) 1.50% of the then current aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period and (ii) the Overcollateralization Floor Amount or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

Overcollateralized Amount—For any distribution date, the amount, if any, by which (i) the aggregate principal balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and any Realized Losses on the mortgage loans during the related Prepayment Period), exceeds (ii) the aggregate Certificate Principal Balance of the Class A, Class P and Class M Certificates as of such distribution date (after giving effect to distributions on such distribution date).

P&I Advance—The aggregate of all payments of principal and interest, net of the (1) Master Servicing Fee and the Servicing Fee, if the Master Servicer makes the advance and (2) the Servicing Fee, if the Subservicer or the Servicer makes the advance, that were due during the related Due Period on the mortgage loans master serviced or serviced by it and that were delinquent on the related Determination Date.

Pass-Through Rate—With respect to each distribution date and each class of the Class I-A Certificates, a floating rate equal to the least of (i) One-Month LIBOR plus the related Certificate Margin, (ii) 12.00% per annum and (iii) the related Net WAC Rate with respect to such distribution date. With respect to each distribution date and the Class II-A Certificates, the lesser of (i) 5.75% per annum and (ii) the related Net WAC Rate. With respect to the Class M Certificates a floating rate equal to the lesser of (i) One-Month LIBOR plus the related Certificate Margin, and (ii) the related Net WAC Rate with respect to such distribution date.

Plan—Any employee benefit plan subject to ERISA and any plan or other arrangement described in Section 4975(e)(1) of the Code.

Plan Assets—The assets of a Plan as determined under Department of Labor regulation section 2510.3-101 or other applicable law.

Prepayment Assumption—A Prepayment Assumption of 100% assumes, (i) with respect to the adjustable rate mortgage loans, 4% CPR for the first month, an additional 1/11th of 26% CPR for the next eleven months, and 30% CPR thereafter and (ii) with respect to the fixed rate mortgage loans, 4% CPR for the first month, an additional 1/11th of 14% CPR for the next eleven months, and 18% CPR thereafter.

Prepayment Interest Excess—With respect to any distribution date, amounts in respect of interest paid on full principal prepayments on the mortgage loans received during the related Prepayment Period from the related Due Date to the end of such Prepayment Period.

Prepayment Interest Shortfalls—With respect to any distribution date, the aggregate shortfall, if any, in (i) collections of interest resulting from full principal prepayments on the mortgage loans received during the related Prepayment Period, prior to the Due Date in such Prepayment Period and (ii) collections of interest resulting from partial principal prepayments on the mortgage loans received during the preceding calendar month. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the mortgage loans as of the Due Date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor.

Prepayment Period—With respect to each Distribution Date and any full principal prepayments on the mortgage loans, the 16th of the calendar month immediately preceding the month in which the related Servicer Remittance Date occurs (or with respect to the first Distribution Date, the period from March 1, 2006) to the 15th of the calendar month in which the related Distribution Date occurs. With respect to each Distribution Date and any partial principal prepayments on the mortgage loans, the calendar month immediately preceding the month in which the related Servicer Remittance Date occurs.

Principal Distribution Amount—For any distribution date, the Basic Principal Distribution Amount plus the Extra Principal Distribution Amount.

Principal Remittance Amount—For any distribution date and to the extent of the Available Distribution Amount, the sum of

(1) the principal portion of all scheduled monthly payments on the mortgage loans due on the related Due Date, to the extent received or advanced;

(2)  the principal portion of all proceeds of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Agreement during the preceding calendar month; and

(3)  the principal portion of all other unscheduled collections received during the preceding calendar month, including full and partial prepayments, Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of principal; minus

(4)  any amounts required to be reimbursed to the Supplemental Interest Trust as provided in the Agreement, and

(5)  any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Supplemental Interest Trust for payment to the Swap Provider, to the extent not paid from the Interest Remittance Amount.

Rating Agencies—S&P and Moody’s.

Realized Loss—The excess of the unpaid Stated Principal Balance of a defaulted mortgage loan plus accrued and unpaid interest thereon at the mortgage rate to the extent not advanced by the Servicer through the last day of the month of liquidation over the net Liquidation Proceeds with respect thereto. To the extent that the Servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of certificates on any distribution date.

Record Date—With respect to any Book-Entry Certificates, other than the Class II-A Certificates and any distribution date, the close of business on the Business Day immediately preceding such distribution date. With respect to the Class II-A Certificates and any Certificates that are not Book-Entry Certificates, the close of business on the last Business Day of the calendar month preceding such distribution date.

Reference Banks—Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Securities Administrator and (iv) not controlling, controlled by, or under common control with, the Depositor or the Sponsor.

Regulation AB—Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC—A real estate mortgage investment conduit within the meaning of Section 860D of the Code.

REMIC Regulations—Treasury regulations under Sections 860A to 860G of the Code generally addressing the treatment of REMICs.

Relief Act Shortfall—For any distribution date and any mortgage loan (other than a mortgage loan relating to an REO Property), any shortfalls relating to the Relief Act or similar legislation or regulations.

Reserve Interest Rate—With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

Rules—The rules, regulations and procedures creating and affecting DTC and its operations.

S&P—Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

Securities Administrator—Wells Fargo Bank, National Association, in its capacity as securities administrator under the Agreement.

Sponsor—Opteum Financial Services, LLC, in its capacity as sponsor under the Mortgage Loan Purchase Agreement.

Senior Enhancement Percentage—For any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates prior to the distribution of the Principal Distribution Amount on such distribution date, and (ii) the related Overcollateralized Amount, by (y) the aggregate Stated Principal Balance of the mortgage loans, after giving effect to distributions to be made on that distribution date.

Servicer—Opteum Financial Services, LLC, in its capacity as servicer under the Servicing Agreements.

Servicer Remittance Date —With respect to any distribution date, is on the 21st day of the month in which such distribution date occurs or, if such day is not a business day, on the immediately following business day.

Servicing Agreements—The agreement dated as of March 5, 2004, among the Sponsor, the Servicer and the Master Servicer, which provide for the servicing of the mortgage loans.

Servicing Fee—With respect to each mortgage loan, accrued interest at the Servicing Fee Rate with respect to the mortgage loan on the same principal balance on which interest on the mortgage loan accrues for the calendar month. The Servicing Fee consists of servicing and other related compensation payable to the Servicer or to the Master Servicer if the Master Servicer is directly servicing the loan.

Servicing Fee Rate—With respect to each mortgage loan, the servicing fee rate set forth in the mortgage loan schedule. With respect to each fixed rate mortgage loan, the Servicing Fee Rate will equal 0.250% per annum. With respect to each adjustable rate mortgage loan, the Servicing Fee Rate will equal 0.250% per annum; provided that, on and after the first interest rate adjustment date, for any such adjustable rate Mortgage Loan, the Servicing Fee will equal 0.375% per annum.

Six-Month LIBOR—The average of the interbank offered rates for six-month United States dollar-denominated deposits in the London market as published by Fannie Mae or The Wall Street Journal and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date.

Sponsor—Opteum Financial Services, LLC, in its capacity as seller under the Mortgage Loan Purchase Agreement.

Stated Principal Balance—With respect to any mortgage loan as of any date of determination, the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to such mortgage loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more classes of certificates on or before the date of determination.

Step-Up Date—The first distribution date following the first distribution date on which the aggregate unpaid principal balance of the mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Stepdown Date—The later to occur of (x) the distribution date occurring in April 2009 and (y) the first distribution date for which the Senior Enhancement Percentage is greater than or equal to approximately 17.00%.

Structuring Assumptions—The structuring assumptions set forth in “Yield on the Certificates-Weighted Average Lives” in this free writing prospectus.

Subsequent Recoveries—Any liquidation proceeds received after the final liquidation of a mortgage loan.

Subservicer—Any subservicer appointed by the Servicer pursuant to a Servicing Agreement. Initially, Cenlar.

Telerate Screen Page 3750—The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

Trigger Event—A Trigger Event is in effect with respect to any distribution date if

(1)  the six-month rolling average of mortgage loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust) as of the close of business on the last day of the preceding calendar month equals or exceeds 35.0% of the Senior Enhancement Percentage; or

(2)  in the case of any distribution date after the 36th distribution date, the cumulative amount of Realized Losses incurred on the mortgage loans from the Cut-off Date through the end of the calendar month immediately preceding such distribution date exceeds the applicable percentage set forth below with respect to such distribution date of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date:

April 2009 to March 2010	0.80%
April 2010 to March 2011	1.25%
April 2011 to March 2012	1.60%
April 2012 and thereafter	1.85%

Trustee—HSBC Bank USA, National Association.

Underwriters—Bear, Stearns & Co. Inc. and UBS Securities LLC.

United Guaranty—United Guaranty Corporation.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered Opteum Asset-Backed Pass-Through Certificates, Series 2006-1 Class I-APT, Class I-A1A, Class I-A1B, Class I-A1C1, Class I-A1C2, Class II-APT, Class II-A1, Class II-A2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold interests in such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the free writing prospectus and the prospectus.

Secondary market trading between investors holding interests in Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in Global Securities through Clearstream or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in Global Securities through DTC participants will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC seller And Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of the Global Securities. After such settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The Global Securities credit will appear on the next business day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring with Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, to the extent they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

Transfers between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear Operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date, on the basis of a 360-day year and the actual days in the related accrual period or a year consisting of twelve 30-day months, as applicable. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back- valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back- valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action were taken. At least three techniques should be available to eliminate this potential problem:

(a) borrowing Global Securities through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in the relevant Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing Global Securities in the United States from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax, complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or a substitute form.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). Non- U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by a beneficial owner or its agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, a partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, (iii) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust; or (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.